As filed with the Securities and Exchange Commission on June 15, 2015
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED COMMUNITY BANKS, INC.
(Exact name of issuer as specified in its charter)
Georgia	6022	58-1807304
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
United Community Banks, Inc. 125 Highway 515 East Blairsville, Georgia 30512 (706) 745-2151	Jimmy C. Tallent 125 Highway 515 East Blairsville, Georgia 30512 (706) 745-2151
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James W. Stevens Troutman Sanders LLP 600 Peachtree Street, Suite 5200 Atlanta, Georgia 30308 (404) 885-3721	John M. Jennings Nelson Mullins Riley & Scarborough, LLP 104 S. Main Street, Suite 900 Greenville, South Carolina 29601 (864) 250-2207

Approximate date of commencement of proposed sale of the securities to the public: The exchange of the Registrant’s shares for shares of common stock of Palmetto Bancshares, Inc. will take place upon consummation of the merger of Palmetto Bancshares, Inc. into the Registrant.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)       ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	8,868,775(1)	Not Applicable	$165,115,785.99(2)	$19,186.45(3)

(1)
The number of shares of the Registrant’s common stock being registered hereunder is based upon the anticipated maximum number of such shares required to consummate the proposed merger of Palmetto Bancshares, Inc. into the Registrant. The Registrant will remove from registration by means of a post-effective amendment any shares being registered that are not issued in connection with such merger.

(2)
Estimated solely for the purpose of determining the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(f)(1) and 457(c) of the Securities Act, based on the market value of the shares of Palmetto Bancshares, Inc. common stock expected to be exchanged for the Registrant’s common stock in connection with the merger, as established by the average of the high and low sales prices of Palmetto Bancshares, Inc. common stock on NASDAQ on June 8, 2015 of  $18.66.

(3)
Computed pursuant to Rules 457(f)(1) and 457(c) of the Securities Act, based on a rate of  $116.20 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this document is not complete and may be changed. We may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 15, 2015
PROXY STATEMENT/PROSPECTUS

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
These materials are a proxy statement of Palmetto Bancshares, Inc. (“Palmetto”) and a prospectus of United Community Banks, Inc. (“United”). They are furnished to you in connection with the notice of special meeting of Palmetto shareholders to be held on [•], 2015. At the special meeting of Palmetto shareholders, you will be asked to vote on the merger of Palmetto with and into United described in more detail herein and to approve, on a non-binding advisory basis, the compensation that certain executive officers of Palmetto will receive in connection with the merger pursuant to existing agreements or arrangements with Palmetto.
As of  [•], 2015, the record date for the Palmetto shareholders meeting, there were [•] shares of common stock outstanding and entitled to vote at that meeting. Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Palmetto common stock. Approval of the merger-related compensation proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. You will also be asked to vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement, which proposal will be approved if the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal.
Subject to the election and adjustment procedures described in this document, in connection with the merger if approved and consummated, holders of Palmetto common stock will be entitled to receive, in exchange for each share of Palmetto common stock, consideration equal to either (i) 0.97 shares of United common stock, or (ii) $19.25 in cash, without interest; provided, that the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock.
As a result, a maximum of 8,868,775 shares of United common stock will be issued to Palmetto shareholders if the merger is approved and consummated and there is no adjustment to the stock consideration paid by United. This document is a United prospectus with respect to the offering and issuance of such 8,868,775 shares of United common stock.
United’s common stock trades on the NASDAQ Global Select Market under the ticker symbol “UCBI”.
The accompanying materials contain information regarding the proposed merger and the companies participating in the merger, and the Agreement and Plan of Merger pursuant to which the merger will be consummated if approved. We encourage you to read the entire document carefully, including “Risk Factors” section beginning on page 17, for a discussion of the risks related to the proposed merger.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of these materials. Any representation to the contrary is a criminal offense. Shares of common stock of United are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of these materials is [•], 2015, and they are expected to be first mailed to shareholders on or about [•], 2015.

WHERE YOU CAN FIND MORE INFORMATION
Both United and Palmetto are subject to the information requirements of the Securities Exchange Act of 1934, which means that they are both required to file certain reports, proxy statements, and other business and financial information with the Securities and Exchange Commission (“SEC”). You may read and copy any materials that either United or Palmetto files with the SEC at the Public Reference Room of the SEC at 100 F. Street N.E., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can access reports, proxy, information and registration statements, and other information regarding registrants that file electronically with the SEC. Such filings are also available free of charge at United’s website at http://www.ucbi.com under the “Investor Relations” heading or from Palmetto’s website at http://www.palmettobank.com under the “Investor Relations” link at the bottom of the website. Except as specifically incorporated by reference into this document, information on those websites or filed with the SEC is not part of this document.
United has filed a registration statement on Form S-4 of which this document forms a part. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits, at the addresses set forth below. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This document incorporates by reference documents that United and Palmetto have previously filed, and that they may file through the date of the special meeting of Palmetto shareholders, with the SEC. They contain important information about the companies and their financial condition. For further information, please see the section entitled “Incorporation of Certain Documents by Reference.” These documents are available without charge to you upon written or oral request to the applicable company’s principal executive offices. The respective addresses and telephone numbers of such principal executive offices are listed below.
United Community Banks, Inc. 63 Highway 515 Blairsville, Georgia 30512 Attention: Investor Relations (706) 781-2265	Palmetto Bancshares, Inc. 306 East North Street Greenville, South Carolina 29601 Attention: Investor Relations (800) 725-2265
To obtain timely delivery of these documents, you must request the information no later than [•], 2015 in order to receive them before Palmetto’s special meeting of shareholders.
United common stock is traded on the NASDAQ Global Select Market under the symbol “UCBI,” and Palmetto common stock is traded on the NASDAQ Capital Market under the symbol “PLMT.”

PALMETTO BANCSHARES, INC.
306 East North Street
Greenville, South Carolina 29601

Notice Of Special Meeting Of Shareholders
To Be Held On [•], 2015

A special meeting of shareholders of Palmetto Bancshares, Inc. will be held on [•], 2015, at [•] a.m., at the main office of The Palmetto Bank, 306 East North Street, Greenville, South Carolina 29601 for the following purposes:
1.
To consider and vote on the Agreement and Plan of Merger, under which Palmetto Bancshares, Inc. (“Palmetto”) will merge with and into United Community Banks, Inc. (“United”), as more particularly described in the accompanying materials;

2.
To cast a non-binding advisory vote to approve the compensation that certain executive officers of Palmetto will receive under existing agreements or arrangements with Palmetto in connection with the merger;

3.
To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement; and

4.
To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

If Palmetto shareholders approve the merger agreement, Palmetto will be merged with and into United. Unless adjusted pursuant to the terms of the merger agreement, Palmetto shareholders may elect to receive shares of United common stock or cash in exchange for each of their shares of Palmetto common stock in the merger on the following basis:
•
0.97 shares of United common stock for each share of Palmetto common stock; or

•
$19.25 in cash, without interest, for each share of Palmetto common stock.

provided, that the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock. If the aggregate cash elections are greater than the maximum, all such cash elections will be subject to proration, and, if the aggregate stock elections are greater than the maximum, all such stock elections will be subject to proration, all as more fully explained under the heading “Proposal No. 1 — The Merger — The Merger Consideration” (page 48).
Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Palmetto common stock entitled to vote at the special meeting. Approval of the merger-related compensation proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. Approval of the adjournment proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. Only shareholders of record of Palmetto common stock at the close of business on [•], 2015 will be entitled to vote at the special meeting or any adjournments thereof. Palmetto’s Board of Directors has adopted a resolution approving the merger and the merger agreement and unanimously recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the merger-related compensation proposal, and “FOR” the adjournment proposal.
Business and financial information about Palmetto is available without charge to you upon written or oral request made to Roy D. Jones, Chief Financial Officer, Palmetto Bancshares, Inc., 306 East North Street, Greenville, South Carolina 29601, telephone number (800) 725-2265. To obtain delivery of such business and financial information before the special meeting, your request must be received no later than [•].

YOUR VOTE IS VERY IMPORTANT.   You can vote your shares over the internet or by telephone. If you requested or received a paper proxy card or voting instruction form by mail, you may also vote by signing, dating and returning your proxy card or voting instruction form. If you are the record holder of the shares, you may change your vote by: (1) if you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline described herein; (2) if you previously completed and returned a proxy card, submitting a new proxy card with a later date and returning it to Palmetto prior to the vote at the special meeting; (3) submitting timely written notice of revocation to our Corporate Secretary, Lee Dixon, at Palmetto Bancshares, Inc., 306 East North Street, Greenville, South Carolina 29601, at any time prior to the vote at the special meeting; or (4) attending the special meeting in person and voting your shares at the special meeting. If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the special meeting and voting in person.
By Order of the Board of Directors,
____________________________
Samuel L. Erwin, Chairman
[•], 2015
Greenville, South Carolina

i

QUESTIONS AND ANSWERS ABOUT THE MERGER
Q:
What am I being asked to approve?

A:
You are being asked to (1) approve the merger agreement between Palmetto and United, pursuant to which Palmetto will be merged with and into United, (2) approve, on a non-binding advisory basis, the compensation that certain executive officers of Palmetto will receive in connection with the merger pursuant to existing agreements or arrangements with Palmetto, and (3) approve a proposal to adjourn or postpone the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement. Approval of the merger agreement requires the affirmative vote of two-thirds of the outstanding shares of Palmetto common stock. Approval of the merger-related compensation proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. Approval of the adjournment proposal requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. The Palmetto Board of Directors has unanimously approved and adopted the merger and recommends voting “FOR” approval of this merger agreement, “FOR” approval of the merger-related compensation proposal, and “FOR” approval of the adjournment proposal.

Q:
When is the merger expected to be completed?

A:
We plan to complete the merger during the third or fourth quarter of 2015.

Q:
What will I receive in the merger?

A:
Unless adjusted pursuant to the terms of the merger agreement, you will receive either 0.97 shares of United common stock, or $19.25 in cash, without interest, for each share of Palmetto common stock; provided, that the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock. United will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of United common stock that you would otherwise be entitled to receive in an amount equal to such fractional part of a share of United common stock multiplied by the average of the closing sale prices of United common stock as reported on the NASDAQ Global Select Market during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the later of  (i) the effective date of the last required consent of any regulatory authority having authority over and approving or exempting the merger and (ii) the date of the receipt of the approval of the Palmetto shareholders to the merger.

To review what you will receive in the merger in greater detail, see “Proposal No. 1 — The Merger — The Merger Consideration” beginning on page 48.
Q:
What should I do now?

A:
After you have carefully read this document, vote by proxy over the internet, by telephone or through the mail. If you hold shares of Palmetto common stock in more than one account, you must vote all shares over the internet, by telephone or through the mail. If you vote over the internet or by telephone, you do not need to return any documents through the mail.

If you vote using one of the methods described below, you will be designating Samuel L. Erwin and Lee S. Dixon as your proxies to vote your shares as you instruct. If you vote over the internet or by telephone or by signing and returning your proxy card without giving specific voting instructions, these individuals will vote your shares by following the recommendations of the Palmetto Board of Directors. If any other business properly comes before the special meeting, these individuals will vote on those matters in a manner they consider appropriate.
Registered Holder: You do not have to attend the special meeting to vote. The Palmetto Board of Directors is soliciting proxies so that you can vote before the special meeting. Even if you currently plan to attend the special meeting, we recommend that you vote by proxy before the special meeting so that your vote will be counted if you later decide not to attend. However, if you attend the special meeting and vote your shares by ballot, your vote at the special meeting will revoke any vote you submitted previously by proxy. If you are the record holder of your shares, there are three ways you can vote by proxy:
•
By Internet: You may vote over the internet by going to www.proxyvote.com and following the instructions when prompted;

•
By Telephone: You may vote by telephone by calling toll free 1-800-690-6903; or

•
By Mail: You may vote by completing, signing, dating and returning the enclosed proxy card.

Street Holder: If your shares are held in street name, you may vote your shares before the special meeting by mail, by completing, signing, and returning the voting instruction form you received from your brokerage firm, bank or other similar entity. You should check your voting instruction form to see if any alternative method, such as internet or telephone voting, is available to you.
Q:
How can I elect stock, cash or both?

A:
You may indicate a preference to receive United common stock, cash or a combination of both in the merger by completing the enclosed election form; provided, that the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock. Accordingly, if the aggregate cash elections are greater than the cash election maximum, each cash election will be reduced pro rata based on the amount that the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the stock election maximum, each stock election will be reduced pro rata based on the amount that the aggregate stock elections exceed the stock election maximum. If you do not make an election by or at the special shareholders meeting to be held on [•], 2015, you will be treated as though you elected to receive all cash unless cash has been fully subscribed by the electing Palmetto shareholders, in which event you will be treated as if you elected all stock. Palmetto’s Board of Directors makes no recommendation as to whether you should choose United common stock or cash or a combination of both for your shares of Palmetto common stock. You should consult with your own financial advisor on that decision.

Q:
What information should I consider?

A:
We encourage you to read carefully this entire document and the documents incorporated by reference herein. Among other disclosures, you should review the factors considered by each company’s Board of Directors discussed in “Proposal No. 1 — The Merger — Background of the Merger” beginning on page 20 and “Proposal No. 1 — The Merger — Palmetto’s Reasons for the Merger and Recommendation of the Palmetto Board of Directors” beginning on page 29.

Q:
What are the tax consequences of the merger to me?

A:
We expect that the exchange of shares of Palmetto common stock for United common stock by Palmetto shareholders generally will be tax-free to you for federal income tax purposes. However, you will have to pay taxes at either capital gains or ordinary income rates, depending upon individual circumstances, on cash received in exchange for your shares of Palmetto common stock and in lieu of fractional shares of United common stock. To review the tax consequences to Palmetto shareholders in greater detail, see “Proposal No. 1 — The Merger — Material Federal Income Tax Consequences and Opinion of Tax Counsel” beginning on page 67. Your tax consequences will depend on your personal situation. You should consult your tax adviser for a full understanding of the tax consequences of the merger to you.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions from United for exchanging your Palmetto common stock certificates for United common stock and/or cash.

Q:
Who should I call with questions?

A:
You should call Roy D. Jones, Chief Financial Officer, Palmetto Bancshares, Inc., at (800) 725-2265.

SUMMARY
This summary highlights material information from these materials regarding the proposed merger. For a more complete description of the terms of the proposed merger, you should carefully read this entire document and the documents incorporated by reference into this document. The Agreement and Plan of Merger, which is the legal document that governs the proposed merger, is in Appendix A to these materials. In addition, the sections entitled “Where You Can Find More Information”, in the forepart of this document, and “Incorporation of Certain Documents By Reference”, on page 78, contain references to additional sources of information about United and Palmetto.
•
The Companies (see pages 72 and 76)

United Community Banks, Inc.
63 Highway 515
Blairsville, Georgia 30512
(706) 745-2151
United is the third largest bank holding company headquartered in Georgia. At March 31, 2015, United had total consolidated assets of  $7.66 billion, total loans of  $4.79 billion, total deposits of  $6.44 billion and shareholders’ equity of  $764 million. United conducts substantially all of its operations through its wholly-owned Georgia bank subsidiary, United Community Bank (the “Bank”), which as of March 31, 2015, operated at 114 locations throughout north Georgia, the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area, the Gainesville, Georgia metropolitan statistical area, coastal Georgia, western North Carolina, east Tennessee and the Greenville-Anderson-Mauldin, South Carolina metropolitan statistical area. In 2012, United expanded into Greenville, South Carolina by opening a loan production office which has subsequently been converted to a full-service branch. United’s community banks offer a full range of retail and corporate banking services, including checking, savings and time deposit accounts, secured and unsecured loans, wire transfers, brokerage services and other financial services, and are led by local bank presidents and management with significant experience in, and ties to, their communities. Each of the local bank presidents has authority, alone or with other local officers, to make most credit decisions.
United also operates United Community Mortgage Services, a full-service retail mortgage lending operation approved as a seller/servicer for Fannie Mae and the Federal Home Mortgage Corporation, as a division of the Bank. The Bank owns an insurance agency, United Community Insurance Services, Inc., known as United Community Advisory Services. United also owns a captive insurance subsidiary, United Community Risk Management Services, Inc., that provides risk management services for United’s subsidiaries. Another subsidiary of the Bank, United Community Payment Systems, LLC, provides payment processing services for the Bank’s customers. Additionally, United provides retail brokerage services through a third party broker/dealer.
United was incorporated in 1987, as a Georgia corporation. The Bank was organized in 1950. United’s principal executive offices are located at 125 Highway 515 East, Blairsville, Georgia 30512, and its telephone number is (706) 781-2265. Its website is http://www.ucbi.com. Information on United’s website is not incorporated into this document by reference and is not a part hereof.
For a complete description of United’s business, financial condition, results of operations and other important information, please refer to United’s filings with the SEC that are incorporated by reference in this document, including its Annual Report on Form 10-K for the year ended December 31, 2014 and its quarterly report on Form 10-Q for the quarter ended March 31, 2015. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
Palmetto Bancshares, Inc.
306 East North Street
Greenville, South Carolina 29601
(800) 725-2265
Palmetto Bancshares, Inc. is a South Carolina bank holding company organized in 1982 and headquartered in Greenville, South Carolina. At March 31, 2015, Palmetto had total consolidated assets of $1.17 billion, total deposits of  $967 million and shareholders’ equity of  $136 million. Palmetto serves as the bank holding company for The Palmetto Bank (“Palmetto Bank”), which began operations in 1906. Through its retail, commercial and wealth management businesses, Palmetto Bank specializes in providing financial solutions to consumers and businesses with deposit and cash management products, loans (including consumer, Small Business Administration, commercial, corporate, mortgage, credit card and automobile), lines of credit, trust, brokerage, private banking, financial planning and insurance throughout its primary market area of nine counties located in the Upstate region of South Carolina, which includes the counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens and Spartanburg. Palmetto serves its customers through 25 branch locations primarily along the I-85 corridor. Palmetto also provides 24/7/365 service through various electronic mediums.
Palmetto Bank was organized in Laurens, South Carolina under South Carolina law in 1906 and relocated its headquarters to Greenville, South Carolina in 2009 with its operations center remaining in Laurens. Palmetto owns all of Palmetto Bank’s common stock.
For a complete description of Palmetto’s business, financial condition, results of operations and other important information, please refer to Palmetto’s filings with the SEC that are incorporated by reference in this document, including its Annual Report on Form 10-K for the year ended December 31, 2014 and its quarterly report on Form 10-Q for the quarter ended March 31, 2015. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”
•
The Merger Agreement (see page 51)

If Palmetto shareholders approve the merger agreement, subject to receipt of the required regulatory approvals and satisfaction of the other closing conditions, Palmetto will be merged with and into United. Unless adjusted pursuant to the terms of the merger agreement, Palmetto shareholders may elect to receive shares of United common stock or cash in exchange for each of their shares of Palmetto common stock in the merger on the following basis:
•
0.97 shares of United common stock for each share of Palmetto common stock; or

•
$19.25 in cash, without interest, for each share of Palmetto common stock;

provided, that the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock. You may elect any combination of stock or cash for all of your Palmetto shares. If the aggregate cash elections are greater than the maximum, all such cash elections will be subject to proration, and, if the aggregate stock elections are greater than the maximum, all such stock elections will be subject to proration.
You will also receive a cash payment, without interest, for the value of any fraction of a share of United common stock that you would otherwise be entitled to receive in an amount equal to such fractional part of a share of United common stock multiplied by the average of the closing sale prices of United common stock as reported on the NASDAQ Global Select Market during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the later of  (i) the effective date of the last required consent of any regulatory authority having authority over and approving or exempting the merger and (ii) the date of the receipt of the approval of the Palmetto shareholders to the merger.
Following the merger, Palmetto’s subsidiary, Palmetto Bank, will be merged with and into the Bank, United’s wholly-owned Georgia bank subsidiary, and the Bank will be the surviving bank.
Palmeto’s Reasons for the Merger and Recomendation of the Palmetto Board of Directors (see page 29)
The Board of Directors of Palmetto supports the merger and believes that it is in the best interests of Palmetto and its shareholders. The Board of Directors of Palmetto believes that the merger will allow Palmetto to better serve its customers and markets and that the merger will permit Palmetto shareholders to have an equity interest in a resulting financial institution with greater financial resources, more significant economies of scale, and a larger shareholder base, which will increase the liquidity of the Palmetto shareholders’ common stock. The Board of Directors believes that the terms of the merger are fair to and in the best interest of Palmetto and it shareholders.

Accounting Treatment (see page 66)
The merger will be accounted for as a purchase of a business for financial reporting and accounting purposes under generally accepted accounting principles in the United States.
Conditions, Termination, and Effective Date (see pages 49, 51, 53 and 67)
The merger will not occur unless certain conditions are met, and United or Palmetto can terminate the merger agreement if specified events occur or fail to occur. Following the merger, Palmetto’s subsidiary, The Palmetto Bank, will be merged into United’s Georgia bank subsidiary, the Bank.
The merger and the bank merger must be approved by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia and the South Carolina State Board of Financial Institutions. As of the date of this document, we have received only the approval of the South Carolina Board of Financial Institutions.
The closing of the merger will not occur until after the merger is approved by the foregoing regulators and by the Palmetto shareholders, the other conditions to closing have been satisfied and the certificate of merger is filed as required under Georgia law and South Carolina law.
Litigation Related to the Merger (see page 70)
A putative shareholder class action lawsuit, referred to as the merger litigation, has been filed in connection with the merger agreement. Underwood v. Erwin et al., Case No. 2015-CP-23-03206, was filed on May 19, 2015 in the Court of Common Pleas of the State of South Carolina. This action generally alleges, among other things, that the members of the Palmetto Board of Directors breached their fiduciary duties to Palmetto shareholders by failing to maximize shareholder value. The complaints also allege claims against United for aiding and abetting these alleged breaches of fiduciary duties. The plaintiff also seeks injunctive relief prohibiting consummation of the merger and, in the event the merger is consummated, seeks rescission and restitution, an accounting, and attorneys’ fees and costs. At this stage, it is not possible to predict the outcome of the proceedings or their impact on United, Palmetto or the merger. United and Palmetto believe that the claims asserted are without merit and intend to defend themselves vigorously.
Federal Income Tax Consequences (see page 67)
Palmetto’s shareholders generally will not recognize gain or loss for federal income tax purposes on the receipt of shares of United common stock in the merger in exchange for the shares of Palmetto common stock surrendered. Palmetto shareholders will be taxed, however, on any cash consideration they receive and any cash they receive instead of any fractional shares of United common stock. United shareholders will have no direct tax consequences as a result of the merger. Tax matters are complicated, and the tax consequences of the merger may vary among Palmetto shareholders. We urge each Palmetto shareholder to contact his or her own tax advisor to fully understand the tax implications of the merger.
Opinion of Palmetto’s Financial Advisor (see page 32)
Sandler O’Neill + Partners, L.P. (“Sandler O’Neill”) has rendered an opinion to Palmetto that based on and subject to the procedures, matters, and limitations described in its opinion and other matters it considered relevant, as of the date of its opinion, the merger consideration is fair from a financial point of view to the shareholders of Palmetto. A summary of Sandler O’Neill’s opinion begins on page 32 and the full opinion is attached as Appendix B to these materials.

Markets for Common Stock
United’s common stock trades on the NASDAQ Global Select Market under the ticker symbol “UCBI”. Palmetto’s common stock trades on the NASDAQ Capital Market under the ticker symbol “PLMT”. The following table sets forth, for the periods indicated, the high, low and closing sales prices per share of United’s and Palmetto’s common stock as quoted on NASDAQ.
	United Common Stock						Palmetto Common Stock
	High		Low		Close		High		Low		Close
2015
Second Quarter (through [•], 2015)	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]	$	[•]
First Quarter		19.53		16.48		18.88		19.50		15.83		19.00
2014
Fourth Quarter		19.50		15.16		18.94		18.77		14.02		16.70
Third Quarter		18.42		15.42		16.46		14.70		12.69		14.14
Second Quarter		19.87		14.86		16.37		14.78		13.27		14.39
First Quarter		20.28		15.74		19.41		14.52		11.92		14.09
2013
Fourth Quarter		18.56		14.82		17.75		13.71		11.63		12.96
Third Quarter		16.04		12.15		14.99		13.85		11.43		13.04
Second Quarter		12.94		10.15		12.42		15.95		11.74		13.00
First Quarter		11.57		9.59		11.34		11.80		8.10		11.60
The closing sales price of United common stock as of April 21, 2015, the last trading day before the merger agreement was announced, was $18.49. The closing sales price of United common stock as of  [•], 2015, the most recent date feasible for inclusion in these materials, was $[•]. The closing sales price of Palmetto common stock as of April 21, 2015, the last trading day before the merger agreement was announced, was $18.93. The closing sales price of Palmetto common stock as of  [•], 2015, the most recent date feasible for inclusion in these materials, was $[•].
Assuming there is no adjustment in the merger consideration, if the merger had been completed on April 21, 2015, the implied value of one share of Palmetto common stock exchanged for 0.97 of a share of United common stock, would have been $17.94 based on United’s closing sales price on that date. If the merger had been completed on [•], 2015, the most recent date feasible for inclusion in these materials, the implied value of one share of Palmetto common stock exchanged for 0.97 of a share of United common stock, would have been $[•].
The value of one share of Palmetto common stock exchanged for cash is fixed at $19.25.
There were 1,366 shareholders of record of Palmetto common stock as of June 11, 2015.
Dividends (see page 66)
United declared cash dividends of  $0.05 per share of common stock, in the aggregate, in the first quarter of 2015 and $0.11 per share in 2014. No cash dividends were declared on United’s common stock in 2013 or 2012. United intends to continue paying cash dividends, but the amount and frequency of cash dividends, if any, will be determined by United’s Board of Directors after consideration of certain non-financial and financial factors including earnings, capital requirements, and the financial condition of United, and will depend on cash dividends paid to it by its subsidiary bank. The ability of United’s subsidiary bank to pay dividends to it is restricted by certain regulatory requirements.
Palmetto declared cash dividends of  $0.08 per share of common stock, in the aggregate, in the first quarter of 2015 and $0.10 per share in 2014. No cash dividends were declared on Palmetto’s common stock in 2013 or 2012.

Differences in Legal Rights between Shareholders of Palmetto and United (see page 63)
Following the merger you will no longer be a Palmetto shareholder and, if you receive shares of United common stock following the merger, your rights as a shareholder will no longer be governed by Palmetto’s articles of incorporation and bylaws and the South Carolina Business Corporation Act. You will be a United shareholder, and your rights as a United shareholder will be governed by United’s articles of incorporation and bylaws and the Georgia Business Corporation Code. Your former rights as a Palmetto shareholder and your new rights as a United shareholder are different in certain ways, including the following:
•
The articles of incorporation of United authorize more shares of capital stock than the articles of incorporation of Palmetto.

•
The bylaws of Palmetto set forth different requirements for calling special meetings of shareholders than do the bylaws of United.

•
The bylaws of Palmetto set forth different advance notice requirements for shareholders proposals than do the bylaws of United.

•
The bylaws of United provide that the number of directors may range between eight to fourteen directors while the bylaws of Palmetto do not limit the ability of its Board of Directors to set the number of directors.

•
The articles of incorporation of Palmetto require for a staggered Board of Directors so that approximately one-third of the Board of Directors of Palmetto is elected each year at the annual meeting of shareholders, while the members of the Board of Directors of United are elected annually to serve one-year terms.

•
The bylaws of Palmetto set forth different requirements for removal of directors than do the bylaws of United.

•
The articles of incorporation of Palmetto require supermajority shareholder approval of certain business transactions while the articles of incorporation and bylaws of United do not provide any supermajority requirement.

•
The bylaws of Palmetto permit only unanimous shareholder action taken by written consent while the bylaws of United require only the minimum number of votes necessary to authorize such action for shareholder action by written consent.

•
The bylaws of Palmetto provide that the exclusive forum for certain legal proceedings is South Carolina while the bylaws of United provide that the exclusive forum for certain legal proceedings is Georgia.

•
The articles of incorporation of Palmetto generally may be amended upon approval by two-thirds of the votes entitled to be cast on the amendment, while the articles of incorporation of United may be amended upon approval by a majority of the votes entitled to be cast on the amendment.

Interests of Directors and Officers of Palmetto and Palmetto Bank in the Merger (see page 59)
The directors and officers of Palmetto have interests in the merger in addition to their interests as shareholders generally, including the following:
•
Each Palmetto stock option outstanding under the Palmetto 2011 Stock Incentive Plan, whether or not exercisable, will become vested and exercisable and converted into the right to receive a cash payment equal to the product of  (i) the number of shares of Palmetto common stock underlying such Palmetto stock option by (ii) the weighted average merger consideration per Palmetter share (as calculated under the merger agreement) less the exercise price per share under such stock option, subject to any income or employment tax withholding required under the Internal Revenue Code of 1986, as amended.

•
Each outstanding share of Palmetto restricted stock will vest at the merger effective time and be converted into the merger consideration.

•
At the closing of the merger, Samuel L. Erwin, Chief Executive Officer of Palmetto, and Lee S. Dixon, Chief Operating and Chief Risk Officer of Palmetto, will continue employment with the Bank.

•
Employment agreements between Palmetto and each of Mr. Erwin and Mr. Dixon provide for change in control compensation upon the completion of the merger.

•
United will indemnify and provide liability insurance to the present directors and officers of Palmetto and Palmetto Bank for a period of six years following the closing of the merger with respect to acts or omissions occurring prior to merger.

No Dissenters’ Rights in the Merger (see page 67)
Palmetto shareholders are not entitled to appraisal or dissenters’ rights under South Carolina law in connection with the merger because Palmetto common stock was listed on the NASDAQ Capital Market on the record date for the special meeting.
•
Special Shareholders’ Meeting

Date, Time, and Place
The special meeting of shareholders of Palmetto will be held on [•], 2015 at [•] a.m., at the main office of Palmetto Bank, 306 East North Street, Greenville, South Carolina 29601. At the special meeting, Palmetto shareholders will be asked to:
•
approve the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•
approve, on a non-binding advisory basis, the compensation that certain executive officers of Palmetto will receive under existing agreements or arrangements with Palmetto in connection with the merger; and

•
approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the merger.

Record Date and Shares Entitled to Vote
You are entitled to vote at the shareholders’ meeting if you owned shares of Palmetto common stock on [•], 2015. As of this date, [•] shares of Palmetto common stock were outstanding and entitled to vote at the special meeting.
Support Agreements
All of the directors and 10% or greater shareholders of Palmetto have agreed to vote their shares in favor of the merger agreement; provided that such voting support agreements terminate in the event that the Palmetto Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. As of the record date, Palmetto’s directors and 10% or greater shareholders owned [•] shares, or [•]%, of outstanding Palmetto common stock (excluding shares underlying options).
Vote Required (see page 55)
As of the record date, [•] shares of Palmetto common stock were issued and outstanding, each of which is entitled to one vote per share.
Approval by holders of two-thirds of the shares of Palmetto common stock outstanding on the record date is required to approve the merger agreement. Your failure to vote your shares (including your failure to instruct your broker to vote your shares) or your abstaining from voting will have the same effect as a vote against the merger agreement. The Palmetto Board of Directors has unanimously adopted and approved the merger agreement and unanimously recommends that Palmetto shareholders vote “FOR” the approval of the merger agreement.

As referenced above, all of the directors and 10% or greater shareholders of Palmetto have agreed to vote their shares in favor of the merger agreement; provided that such voting support agreements terminate in the event that the Palmetto Board of Directors withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. As of the record date, Palmetto’s directors and 10% or greater shareholders owned [•] shares, or [•]%, of outstanding Palmetto common stock (excluding shares underlying options).
The approval, on a non-binding advisory basis, of the proposal regarding compensation that certain executive officers of Palmetto will receive under existing agreements or arrangements with Palmetto in connection with the merger requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. The Palmetto Board of Directors unanimously recommends that Palmetto shareholders vote “FOR” the approval of the compensation payable under existing agreements that certain of its officers will receive from Palmetto in connection with the merger.
Approval of the merger agreement and approval of the compensation payable under existing agreements that certain Palmetto officers will receive in connection with the merger are subject to separate votes of the Palmetto shareholders, and approval of the compensation is not a condition to completion of the merger.
The approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. The Palmetto Board of Directors unanimously recommends that shareholders vote “FOR” this proposal.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF UNITED
We are providing the following information to help you analyze the financial aspects of the merger. The following tables set forth summary historical operations and financial condition data and summary performance, asset quality and other information of United at and for the periods indicated. You should read this data in conjunction with United’s Consolidated Financial Statements and notes thereto incorporated herein by reference from United’s Annual Report on Form 10-K for the year ended December 31, 2014 and United’s quarterly report on Form 10-Q for the quarter ended March 31, 2015. Financial amounts as of and for the three months ended March 31, 2015 and 2014 are unaudited and are not necessarily indicative of the results of operations for the full year or any other interim period, and management of United believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past years and for the three months ended March 31, 2015 and 2014 indicate results for any future period. United’s “net operating income” is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Please see the following “GAAP Reconciliation and Explanation” below for a reconciliation of the difference between United’s non-GAAP net operating income and its GAAP net income.
	At or for the Three Months Ended March 31,		For the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except per share data; taxable equivalent)
INCOME SUMMARY
Net interest revenue	$57,617	$54,169	$224,418	$219,641	$229,758	$238,670	$244,637
Operating provision for credit losses(1)	1,800	2,500	8,500	65,500	62,500	251,000	234,750
Operating fee revenue	15,682	12,176	55,554	56,598	56,112	44,907	46,963
Total operating revenue(1)	71,499	63,845	271,472	210,739	223,370	32,577	56,850
Operating expenses(2)	43,061	39,050	162,865	174,304	186,774	261,599	242,952
Loss on sale of nonperforming assets	—	—	—	—	—	—	45,349
Operating income (loss) from continuing operations before taxes	28,438	24,795	108,607	36,435	36,596	(229,022)	(231,451)
Operating income taxes	10,768	9,395	40,987	(236,705)	2,740	(2,276)	73,218
Net operating income (loss) from continuing operations	17,670	15,400	67,620	273,140	33,856	(226,746)	(304,669)
Noncash goodwill impairment charges	—	—	—	—	—	—	(210,590)
Fraud loss provision and subsequent recovery, net of tax benefit	—	—	—	—	—	—	11,750
Net income (loss) from discontinued operations	—	—	—	—	—	—	(101)
Gain from sale of subsidiary, net of income taxes and selling costs	—	—	—	—	—	—	1,266
Net income (loss)	17,670	15,400	67,620	273,140	33,856	(226,746)	(502,344)
Preferred dividends and discount accretion	—	439	439	12,078	12,148	11,838	10,316
Net income (loss) available to common shareholders	$17,670	$14,961	$67,181	$261,062	$21,708	$(238,584)	$(512,660)
PERFORMANCE MEASURES
Per common share:
Diluted operating earnings (loss) from continuing operations(1)(2)	.29	.25	$1.11	$4.44	$.38	$(5.97)	$(16.64)
Diluted earnings (loss) from continuing operations	.29	.25	1.11	4.44	.38	(5.97)	(27.15)
Diluted earnings (loss)	.29	.25	1.11	4.44	.38	(5.97)	(27.09)
Cash dividends declared	.05	—	.11	—	—	—	—
Book value	12.58	11.66	12.20	11.30	6.67	6.62	15.40
Tangible book value(4)	12.53	11.63	12.15	11.26	6.57	6.47	14.80
Key performance ratios:
Return on common equity(3)	9.34%	8.64%	9.17%	46.72%	5.43%	(93.57)%	(85.08)%
Return on assets	.94	.85	.91	3.86	.49	(3.15)	(6.61)
Dividend payout ratio	17.24	—	9.91	—	—	—	—
Net interest margin	3.31	3.21	3.26	3.30	3.51	3.52	3.59
Operating efficiency ratio from continuing operations(2)	59.15	59.05	58.26	63.14	65.43	92.27	98.98
Average equity to average assets	9.86	9.52	9.69	10.35	8.47	7.75	10.77
Average tangible equity to average assets(4)	9.82	9.50	9.67	10.31	8.38	7.62	8.88

	At or for the Three Months Ended March 31,		For the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except per share data; taxable equivalent)
Average tangible common equity to average assets(4)	9.82	9.22	9.60	7.55	5.54	3.74	6.52
Tangible common equity to risk-weighted assets(4)	13.53	13.63	13.82	13.17	8.26	8.25	5.64
ASSET QUALITY*
Non-performing loans	$19,015	$25,250	$17,881	$26,819	$109,894	$127,479	$179,094
Foreclosed properties	1,158	5,594	1,726	4,221	18,264	32,859	142,208
Total non-performing assets (NPAs)	20,173	30,844	19,607	31,040	128,158	160,338	321,302
Allowance for loan losses	70,007	75,223	71,619	76,762	107,137	114,468	174,695
Operating net charge-offs(1)	2,562	4,039	13,879	93,710	69,831	311,227	215,657
Allowance for loan losses to loans	1.46%	1.73%	1.53%	1.77%	2.57%	2.79%	3.79%
Operating net charge-offs to average loans(1)	.22	.38	.31	2.22	1.69	7.33	4.42
NPAs to loans and foreclosed properties	.42	.71	.42	.72	3.06	3.87	6.77
NPAs to total assets	.26	.42	.26	.42	1.88	2.30	4.42
AVERAGE BALANCES ($ in millions)
Loans	$4,725	$4,356	$4,450	$4,254	$4,166	$4,307	$4,961
Investment securities	2,203	2,320	2,274	2,190	2,089	1,999	1,453
Earning assets	7,070	6,827	6,880	6,649	6,547	6,785	6,822
Total assets	7,617	7,384	7,436	7,074	6,865	7,189	7,605
Deposits	6,369	6,197	6,228	6,027	5,885	6,275	6,373
Shareholders’ equity	751	703	720	732	582	557	819
Common shares – Basic (thousands)	60,905	60,059	60,588	58,787	57,857	39,943	18,925
Common shares – Diluted (thousands)	60,909	60,061	60,590	58,845	57,857	39,943	18,925
AT PERIOD END ($ in millions)
Loans*	$4,788	$4,356	$4,672	$4,329	$4,175	$4,110	$4,604
Investment securities	2,201	2,302	2,198	2,312	2,079	2,120	1,490
Total assets	7,664	7,398	7,567	7,425	6,802	6,983	7,276
Deposits	6,438	6,248	6,327	6,202	5,952	6,098	6,469
Shareholders’ equity	764	704	740	796	581	575	469
Common shares outstanding (thousands)	60,309	60,092	60,259	59,432	57,741	57,561	18,937

(1)
Excludes the subsequent recovery of  $11.8 million in previously recognized fraud related loan losses in 2010.

(2)
Excludes goodwill impairment charge of  $211 million in 2010.

(3)
Net income (loss) available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss).

(4)
Excludes effect of acquisition related intangibles and associated amortization.

*
Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

GAAP Reconciliation and Explanation
This document and the documents incorporated by reference into this document include non-GAAP financial measures, which are performance measures determined by methods other than in accordance with GAAP. Such non-GAAP financial measures include, among others the following: taxable equivalent interest revenue, taxable equivalent net interest revenue, total operating revenue, operating expense, tangible book value per share, tangible common equity to assets and tangible common equity to risk-weighted assets. Management uses these non-GAAP financial measures because it believes they are useful for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance. Management believes these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial results and credit trends, as well as comparison to financial results for prior periods. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled financial measures used by other companies.

The following is a reconciliation of these operating performance measures to GAAP performance measures.
	At or for the Three Months Ended March 31,		For the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except per share data)
Interest revenue reconciliation
Interest revenue – taxable equivalent	$62,909	$60,495	$249,969	$247,323	$267,667	$304,308	$344,493
Taxable equivalent adjustment	(375)	(357)	(1,537)	(1,483)	(1,690)	(1,707)	(2,001)
Interest revenue (GAAP)	$62,534	$60,138	$248,432	$245,840	$265,977	$302,601	$342,492
Net interest revenue reconciliation
Net interest revenue – taxable equivalent	$57,617	$54,169	$224,418	$219,641	$229,758	$238,670	$244,637
Taxable equivalent adjustment	(375)	(357)	(1,537)	(1,483)	(1,690)	(1,707)	(2,001)
Net interest revenue (GAAP)	$57,242	$53,812	$222,881	$218,158	$228,068	$236,963	$242,636
Provision for credit losses reconciliation
Operating provision for credit losses	$1,800	$2,500	$8,500	$65,500	$62,500	$251,000	$234,750
Partial recovery of special fraud-related loan loss	—	—	—	—	—	—	(11,750)
Provision for credit losses (GAAP)	$1,800	$2,500	$8,500	$65,500	$62,500	$251,000	$223,000
Total revenue reconciliation
Total operating revenue	$71,499	$63,845	$271,472	$210,739	$223,370	$32,577	$56,850
Taxable equivalent adjustment	(375)	(357)	(1,537)	(1,483)	(1,690)	(1,707)	(2,001)
Partial recovery of special fraud-related loan loss	—	—	—	—	—	—	11,750
Total revenue (GAAP)	$71,124	$63,488	$269,935	$209,256	$221,680	$30,870	$66,599
Expense reconciliation
Operating expense	$43,061	$39,050	$162,865	$174,304	$186,774	$261,599	$288,301
Noncash goodwill impairment charge	—	—	—	—	—	—	210,590
Operating expense (GAAP)	$43,061	$39,050	$162,865	$174,304	$186,774	$261,599	$498,891
Income before taxes reconciliation
Income before taxes	$28,438	$24,795	$108,607	$36,435	$36,596	$(229,022)	$(231,451)
Taxable equivalent adjustment	(375)	(357)	(1,537)	(1,483)	(1,690)	(1,707)	(2,001)
Noncash goodwill impairment charge	—	—	—	—	—	—	(210,590)
Partial recovery of special fraud-related loan loss	—	—	—	—	—	—	11,750
Income before taxes (GAAP)	$28,063	$24,438	$107,070	$34,952	$34,906	$(230,729)	$(432,292)
Income tax expense (benefit) reconciliation
Income tax expense (benefit)	$10,768	$9,395	$40,987	$(236,705)	$2,740	$(2,276)	$73,218
Taxable equivalent adjustment	(375)	(357)	(1,537)	(1,483)	(1,690)	(1,707)	(2,001)
Income tax expense (benefit) (GAAP)	$10,393	$9,038	$39,450	$(238,188)	$1,050	$(3,983)	$71,217
Diluted earnings (loss) from continuing operations per common share reconciliation
Diluted operating earnings (loss) from continuing operations per common share	$.29	$.25	$1.11	$4.44	$.38	$(5.97)	$(16.64)
Noncash goodwill impairment charge	—	—	—	—	—	—	(11.13)
Partial recovery of special fraud-related loan loss	—	—	—	—	—	—	.62
Diluted earnings (loss) from continuing operations per common share (GAAP)	$.29	$.25	$1.11	$4.44	$.38	$(5.97)	$(27.15)
Book value per common share reconciliation
Tangible book value per common share	$12.53	$11.63	$12.15	$11.26	$6.57	$6.47	$14.80
Effect of goodwill and other intangibles	.05	.03	.05	.04	.10	.15	.60
Book value per common share (GAAP)	$12.58	$11.66	$12.20	$11.30	$6.67	$6.62	$15.40
Efficiency ratio from continuing operations reconciliation
Operating efficiency ratio from continuing operations	59.15%	59.05%	58.26%	63.14%	65.43%	92.27%	98.98%
Noncash goodwill impairment charge	—	—	—	—	—	—	72.29
Efficiency ratio from continuing operations (GAAP)	59.15%	59.05%	58.26%	63.14%	65.43%	92.27%	171.27%
Average equity to assets reconciliation
Tangible common equity to assets	9.82%	9.22%	9.60%	7.55%	5.54%	3.74%	6.52%
Effect of preferred equity	—	.28	.07	2.76	2.84	3.88	2.36
Tangible equity to assets	9.82	9.50	9.67	10.31	8.38	7.62	8.88
Effect of goodwill and other intangibles	.04	.02	.02	.04	.09	.13	1.89
Equity to assets (GAAP)	9.86%	9.52%	9.69%	10.35%	8.47%	7.75%	10.77%

	At or for the Three Months Ended March 31,		For the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except per share data)
Tangible common equity to risk-weighted assets reconciliation
Tangible common equity to risk-weighted assets	13.53%	13.63%	13.82%	13.18%	8.26%	8.25%	5.64%
Effect of other comprehensive income	.19	.36	.35	.39	.51	(.03)	(.42)
Effect of deferred tax limitation	(2.86)	(3.92)	(3.11)	(4.26)	—	—	—
Effect of trust preferred	.67	1.03	1.00	1.04	1.15	1.18	1.06
Effect of preferred equity	—	—	—	2.39	4.24	4.29	3.53
Tier I capital ratio (Regulatory)	11.53%	11.10%	12.06%	12.74%	14.16%	13.69%	9.81%
Net charge-offs reconciliation
Operating net charge-offs	$2,562	$4,039	$13,878	$93,710	$69,831	$311,227	$215,657
Subsequent partial recovery of fraud-related charge-off	—	—	—	—	—	—	(11,750)
Net charge-offs (GAAP)	$2,562	$4,039	$13,878	$93,710	$69,831	$311,227	$203,907
Net charge-offs to average loans reconciliation
Operating net charge-offs to average loans	.22%	.38%	.31%	2.22%	1.69%	7.33%	4.42%
Subsequent partial recovery of fraud-related charge-off	—	—	—	—	—	—	(.25)
Net charge-offs to average loans (GAAP)	.22%	.38%	.31%	2.22%	1.69%	7.33%	4.17%

SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF PALMETTO
We are providing the following information to help you analyze the financial aspects of the merger. The following tables set forth summary historical operations and financial condition data and summary performance, asset quality and other information of Palmetto at and for the periods indicated. You should read this data in conjunction with Palmetto’s Consolidated Financial Statements and notes thereto incorporated herein by reference from Palmetto’s Annual Report on Form 10-K for the year ended December 31, 2014 and Palmetto’s quarterly report on Form 10-Q for the quarter ended March 31, 2015. Financial amounts as of and for the three months ended March 31, 2015 and 2014 are unaudited and are not necessarily indicative of the results of operations for the full year or any other interim period, and management of Palmetto believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past years and for the three months ended March 31, 2015 and 2014 indicate results for any future period.
	At and for the Three Months Ended March 31,		At and for the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except per share data)
STATEMENTS OF INCOME
Interest income	$9,986	$10,076	$39,650	$42,538	$45,390	$51,818	$55,567
Interest expense	134	143	523	2,260	5,138	9,426	15,366
Net interest income	9,852	9,933	39,127	40,278	40,252	42,392	40,201
Provision for loan losses	400	—	(2,300)	3,465	13,075	20,500	47,100
Net interest income (loss) after provision for loan losses	9,452	9,933	41,427	36,813	27,177	21,892	(6,899)
Noninterest income	3,541	3,366	13,538	14,836	27,030	15,426	16,867
Noninterest expense	8,794	10,089	40,141	42,333	53,350	63,382	71,512
Net income (loss) before provision (benefit) for income taxes	4,199	3,210	14,824	9,316	857	(26,064)	(61,544)
Provision (benefit) for income taxes	1,467	1,182	5,469	(18,415)	2,721	(2,664)	(1,342)
Net income (loss)	$2,732	$2,028	$9,355	$27,731	$(1,864)	$(23,400)	$(60,202)
COMMON AND PER SHARE DATA
Net income (loss) per common share:
Basic	$0.21	$0.16	$0.73	$2.17	$(0.15)	$(1.86)	$(15.13)
Diluted	0.21	0.16	0.73	2.17	(0.15)	(1.86)	(15.13)
Cash dividends declared per common share	0.08	—	0.10	—	—	—	—
Book value per common share	10.62	9.92	10.39	9.68	7.71	8.13	9.61
Outstanding common shares	12,814,574	12,792,509	12,810,388	12,784,605	12,754,045	12,726,388	11,852,599
Weighted average basic common shares	12,715,972	12,675,257	12,696,777	12,658,752	12,639,379	12,555,247	3,978,250
Weighted average diluted common shares	12,851,076	12,707,444	12,761,885	12,658,752	12,639,379	12,555,247	3,978,250
Dividend payout ratio	37.5%	n/a%	13.67%	n/a%	n/a%	n/a%	n/a%
PERIOD-END BALANCES
Total assets	$1,173,222	$1,099,407	$1,118,811	$1,090,229	$1,145,456	$1,203,152	$1,355,247
Investment securities available for sale, at fair value	211,968	208,772	211,511	214,383	264,502	260,992	218,755
Total loans, including loans held for sale	835,629	758,352	806,184	769,235	745,172	791,384	864,376
Deposits and retail repurchase agreements	980,139	945,352	944,241	925,535	1,038,599	1,088,039	1,194,082
Federal Home Loan Bank advances	50,000	20,000	35,000	35,000	—	—	35,000
Shareholders’ equity	136,028	126,952	133,044	123,817	98,380	103,482	113,899

	At and for the Three Months Ended March 31,		At and for the Years Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	(in thousands, except per share data)
AVERAGE BALANCES
Total assets	$1,141,944	$1,094,578	$1,096,282	$1,095,363	$1,174,974	$1,286,148	$1,399,592
Interest-earning assets	1,075,115	1,023,513	1,028,853	1,047,513	1,122,935	1,240,264	1,325,651
Investment securities available for sale, at fair value	210,892	212,186	210,748	248,698	269,237	265,451	135,379
Total loans, including loans held for sale	814,489	764,526	761,515	749,138	758,207	826,091	967,882
Deposits and retail repurchase agreements	952,906	931,828	949,372	979,911	1,064,245	1,160,197	1,204,835
Federal Home Loan Bank advances	48,057	31,222	12,205	425	1	2,027	95,231
Other borrowings	—	54	16	159	30	11	1
Shareholders’ equity	134,186	125,664	129,572	106,408	100,018	113,147	87,463
SELECT PERFORMANCE RATIOS
Return on average assets	0.97%	0.75%	0.85%	2.53%	(0.16)%	(1.82)%	(4.30)%
Return on average shareholders’ equity	8.26	6.54	7.22	26.06	(1.86)	(20.68)	(68.83)
Net interest margin	3.72	3.94	3.80	3.85	3.58	3.42	3.03
CAPITAL RATIOS
Average shareholders’ equity as a percentage of average assets	11.75%	11.48%	11.82%	9.71%	8.51%	8.80%	6.25%
Shareholders’ equity as a percentage of assets	11.59	11.55	11.89	11.36	8.59	8.60	8.40
Tier 1 risk-based capital	14.37	14.82	15.00	14.24	13.16	12.22	13.16
Total risk-based capital	15.63	16.08	16.26	15.49	14.42	13.49	14.43
Tier 1 leverage	11.86	11.37	12.15	11.03	9.18	8.59	8.22
ASSET QUALITY INFORMATION
Allowance for loan losses	$12,914	$16,243	$12,920	$16,485	$17,825	$25,596	$26,934
Nonaccrual loans	10,362	14,035	12,463	15,108	15,848	53,028	91,405
Nonperforming assets	16,139	21,538	18,447	22,653	26,840	80,852	111,492
Loans 90 days past due and still accruing interest	233	—	238	—	—	—	68
Net loans charged-off	406	242	1,265	4,805	20,846	21,838	41,435
Allowance for loan losses as a percentage of gross loans	1.55%	2.15%	1.60%	2.15%	2.41%	3.31%	3.39%
Nonaccrual loans and loans 90 days past due and still accruing interest as a percentage of gross loans	1.27	1.86	1.58	1.97	2.14	6.73	10.64
Nonperforming assets and loans 90 days past due and still accruing interest as a percentage of total assets	1.40	1.96	1.67	2.08	2.34	6.72	8.23
Net loans charged-off as a percentage of average gross loans	0.20	0.13	0.17	0.64	2.80	2.82	4.39
OTHER DATA
Number of full-service branches	25	25	25	25	25	29	29
Number of full-time equivalent teammates	290.3	305.0	285.8	301.5	322.5	351.5	393.5

COMPARATIVE PER COMMON SHARE DATA
The following table shows per common share data regarding basic and diluted earnings, cash dividends and book value for (i) United and Palmetto on a historical basis, (ii) United and Palmetto on a pro forma combined basis, and (iii) Palmetto on a pro forma equivalent basis. The pro forma information has been derived from and should be read in conjunction with United’s and Palmetto’s audited consolidated financial statements for the year ended December 31, 2014 and quarter ended March 31,2015 incorporated herein by reference. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.
	Unaudited Comparative Per Common Share Data
	United	Palmetto	United Pro Forma Combined	Palmetto Pro Forma Equivalent Per Share(1)
Basic Earnings
Year ended December 31, 2014	$1.11	$0.73	$1.08	$1.05
Three months ended March 31, 2015	$0.29	$0.21	$0.27	$0.26
Diluted Earnings
Year ended December 31, 2014	$1.11	$0.73	$1.08	$1.05
Three months ended March 31, 2015	$0.29	$0.21	$0.27	$0.26
Cash Dividends Declared(2)
Year ended December 31, 2014	$0.11	$0.10	$0.11	$0.11
Three months ended March 31, 2015	$0.05	$0.08	$0.05	$0.05
Book Value
December 31, 2014	$12.20	$10.39	$11.52	$11.18
March 31, 2015	$12.58	$10.62	$11.90	$11.54

(1)
Computed by multiplying the United pro forma combined amounts by the exchange ratio of 0.97.

(2)
United pro forma combined cash dividends paid are based only upon United’s historical amounts.

RISK FACTORS
In addition to the other information, including risk factors, incorporated by reference herein from United’s and Palmetto’s Annual Reports on Form 10-K for the year ended December 31, 2014, you should carefully read and consider the following factors in evaluating the merger and in deciding whether to elect to receive cash, shares of United common stock or some combination thereof in the merger.
Because the market price of United common stock will fluctuate, Palmetto shareholders electing to receive stock cannot be sure of the value of the merger consideration they will receive.
Upon completion of the merger, each share of Palmetto common stock will be converted into the merger consideration consisting of shares of United common stock or cash. The market value of the merger consideration received by Palmetto shareholders who receive all or part of the merger consideration in the form of United shares will vary with the price of United’s common stock. United’s stock price changes daily as a result of a variety of other factors in addition to the business and relative prospects of United, including general market and economic conditions, industry trends, and the regulatory environment. These factors are beyond United’s control.
Palmetto shareholders may receive a form of consideration different from what they elect.
Although each Palmetto shareholder may elect to receive all cash or all stock, the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock. Accordingly, if the aggregate cash elections are greater than the maximum, each cash election will be reduced pro rata based on the amount that the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the maximum, each stock election will be reduced pro rata based on the amount that the aggregate stock elections exceed the stock election maximum.
For example, if you elect to receive cash for 1,000 shares of Palmetto common stock and the aggregate cash elections exceed by 10% the cash election maximum (which cash election maximum figure would be 3,844,372 assuming that there are 5,491,960 shares of Palmetto common stock outstanding at the time of the merger), the shares for which you will be paid cash will be reduced to the number determined by dividing your cash election shares by the aggregate cash election shares and multiplying that quotient by the 3,844,372 cash election maximum. This proration will result in you receiving cash for 909 of your Palmetto shares and being treated as if you had elected to receive United common stock for your remaining 91 shares.
At the time you vote with respect to the merger agreement, you will not know how much cash or the number of United shares you will receive as a result of the merger.
Palmetto’s officers and directors have interests in the merger in addition to or different from the interests that they share with you as a Palmetto shareholder.
The Board of Directors approved the merger agreement and is recommending that Palmetto shareholders vote for the merger agreement. In considering these facts and the other information contained in these materials, you should be aware that certain of Palmetto’s executive officers and directors have economic interests in the merger that are different from or in addition to the interests that they share with you as a Palmetto shareholder. These interests include, upon the completion of the merger, the payment of certain amounts to Mr. Erwin and Mr. Dixon under existing employment agreements, the cash-out of vested and unvested Palmetto stock options granted under the Palmetto 2011 Stock Incentive Plan, and the acceleration of vesting of outstanding Palmetto restricted common stock, as well as the employment of two Palmetto executive officers by United following completion of the merger. See “Proposal No. 1 — The Merger — Interests of the Directors and Officers of Palmetto in the Merger” on page 59.
United may be unable to successfully integrate The Palmetto Bank’s operations and retain its key employees.
The merger involves the integration of two companies that previously operated independently. The difficulties of combining the companies’ operations include integrating personnel, departments, systems, operating procedures and information technologies and retaining key employees. Failures in integrating operations or the loss of key personnel could have a material adverse effect on the business and results of operations of the combined company.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.
Before the transactions contemplated by the merger agreement, including the merger and the bank merger, may be completed, various approvals must be obtained from bank regulatory authorities. These governmental entities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on United following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. If the consummation of the merger is delayed, including by a delay in receipt of necessary governmental approvals, the business, financial condition and results of operations of each company may also be materially adversely affected.
If the merger is not completed, United common stock and Palmetto common stock could be materially adversely affected.
The merger is subject to customary conditions to closing, including the approval of the Palmetto shareholders. In addition, United and Palmetto may terminate the merger agreement under certain circumstances. If United and Palmetto do not complete the merger, the market price of United common stock or Palmetto common stock may fluctuate to the extent that the current market prices of those shares reflect a market assumption that the merger will be completed. Further, whether or not the merger is completed, United and Palmetto will also be obligated to pay certain investment banking, legal and accounting fees and related expenses in connection with the merger, which could negatively impact results of operations when incurred. In addition, neither company would realize any of the expected benefits of having completed the merger. If the merger is not completed, United and Palmetto cannot assure their respective shareholders that additional risks will not materialize or not materially adversely affect the business, results of operations and stock prices of United and Palmetto.
The termination fee contained in the merger agreement may discourage other companies from trying to acquire Palmetto.
Palmetto has agreed to pay a termination fee of  $7.5 million to United if, under certain circumstances, the merger agreement is terminated and, at the time of termination, a competing offer is outstanding or such offer has been accepted by Palmetto. This fee could discourage other companies from trying to acquire Palmetto.
Palmetto shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.
Palmetto shareholders currently have the right to vote in the election of the Palmetto Board of Directors and on other matters affecting Palmetto. Upon the completion of the merger, each Palmetto shareholder receiving shares of United common stock in accordance with the merger agreement will be a shareholder of United with a percentage ownership of United that is smaller than such shareholder’s current percentage ownership of Palmetto. It is currently expected that the former shareholders of Palmetto as a group will receive shares in the merger constituting approximately [•] of the outstanding shares of United’s common stock immediately after the merger. Because of this, Palmetto shareholders will have less influence on the management and policies of United than they now have on the management and policies of Palmetto.
In connection with the announcement of the merger agreement, a lawsuit is pending, seeking, among other things, to enjoin the merger, and an adverse judgment in this lawsuit may prevent the merger from becoming effective within the expected time frame (if at all).
A putative shareholder class action lawsuit, referred to as the merger litigation, has been filed in connection with the merger agreement. Underwood v. Erwin et al., Case No. 2015-CP-23-03206, was filed on May 19, 2015 in the Court of Common Pleas of the State of South Carolina. This action generally alleges, among other things, that the members of the Palmetto Board of Directors breached their fiduciary duties to Palmetto shareholders by failing to maximize shareholder value. The complaints also allege claims against United for aiding and abetting these alleged breaches of fiduciary duties. The plaintiff also seeks injunctive relief prohibiting consummation of the merger, and, in the event the merger is consummated, seeks rescission and restitution, an accounting and attorneys’ fees and costs. At this stage, it is not possible to predict the outcome of the proceedings or their impact on United, Palmetto or the merger. If the plaintiffs are successful in enjoining the consummation of the merger, the lawsuit may prevent the merger from becoming effective within the expected time frame (if at all). Furthermore, the defense or settlement of this lawsuit may adversely affect United’s business, financial condition, results of operations and cash flows following the completion of the merger.

PROPOSAL NO. 1 — THE MERGER
Background of the Merger
As part of its ongoing consideration and evaluation of its long-term prospects and strategies, since the recapitalization of Palmetto in 2010 Palmetto’s Board of Directors and senior management have regularly reviewed and assessed its business strategies and objectives, all with the goal of enhancing long term value for its shareholders. The Board of Directors’ reviews and assessments have included discussions regarding strategic alternatives, including capital planning (such as share repurchases and dividends), earnings improvement (such as revenue increases and expense reductions), and growth strategies (such as organic growth and mergers and acquisitions). The Board of Directors has conducted periodic strategic planning meetings that have included the use of outside advisors who have provided reviews of factors influencing the banking industry generally and Palmetto in particular (including the economic, interest rate and regulatory environment); the competitive landscape of community banking participants in South Carolina, the Southeast region and nationally; public trading prices of bank stocks; and bank merger and acquisition activity and valuations. These strategic planning meetings have included discussions regarding potential business considerations, economies of scale, increased client service, and shareholder value benefits that might be achieved if Palmetto were to become a larger institution through acquisitions or a merger with a larger financial institution.
Palmetto directors and executive officers have also been contacted from time to time by various investment bankers and financial institutions, including United, who expressed a general interest in exploring strategic alternatives in the event that Palmetto were to seek a merger partner. These contacts occurred through impromptu meetings at investor conferences and banking industry conferences, social settings at those conferences, and other informal meetings and telephone calls.
As part of its ongoing consideration and evaluation of its long-term prospects and strategies, and in view of the ongoing contacts as described above, the Palmetto Board of Directors met on August 12, 2014. The investment banking firm Sandler O’Neill and Palmetto’s outside legal counsel, Nelson Mullins Riley & Scarborough, LLP (“Nelson Mullins”) attended the meeting. At this meeting, Palmetto director John P. Sullivan advised the Palmetto Board of Directors that he had recently been contacted by an investment banker who stated that United had an interest in exploring a business combination with Palmetto. The discussion was general in nature and did not include any specific proposal. Mr. Erwin, who is also Palmetto’s Chairman of the Board of Directors, advised the Board of Directors that, in response to a request from Jimmy C. Tallent, the Chairman and Chief Executive Officer of United, Mr. Erwin had met with Mr. Tallent and the Chief Operating Officer of United, Lynn Harton (who was subsequently also named the President of United), on that same day prior to the Palmetto Board of Directors meeting, and that Mr. Harton and Mr. Tallent had similarly expressed United’s general interest in exploring a business combination with Palmetto, without making any specific proposal with respect to pricing, timing or other potential transaction terms.
At the August 12, 2014 meeting of the Palmetto Board of Directors, Nelson Mullins discussed the fiduciary duties of the Board of Directors in general and in particular in connection with merger and acquisition transactions. Sandler O’Neill presented to the Palmetto Board of Directors information regarding the banking industry, Palmetto and bank merger and acquisition activity. The Palmetto Board of Directors discussed Palmetto’s potential acquisition of other financial institutions or merger into a larger institution, as well as Palmetto’s capital planning, including organic growth, share repurchases and dividends. After discussions, the Board of Directors determined that it would continue to consider various potential strategies to increase the value of Palmetto, including mergers and acquisitions and capital planning strategies.
On August 19, 2014, Mr. Tallent called Mr. Sullivan to further express United’s interest in exploring a potential merger with Palmetto. Mr. Tallent indicated that United had prepared pro-forma financial statements, for discussion purposes only, based on hypothetical merger consideration to Palmetto shareholders equal to 1.7 times Palmetto’s tangible book value, with 70% of the Palmetto shares converting into United shares and 30% converting into cash. Mr. Tallent stated that United was not making an offer or proposal, but rather his call was intended to determine whether Palmetto would be interested in exploring a potential merger. Mr. Sullivan advised Mr. Tallent that he would inform the appropriate Palmetto directors of the discussion and that Palmetto would respond to Mr. Tallent.

The Palmetto Board of Directors has had in place since 2010 a Corporate Opportunities Committee which was created to enable the Board of Directors to give preliminary consideration to corporate opportunities in an efficient and timely manner. The Palmetto directors serving on the Corporate Opportunities Committee are Mr. Dixon, Mr. Erwin, Michael D. Glenn, Robert B. Goldstein and James J. Lynch. On August 19, 2014, the Corporate Opportunities Committee, along with Mr. Sullivan, held a meeting to discuss the August 19, 2014 call from Mr. Tallent. The Corporate Opportunities Committee discussed a potential merger with United based on the hypothetical merger financial terms referenced by United. The Corporate Opportunities Committee discussed the information provided by Sandler O’Neill on August 12, 2014, and other potential Palmetto initiatives under consideration, including various capital planning strategies. At the direction of the Corporate Opportunities Committee, Mr. Erwin called Mr. Tallent and advised that Palmetto did not currently desire to pursue a merger at the hypothetical valuation referenced by United, but that Palmetto was open to further dialogue in the future regarding a potential merger.
On September 18, 2014, the Palmetto Board of Directors held a board meeting. Sandler O’Neill attended the meeting and informed the Board of Directors that another financial institution had orally expressed to Sandler O’Neill a general interest in potentially merging with Palmetto, without making any specific proposal. Mr. Sullivan and Mr. Goldstein advised the Board of Directors that they had received recent calls from several financial institutions and an investment banker that expressed an interest in potentially merging with Palmetto. Mr. Erwin advised the Board of Directors that he had recently met with an investment banker, at the investment banker’s request, to discuss Palmetto’s strategic outlook generally, and that the investment banker had suggested that United would be interested in a potential merger. This discussion was general in nature and did not include any specific proposal.
On October 16, 2014, the Palmetto Board of Directors held a board meeting. Sandler O’Neill attended the meeting and reviewed the business environment facing financial institutions generally and Palmetto specifically, and conveyed Sandler O’Neill’s outlook that interest rates were reasonably likely to remain low during the next twenty four months, resulting in continued net interest margin pressure and resulting incentives for banks to consolidate in order to achieve economies of scale and growth. Sandler O’Neill discussed recent bank merger activity. Sandler O’Neill also advised the Board of Directors of a recent general conversation with another financial institution regarding their interest in a potential merger with Palmetto. This conversation was general in nature and no specific proposal was made. Mr. Sullivan and Mr. Goldstein advised the Board of Directors that they had received recent calls from or on behalf of several financial institutions, including United and a financial institution that we refer to as “Institution A,” expressing general interest in exploring a merger in the event that Palmetto were to consider a merger. These discussions were general in nature and did not include any specific proposals.
During its October 16, 2014 meeting, the Palmetto Board of Directors discussed various factors affecting financial institutions generally and Palmetto in particular, including:
•
net interest margin pressures in a low interest rate environment;

•
bank regulatory pressures and increasing compliance and other costs;

•
potential slow economic growth; and

•
the high level of competition from larger institutions and community banks in Palmetto’s market.

The Board of Directors discussed the impacts that these and other factors could have on Palmetto’s ability to achieve balance sheet and earnings growth and the risks to Palmetto’s results of operations and valuation associated with remaining independent. The Board of Directors discussed recent increases in bank merger and acquisition activity levels and valuations and the current trading prices of some of Palmetto’s possible merger partners, which might enable such parties to execute a merger with Palmetto on reasonably attractive financial terms.
The Palmetto Board of Directors also discussed the fact that Sandler O’Neill was Palmetto’s preferred investment banker should Palmetto seek to pursue a merger partner, given Sandler O’Neill’s qualifications, expertise, reputation and experience in mergers and acquisitions involving community banks and its knowledge with respect to Palmetto. Following these discussions, the Board of Directors determined that

Palmetto should engage Sandler O’Neill to act as the Board of Directors financial advisor regarding the ongoing discussions related to a potential merger and delegated to the Corporate Opportunities Committee the authority to determine the terms of the engagement, including retainer and fees.
On October 24, 2014, the Corporate Opportunities Committee held a meeting and reviewed the terms of a draft engagement letter provided by Sandler O’Neill. On November 10, 2014, Sandler O’Neill was formally engaged to act as the Palmetto Board of Directors’ financial advisor in connection with consideration of a potential merger.
On November 24, 2014, the Corporate Opportunities Committee, along with Mr. Sullivan, held a meeting and discussed merger inquiries that had been received from various institutions, including United. Mr. Sullivan advised the Corporate Opportunities Committee that, in response to requests from Mr. Tallent and from another financial institution, at a financial institutions conference on November 13, 2014, Mr. Sullivan met separately with United and the other financial institution. These meetings and the other inquiries that had been received from various institutions involved general discussions regarding a potential merger but did not involve specific proposed transaction terms.
On December 18, 2014, the Palmetto Board of Directors met and discussed various inquiries from other financial institutions regarding a potential merger.
On January 6, 2015, the Corporate Opportunities Committee, along with Sandler O’Neill and Mr. Sullivan, held a meeting. Mr. Erwin reported that another financial institution had contacted him and requested a meeting that was scheduled for later in January. Sandler O’Neill discussed with the Corporate Opportunities Committee various financial institutions that Sandler O’Neill believed might be interested in a potential merger with Palmetto based on the following considerations: the respective institution’s likely interest in Palmetto’s market and balance sheet size, ability to execute a merger based on their current stock price, ability and willingness to offer an attractive price, current regulatory standing, current merger and acquisition activity and likely timing for a transaction.
During January 2015, Sandler O’Neill contacted 25 financial institutions, of which seven, including United, Institution A and an institution that we refer to as “Institution B,” ultimately signed non-disclosure agreements with Palmetto. In addition, Sandler O’Neill was contacted by three other financial institutions regarding potentially exploring a merger with Palmetto, but these institutions declined to sign a non-disclosure agreement or further explore a potential merger with Palmetto. Each of the seven parties that signed a non-disclosure agreement was provided with preliminary confidential due diligence materials and with access to meet with Mr. Erwin and Mr. Dixon for further due diligence discussions. Mr. Erwin and/or Mr. Dixon met with representatives of each of the seven parties that signed a non-disclosure agreement.
On January 12, 2015, Mr. Tallent called Mr. Erwin to reiterate United’s interest in exploring a potential merger with Palmetto. The discussion was general in nature and did not involve specific proposed transaction terms.
On January 15, 2015, the Palmetto Board of Directors held a meeting and reviewed the matters discussed in the January 6, 2015 Corporate Opportunities Committee meeting. Mr. Erwin reported on the January 12, 2015 call from Mr. Tallent and that meetings were scheduled with two other financial institutions for later in January regarding a potential merger.
Later on January 15, 2015, Mr. Erwin met with a financial institution, at such institution’s request, and discussed the possible strategic rationale and other factors that could affect the viability of a merger between Palmetto and the institution. Mr. Erwin and Mr. Dixon met again with this financial institution on February 18, 2015 to further discuss a potential merger. These discussions were all preliminary in nature and no specific merger proposal was received from this financial institution.
On January 23, 2015, Mergermarket.com published an article titled “Palmetto Bancshares Could Come to Market Soon, Bankers Say,” which stated that unnamed investment bankers had said that Palmetto could be sold in 2015. The article cited improvements in the Greenville, South Carolina economy, growing buyer interest and Palmetto’s attractive non-performing asset levels as factors that made Palmetto likely to sell. The article stated that many financial sponsors exited their bank investments during 2014, but that some remained invested in banks in Florida, Georgia and South Carolina. The article discussed certain financial institutions that were reportedly viewed as potential acquirers based on their size, geographic location and other factors. Palmetto declined to comment in response to the article.
On January 28, 2015, Mr. Erwin and Mr. Dixon met with a financial institution, at such institution’s request, and discussed Palmetto’s business and financial performance and potential expense impacts of a merger with Palmetto. On February 17, 2015, Sandler O’Neill met with this financial institution and discussed various financial and strategic matters related to a potential merger. The discussions with this institution were preliminary in nature, and no specific merger proposal was received from this institution. On February 20, 2015, this institution advised Mr. Erwin that it was not going to participate further in the merger exploration process.
On January 30, 2015, the Corporate Opportunities Committee, along with Mr. Sullivan, held a meeting. Mr. Erwin reported to the Corporate Opportunities Committee regarding recent meetings with potential merger partners. Mr. Erwin also advised the Corporate Opportunities Committee that six institutions had requested to enter into non-disclosure agreements to explore further a potential merger and that Sandler O’Neill was continuing discussions with certain other institutions that had expressed a general interest in considering a merger but had not requested to enter into a non-disclosure agreement.
On February 19, 2015, the Palmetto Board of Directors met with Sandler O’Neill. Sandler O’Neill reviewed its contacts with potential merger partners and the interest levels expressed by them in exploring a possible merger with Palmetto.
On February 24, 2015, Sandler O’Neill, Mr. Erwin, Mr. Dixon and Institution A had a dinner meeting. Mr. Erwin and Mr. Dixon also met with Institution A on February 25, 2015. These meetings involved general company overviews and discussion of the potential strategic fit between Palmetto and Institution A.
On February 26, 2015, Mr. Erwin had a dinner meeting with Institution B, and Mr. Erwin had a follow-up meeting with Institution B on February 27, 2015. During these meetings, they discussed general company overviews and the potential strategic fit of Palmetto and Institution B.
On February 27, 2015, the Corporate Opportunities Committee, along with Palmetto directors John D. Hopkins, Jr., Jane S. Sosebee and Mr. Sullivan, held a meeting. The Corporate Opportunities Committee discussed communications with potential merger partners and certain aspects of various potential merger partners. The Corporate Opportunities Committee also discussed with Sandler O’Neill the anticipated timeline for completing management meetings with the institutions that had signed non-disclosure agreements, receiving and evaluating indications of interest, and potential transaction steps thereafter. It was agreed that Sandler O’Neill would request that any preliminary indications of interest be submitted prior to the March 19, 2015 Palmetto Board of Directors meeting.
On March 5, 2015, Mr. Erwin and Mr. Dixon had a dinner meeting with Mr. Tallent and Mr. Harton of United, in which they discussed general company overviews, strategic alternatives and the potential business fit of Palmetto and United.
On March 18, 2015, in response to Sandler O’Neill’s request for preliminary expressions of interest in Palmetto, each of United, Institution A and Institution B submitted a preliminary, non-binding indication of interest with respect to a merger with Palmetto. United’s indication of interest proposed merger consideration of  $18.00 to $18.50 per share (calculated based on the average closing price of United common stock over the last 10 trading days ending March 17, 2015 of  $19.00 per share), consisting of 25% cash and 75% United common stock, with a fixed exchange ratio. United’s indication of interest stated that it was willing to consider alternative structures that might enable greater flexibility for Palmetto’s shareholders to receive a desired mix of cash and stock. Institution A’s indication of interest proposed aggregate merger consideration of  $232.5 million (which represented an estimated implied value per Palmetto share of common stock of  $17.92), consisting of 100% stock, and a variable exchange ratio, to be determined based on Institution A’s stock price at or near the time of closing, with a collar within amounts based on amounts equal to 25% above or below the closing price of Institution A’s stock on the day before signing a merger agreement. Institution A’s indication of interest also included a dollar-for-dollar reduction in merger consideration if Palmetto’s net worth declined below $129 million, an exclusivity requirement, a 30 day due diligence period prior to delivery of a refined proposal regarding the amount of merger consideration, and deferral of initial drafting of a merger agreement until the refined proposal regarding merger consideration had been agreed to. Institution B’s indication of interest proposed merger consideration of  $18.50 to $20.00 per share, based on Institution B’s closing stock price as of March 16, 2015, in a 100% stock transaction with a fixed exchange ratio. Institution B’s indication of interest stated that Institution B was willing to contemplate cash merger consideration of up to 30%.
On March 19, 2015, the Palmetto Board of Directors held a board meeting. Sandler O’Neill and Nelson Mullins attended the meeting. Nelson Mullins reviewed the fiduciary duties of the Board of Directors in connection with merger and acquisition transactions and in the context of the strategic discussions taking place. Sandler O’Neill provided the Board of Directors with an update of the feedback from the potential merger partners contacted to date, including a review of all potential merger partners contacted, the number of potential merger partners who signed non-disclosure agreements, and the number of indications of interest received from potential merger partners. Sandler O’Neill also advised the Palmetto Board of Directors that Sandler O’Neill had provided investment banking services to United in the past but that Sandler O’Neill was not currently providing investment banking services to United in connection with the potential Palmetto merger or otherwise. In the past two years, Sandler O’Neill has performed certain investment banking services for United and received fees totaling approximately $0.4 million for such investment banking services and may provide, and receive compensation for, such services in the future.
Sandler O’Neill provided a comparison of the terms and the financial metrics with respect to the three indications of interest that had been received. Sandler O’Neill advised the Palmetto Board of Directors regarding selected precedent merger transactions. Sandler O’Neill discussed with the Board of Directors Palmetto’s prospects as an independent institution. This discussion included a review of Palmetto management earnings projections as an independent financial institution for the years ending December 31, 2015 through 2019 based on execution of Palmetto’s current business strategy and Sandler O’Neill’s net present value sensitivity analysis of Palmetto’s estimated valuation based on such earnings projections.
Sandler O’Neill also reviewed with the Palmetto Board of Directors, with respect to each of the three parties that submitted an indication of interest: the party’s branch map, comparative loan and deposit composition, historical financial information, historical stock price performance, analyst estimates and recommendations, shareholder base, current peer trading multiples, management and board of directors, historical merger activity, market capitalization and stock trading volume and liquidity, potential merger financial impact, and transaction pricing or form of consideration mix sensitivity analysis.
The Palmetto Board of Directors discussed the opportunities and risks associated with each of the three indications of interest, including the potential value of the merger consideration and the likelihood that a merger would ultimately be consummated on the terms reflected in the indications of interest. The Palmetto Board of Directors discussed the opportunities and risks associated with Palmetto remaining an independent institution, particularly in light of the potential continuing low interest rate environment, market competition, regulatory considerations, and variable economic conditions. The Palmetto Board of Directors decided to continue its consideration of the indications of interest and to meet again on March 23, 2015.
On March 23, 2015, the Palmetto Board of Directors, along with Sandler O’Neill and Nelson Mullins, held a meeting. Sandler O’Neill provided additional analysis to the Board of Directors of various hypothetical scenarios involving different prices per share and forms of consideration (the split between cash and common stock) from each of the three financial institutions that had submitted indications of interest. Sandler O’Neill also discussed with the Board of Directors a comparison of selected factors and considerations with respect to each of the indications of interest, including stand-alone acquirer financial metrics and current market information; proposed merger financial terms; selected proposed non-financial terms (including the proposed termination fee, retention of Palmetto officers, board representation, severance for Palmetto employees, proposed timing of due diligence and signing of a definitive merger agreement, and Institution A’s minimum net worth acquisition price adjustment and exclusivity requirement); potential market reactions and post-merger common stock liquidity; strategic fit and integration factors, including each merger partner’s business model and strategy, primary operating market and senior management; and pro-forma financial information.
The Palmetto Board of Directors engaged in a discussion of the opportunities and risks associated with each of the three indications of interest. Among other things, the Board of Directors discussed

Institution A’s request for exclusivity, downward merger consideration adjustment mechanism based on Palmetto’s net worth, and proposed thirty day period of due diligence followed by, depending on their satisfaction with diligence, submissions of a refined merger consideration proposal and, if agreement was reached on such refined proposal, definitive merger agreement negotiations. The Board of Directors discussed the risk of going forward with due diligence with only one potential merger partner and the possibility that, due to subsequent developments with respect to such institution’s business, the institution’s views regarding due diligence results, negotiating leverage or other factors, the institution could ultimately fail to agree to provide the merger consideration indicated in their non-binding indication of interest. The Palmetto Board of Directors directed Sandler O’Neill to request that Institution A remove its exclusivity requirement (or increase its offer price to a value that would merit exclusivity), exclude the impact of accumulated other comprehensive income from the net worth-based merger consideration downward adjustment feature, and to lower the net worth target for the net worth-based purchase price adjustment. The Palmetto Board of Directors directed Sandler O’Neill to communicate to United that it would need to be near the top end or above its indicated price range of  $18.00 to $18.50 per share in order to be competitive and to discuss with them United’s views regarding the likely response of United’s stock price to a Palmetto merger. The Palmetto Board of Directors directed Sandler O’Neill to advise Institution B that it needed to be at the mid-point of its $18.50 to $20.00 per share range or higher in order to be competitive and to discuss with Institution B the views of Institution B with regard to the liquidity of its common stock and its common stock price performance following a merger with Palmetto.
Later on March 23, 2015 and on March 24, 2015, Sandler O’Neill contacted United, Institution A and Institution B and discussed their respective proposals.
On March 24, 2015, the Palmetto Board of Directors, along with Sandler O’Neill and Nelson Mullins, held a meeting. Sandler O’Neill reported to the Board of Directors that Institution A had provided a revised indication of interest earlier on March 24, 2105, in which Institution A increased its offer value to $239 million (which represented an estimated implied value per share of  $18.50, that continued to consist of a 100% stock transaction with a floating exchange ratio and a collar), reduced to $126.5 million the net worth threshold that would trigger a reduction in the merger consideration, and provided that Institution A would complete due diligence and initiate drafting of a definitive agreement during a 20 day timeframe. Institution A declined to exclude the impact of accumulated other comprehensive income from the net worth-based purchase price adjustment feature and Institution A continued to require exclusivity to go forward with due diligence. Sandler O’Neill reported that United was prepared to begin its due diligence immediately and that it was evaluating its per share offer price and proportionate cash/common stock consideration and expected to provide more definitive information after their due diligence. Sandler O’Neill advised the Board of Directors that based on discussions with United and on Sandler O’Neill’s analysis, Sandler O’Neill believed that United had limited ability to increase its offer price and that United might ultimately make an offer at the top or slightly above the top of the range indicated in its indication of interest. Sandler O’Neill reported that Institution B was evaluating its per share offer price and proportionate cash and common stock consideration.
The Palmetto Board of Directors engaged in a discussion of the opportunities and risks associated with each of the three current indications of interest, including the liquidity and potential post-merger value of shares that would be received in a merger and the potential stock price impacts of Palmetto shareholders selling post-merger. The Board of Directors also discussed the fact that, based on recent Palmetto stock trading, a merger on the terms indicated by any of the indications of interest would likely provide a modest premium, no premium or a discount to pre-announcement Palmetto trading prices. However, the Board of Directors noted that, among other things:
•
that the Board of Directors viewed trading volume in Palmetto’s stock as light and, as a result, the Board of Directors did not believe that the trading price at any point in time was necessarily indicative of the broader market’s view of the value of Palmetto common stock;

•
each of the indications of interest represented a premium to the trading price of Palmetto common stock during most of 2014, prior to the beginning of what the Board of Directors believe was trading influenced by merger speculation;

•
the January 23, 2015 Mergermarket.com article titled “Palmetto Bancshares Could Come to Market Soon, Bankers Say,” provided media speculation that Palmetto would seek a merger partner, and reinforced the Board of Directors’ belief that recent Palmetto common stock trading prices reflected the valuation impact of an anticipated merger transaction; and

•
the Board of Directors believed that the stand-alone value of Palmetto as an independent company was not as great as the values reflected in the indications of interest that Palmetto had received.

The Palmetto Board of Directors discussed the revised Institution A indication of interest and Institution A’s continuing request for exclusivity. Among other things, consistent with prior discussion and concerns, the Board of Directors discussed the risk of going forward with diligence with only one institution and the possibility that Institution A could ultimately fail to agree to a definitive merger agreement and to the merger consideration indicated in its non-binding indication of interest. The Board of Directors determined that it was in the best interests of Palmetto and its shareholders to invite Institution A, Institution B and United to continue their due diligence, without providing exclusivity to any party, and to ask them to then provide a final merger offer.
Later on March 24, 2015, Sandler O’Neill reported to Palmetto that it had contacted each of the three potential merger partners and that United and Institution B stated that they planned to begin detailed due diligence promptly. Sandler O’Neill reported to Palmetto that Institution A had declined to engage in further due diligence without exclusivity and had not further increased its offer price in an effort to procure exclusivity.
Sandler O’Neill created an electronic data room containing due diligence materials provided by Palmetto, and United and Institution B were each granted access to the data room. Prior to United’s submission of a revised proposal on April 15, 2015, United and Institution B conducted due diligence including, in addition to review of data room materials, a combination of in-person and telephone meetings with Palmetto management.
Also, between March 24, 2015 and United’s submission of a revised proposal on April 15, 2015, Palmetto, with the assistance of Sandler O’Neill and Nelson Mullins, engaged in “reverse” due diligence with respect to United and Institution B. The reverse due diligence of United included, among other actions, meetings of the Palmetto management team with Mr. Tallent, Mr. Harton and other members of United’s senior management, regarding various financial, operational, credit quality, legal and regulatory matters; and review of analyst reports. The reverse due diligence of Institution B included, among other actions, a meeting of the Palmetto management team with the Chief Executive Officer and other members of Institution B senior management, review of analyst reports, as well as other discussions between Mr. Erwin and the Chief Executive Officer of Institution B.
On March 31, 2015, the Palmetto Board of Directors, along with Sandler O’Neill and Nelson Mullins, held a meeting to discuss the due diligence process, to review and approve a timeline for receipt of more definitive merger proposals and to approve a draft merger agreement to be provided to potential merger partners. Sandler O’Neill updated the Board of Directors on the status of the due diligence process, and advised the Board of Directors that Institution B had tentatively identified April 13, 2015 as the day for their management meeting. Nelson Mullins reviewed and discussed with the Board of Directors the proposed draft merger agreement. Following discussion, the Board of Directors authorized Sandler O’Neill to send the draft merger agreement to United and Institution B; Sandler O’Neill sent a draft merger agreement to United and Institution B on April 2, 2015.
On April 8, 2015, Sandler O’Neill sent to United and Institution B an instruction letter requesting delivery of revised proposals, including a summary of all financial and structural terms and a mark-up of the draft merger agreement, by 9:00 am EDT on April 15, 2015. The instruction letter advised that parties submitting materials on April 15, 2015 would be provided an opportunity to meet with members of the Palmetto Board of Directors later in the day on April 15, 2015 to further describe their companies and their proposals.

On April 9, 2015, Institution B advised Sandler O’Neill that, in addition to a merger with Palmetto, Institution B was evaluating both a potential merger with another party and a potential branch acquisition. Institution B discussed with Sandler O’Neill, among other things, the potential definitive agreement timing and regulatory approval effects of such other transactions under evaluation on a potential merger with Palmetto.
On April 14, 2015, Institution B advised Sandler O’Neill that Institution B was withdrawing from the process and would not submit a revised proposal. Institution B expressed that its primary reason for not submitting a revised proposal was the significant geographic distance between Institution B and Palmetto and associated concerns about the ability to effectively and efficiently integrate the two companies.
On April 15, 2015, United submitted a revised, non-binding offer to Palmetto of  $18.50 per share, consisting of 25% to 35% cash and the remainder in United common stock, with a fixed exchange ratio of .9773. The $18.50 per common share value estimate was based on the average closing price of United common stock over the last ten trading days ended April 14, 2015, of  $18.93 per share. United proposed a termination fee of  $7.5 million, and it proposed limited changes to the draft merger agreement.
Later in the day on April 15, 2015, Mr. Tallent and Mr. Harton met with seven members of the Palmetto Board of Directors to provide United’s views regarding United and the strategic and financial merits of a Palmetto merger with United.
On April 16, 2015, the Palmetto Board of Directors met, along with Sandler O’Neill and Nelson Mullins, to discuss the United proposal. Sandler O’Neill reviewed a comprehensive summary of the discussions with potential merger partners to date. Sandler O’Neill advised the Board of Directors that Institution B had withdrawn from the process and reported the reasons that Institution B had expressed for not submitting a proposal. Sandler O’Neill reviewed with the Board of Directors the United proposal. Sandler O’Neill reviewed certain financial and performance information on Palmetto and United, each entity’s historical stock price and performance, valuation methodologies and analyses of the consideration offered by United. Sandler O’Neill reviewed Palmetto’s stand-alone earnings projections and presented Sandler O’Neill’s net present value analysis for Palmetto as an independent company.
Sandler O’Neill reviewed various aspects of United, including United’s loan and deposit comparability with Palmetto, historical financial performance, analyst expectations for improved future results, common stock trading at a discount to selected peers and related upside potential for United’s stock price, shareholder base and significant shareholders. During this review, Sandler O’Neill provided perspective on selected key variables for the Board of Directors to consider, including: price and deal value; post-merger dividend yield; quality of earnings and balance sheet; geographic fit; strategic and line of business fit; financial impact of the merger to United; potential for a United strategic transaction after a merger with Palmetto; United’s market capitalization and liquidity; absence of a financing contingency; and United’s merger integration experience and the size and location of Palmetto presenting manageable integration requirements. Sandler O’Neill indicated that it believed that the merger represented a good strategic fit and would be well received by equity analysts. Sandler O’Neill provided additional perspective regarding Palmetto remaining a stand-alone company, including its view that the current Palmetto common stock trading price reflected merger speculation and that Palmetto’s stock price would likely decrease if a transaction was not executed and Palmetto’s stock was traded based on its stand-alone value as an independent company.
Mr. Sullivan, who serves on the investment committee and management committee with respect to CapGen Capital Group V LP (which we refer to as “CapGen”), which beneficially owns approximately 44.7% of Palmetto’s common stock, advised the Board of Directors that CapGen thought that it was presently an opportune time to explore a potential Palmetto merger because regulatory pressures and other competitive and market factors were likely to make it more challenging for a bank the size of Palmetto to increase shareholder value as a stand-alone company going forward, particularly given the low interest rate environment and the highly competitive market for new loan originations. Mr. Sullivan advised the Palmetto Board of Directors that CapGen had flexibility regarding the timing and manner of a disposition of its investment in the Palmetto common stock and no pressing need for short-term liquidity. Similarly, Mr. Lynch, who is a Managing Partner of Patriot Financial Partners, L.P., advised the Board of Directors that Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (which we refer to as the

“Patriot funds” and which together own approximately 19.1% of Palmetto’s outstanding common stock) had flexibility regarding the timing and manner of a disposition of their investments in the Palmetto common stock and no pressing need for short-term liquidity, but believed that the various factors that the Board of Directors had discussed indicated that it was advisable for Palmetto to explore potential merger partners.
Sandler O’Neill reviewed with the Palmetto Board of Directors potential alternative merger consideration scenarios. After discussions, the Board of Directors directed Sandler O’Neill to propose a counter-offer to United reflecting merger consideration of  (a) 30% of Palmetto’s common stock converting into cash, at $19.25 per Palmetto share, and (b) 70% of Palmetto’s common stock converting into United common stock at an exchange ratio of 0.97, which would result in an estimated average merger consideration value of  $18.36 per Palmetto share converted into United common stock, and an estimated weighted average merger consideration value of  $18.63 per Palmetto share (based on the average closing price of United common stock over the last ten trading days ending April 14, 2015 of  $18.93 per share). The Board of Directors believed that this proposal: (i) represented higher weighted average merger consideration per share of Palmetto common stock, (ii) provided certainty as to the amount of the cash as compared to stock merger consideration (which certainty the Board of Directors believed would be better received by United stock analysts and the stock market), (iii) would allow Palmetto shares that are converted into cash in the merger to receive a more attractive price, and (iv) would preserve the ability of Palmetto shares that are converted into United common stock to participate in a potential increase in the value of United common stock.
Sandler O’Neill left the meeting and called Mr. Tallent. Mr. Tallent conferred with United’s financial adviser and then orally agreed to move forward under the terms of the counter-proposal. Sandler O’Neill rejoined the Palmetto Board of Directors meeting, conveyed the United response to the counter-proposal and then discussed the status of the reverse due diligence of United. The Board of Directors discussed the scope, status and findings of the reverse due diligence with respect to United. As part of Palmetto’s final, confirmatory due diligence, the Board of Directors directed that Palmetto engage a third party loan review firm to conduct a review of a limited sample of United loans in certain specified categories.
Following the conclusion of the Palmetto Board of Directors meeting on April 16, 2015, through April 21, 2015, Palmetto and United and their respective advisers engaged in final due diligence (including reverse due diligence), negotiated the final terms of the merger agreement and the parties that would sign the support agreements, and prepared disclosure schedules related to the merger agreement. Final due diligence by each of Palmetto and United was conducted through in person meetings, phone calls, and document review, including meetings between Mr. Erwin and Mr. Harton on April 17, 2015 and April 21, 2015 which involved discussions of strategic fit, management philosophy and organizational structure, including the roles of certain Palmetto executive officers with United post-merger.
On April 20, 2015, the Palmetto Board of Directors, along with Sandler O’Neill and Nelson Mullins, held a meeting to discuss the status of due diligence and the merger agreement. The Board of Directors discussed Palmetto’s reverse due diligence, including the status of the third party loan review. Sandler O’Neill reviewed a draft fairness opinion presentation. Nelson Mullins reviewed the current draft of the merger agreement, and discussed changes to the merger agreement from the draft that the Board of Directors had previously approved, as well as voting support agreements, the termination fee and language regarding United dividend record dates.
On April 21, 2015, the Palmetto Board of Directors, along with Sandler O’Neill and Nelson Mullins, held a meeting. The Board of Directors reviewed with Sandler O’Neill and Nelson Mullins the final reverse due diligence findings, the merger agreement, the terms and conditions proposed in the merger agreement, the alternatives available to Palmetto and the advisability and fairness of the proposed merger. On April 21, 2015, United provided written offers of employment to each of Mr. Erwin and Mr. Dixon, which were provided to the Palmetto Board of Directors. The Palmetto Board of Directors discussed the terms of the written offers of employment that United had provided to each of Mr. Erwin and Mr. Dixon. Mr. Erwin and Mr. Dixon were each still considering the United proposals and no final agreement had been reached between United and either Mr. Erwin or Mr. Dixon at the time that the merger agreement was entered into. Sandler O’Neill rendered its oral opinion, subsequently confirmed in writing, that, as of April 21, 2015 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth in its opinion, the proposed merger consideration was fair, from a financial point of view, to the Palmetto shareholders. After further discussion, the Palmetto Board of Directors unanimously adopted and approved the merger agreement and unanimously determined to recommend the merger agreement to the Palmetto shareholders for approval.
The merger agreement was entered into on April 22, 2015. On the morning of April 22, 2015, Palmetto and United issued a joint news release publicly announcing the merger agreement.
Palmetto’s Reasons for the Merger and Recommendation of the Palmetto Board of Directors
It should be noted that the explanation of the reasoning of the Board of Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”
In reaching its decision to approve the merger agreement and recommend that Palmetto’s shareholders approve the merger agreement, in addition to relying on personal knowledge of Palmetto, United and the banking industry, the Palmetto Board of Directors consulted with outside financial and legal advisors, reviewed various financial data and due diligence information, and considered the views of Palmetto’s Chief Executive Officer and Palmetto’s Chief Operating Officer and Chief Risk Officer, who are also directors. After such consultation and review, and after considering Palmetto’s future prospects as an independent company and its strategic alternatives, the Palmetto Board of Directors concluded that the proposed merger with United was in the best interests of Palmetto and its shareholders.
In evaluating the merger agreement and reaching its decision to approve the merger agreement and recommend that Palmetto shareholders approve the merger agreement, Palmetto’s Board of Directors considered a number of factors, which it reviewed with its outside financial and legal advisors, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
the current and prospective business and economic environment of the markets served by Palmetto, including the competitive environment in Palmetto’s markets, the pressure on net interest margins resulting from a low interest rate environment, the continuing consolidation of the financial services industry, the increased regulatory burdens on financial institutions and the uncertainties in the regulatory climate going forward, and the escalating need for investment in technology;

•
the Board of Directors’ views with respect to other potential Palmetto strategic alternatives, including remaining independent, competing for organic growth, pursuing other merger partners, making acquisitions or engaging in share repurchases;

•
the overall greater scale that will be achieved by the merger, which should better position the combined company for growth and profitability;

•
the business, earnings, operations, financial condition, management, prospects, capital levels, technology and asset quality of both Palmetto and United, taking into account the results of Palmetto’s due diligence of United;

•
the value of the merger consideration to Palmetto’s shareholders, including the value of the merger consideration compared to:

◦
what the Board of Directors believed would be the likely trading price of Palmetto common stock if it were to remain an independent company, after considering, among other things, the value of Palmetto common stock implied by the adjusted tangible book value (adjusted to reflect a tangible common equity to tangible assets ratio of 9%, based on the median ratio of tangible common equity to tangible assets ratio for the comparable Southeast transactions, and a dollar-for-dollar payout on capital in excess of 9%) and earnings per share trading multiples of selected comparable companies included in the Sandler O’Neill fairness opinion analysis;

◦
the net present value of Palmetto’s common stock, as indicated by the Sandler O’Neill fairness opinion analysis, if Palmetto were to remain an independent company; and

◦
the trading volume and value of Palmetto shares during most of 2014, and the closing price of Palmetto common stock one day prior to the publishing of an article on “Merger Market” (www.mergermarket.com) on January 23, 2015 regarding a potential sale of Palmetto.

•
the financial terms of recent business combinations in the financial services industry reviewed by the Board of Directors and a comparison of the multiples paid in such selected business combinations with the terms of the merger, including information that was included in the Sandler O’Neill fairness opinion analysis that indicated that the merger consideration: as a percentage of adjusted tangible book value, and as a multiple of earnings, was higher than the comparable nationwide transactions group median and the comparable Southeast transactions group median; and represented a core deposit premium that was also higher than the comparable nationwide transactions group median and the comparable Southeast transactions group median;

•
the results of Palmetto’s exploration of possible merger partners other than United, and the Board of Directors’ views with respect to the likelihood of any such other merger occurring and providing greater value to Palmetto shareholders;

•
the views of the Board of Directors with respect to the complementary aspects of the Palmetto and United businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management and operating styles, which the Board of Directors believes should facilitate integration and enhance the likelihood of successful post-merger operations;

•
the greater liquidity in the trading market for United common stock relative to the trading market for Palmetto common stock;

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the belief of the Board of Directors that combining the two companies presents potential opportunities to realize operational, technological, marketing and other synergies resulting from the merger;

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the Board of Directors’ understanding of United’s commitment to enhancing its strategic position in South Carolina and in the Southeast region;

•
the fact that 70% of the Palmetto shares of common stock will be converted into the right to receive United common stock in the merger, which will allow Palmetto shareholders who desire to do so to participate substantially in the future performance of the combined Palmetto and United business and the potential synergies resulting from the merger;

•
the fact that 30% of the Palmetto shares of common stock will be converted into the right to receive cash consideration in the merger, which will allow Palmetto shareholders who desire to do so to receive a fixed amount of consideration for at least a portion of their Palmetto shares;

•
the views of the Board of Directors as to the likelihood that the regulatory approvals necessary to complete the merger would be obtained;

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the views of the Board of Directors as to the potential pro-forma impact of the merger on the future profitability and earnings per share of United and the potential impact of such factors on United’s stock price;

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United’s common stock price as a multiple of tangible book value and earnings had recently traded below that of certain peer averages reviewed by the Board of Directors, which may enhance its potential for positive future stock price appreciation;

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the views of the Board of Directors as to the ability of United’s management team to successfully integrate and operate the business of the combined company after the merger;

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the financial analysis prepared by Sandler O’Neill, Palmetto’s financial advisor, and the opinion delivered to the Board of Directors by Sandler O’Neill, to the effect that, as of April 21, 2015, and based upon and subject to the assumptions, limitations, qualifications and conditions described in such opinion, the merger consideration was fair, from a financial point of view, to the Palmetto shareholders; and

•
the financial and other terms of the merger agreement, which it reviewed with its outside financial and legal advisors, including the tax treatment and transaction protection provisions provided by the merger agreement, including:

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the ability of Palmetto’s Board of Directors to withdraw or materially modify its recommendation to Palmetto’s shareholders under certain circumstances (and the fact that the voting support agreements signed by Palmetto directors and certain significant shareholders terminate upon such a change of the Board of Directors’ recommendation);

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the ability of Palmetto’s Board of Directors to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal (subject to payment of a $7.5 million termination fee, which termination fee was lower, as a percentage of transaction value, than the average termination fee in comparable transactions reviewed by the Board of Directors); and

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Palmetto’s right to terminate the merger agreement in the event that United’s stock price declines by more than 15% in absolute terms and relative to the NASDAQ bank index, subject to United’s right to provide more stock or cash merger consideration in order to avoid such greater than 15% decline in merger consideration value and thereby avoid such Palmetto termination.

The Palmetto Board of Directors also considered a variety of risks and other potentially negative factors concerning the merger, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
•
that the exchange ratio of the stock portion of the merger consideration is fixed, so that if the market price of United common stock is lower at the time of the closing of the merger, the economic value of the per share merger consideration to be received by Palmetto’s shareholders electing, or otherwise receiving, shares of United common stock in exchange for their shares of Palmetto common stock will also be lower;

•
the fact that the estimated value of the merger consideration as of April 21, 2015 represented a discount to recent trading prices of Palmetto common stock (but a premium to Palmetto’s common stock price on the day before the January 23, 2015 Mergermarket.com article titled “Palmetto Bancshares Could Come to Market Soon, Bankers Say” and to the trading prices of Palmetto shares of common stock during most of 2014);

•
information that was included in the Sandler O’Neill fairness opinion analysis and presentations to the Board of Directors that indicated that the pro-forma dividends of the combined company represent a reduction in dividends to Palmetto shareholders whose shares are converted in the merger into United common stock (provided that the Palmetto Board of Directors also considered the possibility that, based on the low United dividend payout ratio as a percentage of earnings and on statements of United representatives, United may increase its dividend in the future);

•
credit quality issues that negatively impacted the historical performance of United, beginning in 2008, during the general economic downturn;

•
the possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of Palmetto’s ongoing business and in the loss of customers for the combined company;

•
the fact that, while Palmetto expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the merger, might not be obtained, and, as a result, the merger may not be consummated;

•
the fact that Palmetto’s officers and employees will have to focus on actions required to complete the merger, which will divert their attention from Palmetto’s day-to-day business, and that Palmetto will incur substantial transaction costs even if the merger is not consummated;

•
the risk that potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of the two companies;

•
the restrictions on the conduct of Palmetto’s business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent Palmetto from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Palmetto absent the pending completion of the merger;

•
the significant risks and costs involved in connection with entering into and completing the merger, or failing to complete the merger in a timely manner, or at all, including as a result of any failure to obtain required regulatory approvals, such as the risks and costs relating to diversion of management and employee attention from other strategic opportunities and operational matters, potential employee attrition, and the potential effect on business and customer relationships;

•
the fact that Palmetto would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement, and the possibility that, while it was not viewed as precluding other proposals, the $7.5 million termination fee payable by Palmetto upon the termination of the merger agreement under certain circumstances could potentially discourage certain other potential acquirers from making a competing offer to acquire Palmetto; and

•
the fact that Palmetto shareholders would not be entitled to dissenters’ rights in connection with the merger.

In addition, the Palmetto Board of Directors was aware of and considered the fact that some of Palmetto’s directors and executive officers may have other interests in the merger that may be different from, or in addition to, their interests as Palmetto shareholders, as more fully described under “— Interests of Palmetto’s Directors and Executive Officers in the Merger.” The Board of Directors also realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the Board of Directors concluded that the potential positive factors outweighed the risks and other potentially negative factors associated with the merger.
In reaching its conclusion, the Palmetto Board of Directors did not find it practical to assign, and did not assign, any relative or specific weight to the different factors that were considered, and individual members of the Board of Directors may have given different weight to different factors.
The Palmetto Board of Directors unanimously adopted the merger agreement and recommends that you vote “FOR” approval of the merger agreement.
Each of the Palmetto directors, as well as CapGen and the Patriot funds, have entered into a voting support agreement with United, pursuant to which they have agreed to vote in favor of the merger agreement at the special meeting. For more information regarding the support agreements, please see the section entitled “Special Shareholders’ Meeting — Support Agreements” beginning on page 8.
Opinion of Palmetto’s Financial Advisor
The fairness opinion of Palmetto’s financial advisor in connection with the merger, Sandler O’Neill, is described below. The description contains projections, estimates and other forward looking statements about the future earnings or other measures of the future performance of Palmetto, United and the combined companies after the merger. You should not rely on any of these statements as having been made or adopted by Sandler O’Neill, Palmetto or United. You should review the copy of the fairness opinion, which is attached as Appendix B.

By letter dated November 10, 2014, the Palmetto Board of Directors engaged Sandler O’Neill to act as its financial advisor in connection with a possible merger involving Palmetto. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. The Palmetto Board of Directors selected Sandler O’Neill to act as its financial advisor in connection with a possible merger of Palmetto based on Sandler O’Neill’s qualifications, expertise, reputation and experience in mergers and acquisitions involving community banks and its knowledge with respect to Palmetto.
Sandler O’Neill acted as financial advisor to the Palmetto Board of Directors in connection with the proposed merger with United and participated in certain of the negotiations leading to the execution of the merger agreement. At the April 21, 2015 meeting of the Palmetto Board of Directors, Sandler O’Neill delivered to the Palmetto Board of Directors its oral opinion, which was subsequently confirmed in writing, that, as of such date, the merger consideration was fair to the holders of Palmetto common stock from a financial point of view. The full text of Sandler O’Neill’s opinion is attached hereto as Appendix B. Sandler O’Neill’s fairness opinion was approved by Sandler O’Neill’s fairness opinion committee. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of Sander O’Neill’s opinion set forth below is qualified in its entirety by reference to the opinion. Palmetto’s shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.
Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to Palmetto’s Board of Directors and is directed only to the fairness of the merger consideration to the holders of Palmetto common stock from a financial point of view. It does not address the underlying business decision of Palmetto to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for Palmetto, the effect of any other transaction in which Palmetto might engage or any other aspect of the merger, and is not a recommendation to any Palmetto shareholder as to how such shareholder should vote at the special shareholder meeting with respect to the merger or any other matter. In connection with rendering its oral opinion on April 21, 2015, which was subsequently confirmed in writing, Sandler O’Neill reviewed and considered, among other things:
•
the merger agreement;

•
certain publicly available financial statements and other historical financial information of Palmetto that Sandler O’Neill deemed relevant;

•
certain publicly available financial statements and other historical financial information of United that Sandler O’Neill deemed relevant;

•
certain internal financial projections for Palmetto for the years ending December 31, 2015 through December 31, 2019, as provided by the senior management of Palmetto;

•
publicly available analyst earnings estimates for United for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term earnings per share growth rate for the years thereafter as discussed with the senior management of United;

•
the pro forma financial impact of the merger on United based on certain assumptions relating to estimated transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were provided by United;

•
a comparison of certain financial and other information for Palmetto and United, including stock trading information for Palmetto, with similar publicly available information for certain other publicly traded commercial banks;

•
the financial terms of certain other recent merger and acquisition transactions in the banking sector;

•
the current market environment generally and the banking environment in particular; and

•
such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of the senior management of Palmetto the business, financial condition, results of operations and prospects of Palmetto and held similar discussions with the senior management of United regarding the business, financial condition, results of operations and prospects of United.
In performing its review, Sandler O’Neill relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by Palmetto and United or that was otherwise reviewed by Sandler O’Neill and Sandler O’Neill assumed such accuracy and completeness for purposes of preparing its fairness opinion. Sandler O’Neill further relied on the assurances of the respective managements of Palmetto and United that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading in any material respect. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Palmetto or United or any of their respective subsidiaries. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Palmetto, United or the combined entity after the merger and Sandler O’Neill did not review any individual credit files relating to Palmetto or United. Sandler O’Neill assumed, with Palmetto’s consent, that the respective allowances for loan losses for both Palmetto and United were adequate to cover such losses and that they would be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Sandler O’Neill used internal financial projections for Palmetto as provided by the senior management of Palmetto and publicly available analyst earnings estimates for United for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term earnings per share growth rate for the years thereafter as discussed with the senior management of United. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were provided by United. With respect to those projections and estimates, the respective managements of Palmetto and United confirmed to Sandler O’Neill that those respective projections and estimates reflected the best currently available projections and estimates of those respective managements of the future financial performance of Palmetto and United, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expressed no opinion as to such projections or estimates or the assumptions on which they were based. Sandler O’Neill assumed that there were no material changes in the respective assets, financial condition, results of operations, business or prospects of Palmetto and United since the date of the most recent financial data made available to Sandler O’Neill. Sandler O’Neill also assumed in all respects material to its analysis that Palmetto and United would remain as going concerns for all periods relevant to Sandler O’Neill’s analyses. Sandler O’Neill expressed no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transactions contemplated in connection therewith.
Sandler O’Neill also assumed, with Palmetto’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements were not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no material delay, limitation, restriction or condition would be imposed that would have an adverse effect on Palmetto, United or the merger, (iii) the merger would be consummated without Palmetto’s rights under Section 9.1(g)(X) of the merger agreement having been triggered as a result of United’s stock price declining by more than 15% in absolute terms and relative to the NASDAQ bank index, or if such rights have been triggered, United would have exercised the option referred to in Section 9.1(g)(X) of the merger agreement to provide more stock or cash merger consideration in order to avoid such greater than 15% decline in merger consideration value and thereby avoid such Palmetto termination (iv) the merger and any related transaction would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.

Sandler O’Neill’s analyses and the views expressed therein were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Sandler O’Neill as of, the date of its fairness opinion. Events occurring after the date thereof could materially affect Sandler O’Neill’s views. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its fairness opinion or otherwise comment upon events occurring after the date thereof. Sandler O’Neill expressed no opinion as to the trading values of Palmetto common stock after the date of its fairness opinion or what the value of United’s common stock will be once it is actually received by the holders of Palmetto common stock. Sandler O’Neill did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by Palmetto’s officers, directors, or employees, or any class of such persons, relative to the compensation to be received in the merger by any other shareholders of Palmetto.
In rendering its oral opinion on April 21, 2015, which was subsequently confirmed in writing, Sandler O’Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O’Neill, but is not a complete description of all the analyses underlying Sandler O’Neill’s fairness opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather, Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather, Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O’Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all of such factors and analyses, could create an incomplete view of the evaluation process underlying its fairness opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Palmetto or United and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Palmetto, United and the companies to which they are being compared.
In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Palmetto and Sandler O’Neill. The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its fairness opinion and provided such analyses to Palmetto’s Board of Directors at the meeting held on April 21, 2015. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. The analyses and fairness opinion of Sandler O’Neill were among a number of factors taken into consideration by Palmetto’s Board of Directors in making its determination to approve the merger agreement and the transactions contemplated by the merger agreement (including the merger) and the analyses described below should not be viewed as determinative of the decision of Palmetto’s Board of Directors or management with respect to the fairness of the merger.
Summary of Proposed Transaction.   Sandler O’Neill reviewed the financial terms of the proposed transaction. Pursuant to the terms of the merger agreement, upon the effective time of the merger, holders of Palmetto common stock will be entitled to receive, in exchange for each share of Palmetto common stock, consideration equal to either (i) 0.97 shares of United common stock, or (ii) $19.25 in cash, without interest; provided, that the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock.
Based upon financial information for Palmetto as of or for the twelve month period ending March 31, 2015, Sandler O’Neill calculated the following transaction ratios:

Transaction Multiples

Transaction Value/Book Value	181.4%
Transaction Value/Tangible Book Value	181.4%
Transaction Value/Adjusted Tangible Book Value(1)	199.8%
Price/Last Twelve Months Earnings	24.0x
Price/2015 Estimated Earnings(2)	21.1x
Tangible Book Premium/Core Deposits(3)	14.3%

(1)
Adjusted Tangible Book Value (“TBV”) targeting 9.0% Tangible Common Equity (“TCE”)/Total Assets (“TA”) and dollar-for-dollar payout on capital in excess of 9.0%.

(2)
Based on projections, as of April 21, 2015, as provided by Palmetto senior management.

(3)
Core deposits are defined as total deposits less time deposits greater than $100,000.

The aggregate transaction value was approximately $241.4 million, based upon the volume-weighted average stock price for United common stock over the ten trading day period ended April 17, 2015 of $18.88 per share, 12,814,574 shares of Palmetto common stock outstanding at April 21, 2015, and the implied value of 402,001 in-the-money options with a weighted average exercise price of  $10.90.
Stock Trading History.   Sandler O’Neill reviewed the history of the publicly reported trading prices of Palmetto’s common stock and United’s common stock for the periods of one year and three years, respectively, ended April 17, 2015. Sandler O’Neill then compared the relationship between the movements in the price of Palmetto’s and United’s common stock, respectively, to movements in their respective peer groups as well as certain stock indices.
The Palmetto peer group (the “Palmetto Peer Group”) consisted of the following selected financial institutions:
Peer Group(1):
Stonegate Bank	Peoples Bancorp of NC Inc.
American National Bankshares	Southern National Bancorp of VA
Middleburg Financial Corp.	Auburn National Bancorp.
National Bancshares Inc.	Fauquier Bankshares Inc.
Monarch Financial Holdings	United Security Bancshares
Access National Corp.

(1)
Selected public, major exchange traded banks headquartered in the Southeast with total assets of  $500 million to $2.0 billion, TCE/TA greater than 9.0%, last twelve months return on average assets (“LTM ROAA”) greater than 0.50% and nonperforming/total assets less than 2.0% (nonperforming assets defined as (nonaccrual loans + other real estate owned)), which financial measures Sandler O’Neill deemed to be relevant to Palmetto’s financial condition and appropriate for selecting peer financial institutions for Palmetto.

The United peer group (the “United Peer Group”) consisted of the following selected financial institutions:
Peer Group(1):
BankUnited Inc.	Union Bankshares Corp.
BancorpSouth Inc.	Capital Bank Financial Corp.
United Bancshares Inc.	Bank of the Ozarks Inc.
Trustmark Corp.	WesBanco Inc.
South State Corporation	Pinnacle Financial Partners
Home BancShares Inc.	Renasant Corporation

(1)
Selected public, major exchange traded banks headquartered in the Southeast with total assets of  $5.0 billion to $20.0 billion, LTM ROAA greater than 0.50% and nonperforming/total assets less than 2.0%, which financial measures Sandler O’Neill deemed to be relevant to Palmetto’s financial condition and appropriate for selecting peer financial institutions for United.

Palmetto’s One Year Stock Performance

	Beginning Index Value April 17, 2014	Ending Index Value April 17, 2015
Palmetto	100%	134.3%
Palmetto Peer Group	100%	103.3%
NASDAQ Bank Index	100%	103.6%
S&P 500 Index	100%	111.6%

Palmetto’s Three Year Stock Performance

	Beginning Index Value April 17, 2012	Ending Index Value April 17, 2015
Palmetto	100%	340.3%
Palmetto Peer Group	100%	129.4%
NASDAQ Bank Index	100%	147.2%
S&P 500 Index	100%	149.6%

United’s One Year Stock Performance

	Beginning Index Value April 17, 2014	Ending Index Value April 17, 2015
United	100%	99.5%
United Peer Group	100%	108.4%
NASDAQ Bank Index	100%	103.6%
S&P 500 Index	100%	111.6%

United’s Three Year Stock Performance

	Beginning Index Value April 17, 2012	Ending Index Value April 17, 2015
United	100%	203.0%
United Peer Group	100%	170.5%
NASDAQ Bank Index	100%	147.2%
S&P 500 Index	100%	149.6%
Review of Analyst Recommendations and Estimates.   Sandler O’Neill reviewed publicly available research analyst estimates and recommendations to outline the current analyst views of Palmetto’s common stock. The analysis compared published recommendations and earnings per share estimates for the years ending December 31, 2015 and December 31, 2016. As of April 17, 2015, two research analysts had published recommendations for Palmetto’s common stock, composed of one “market perform” recommendation and one “hold” recommendation. The table below sets forth the median of the estimates (provided that only one of the research analysts had published a 2016 earnings per share estimate for Palmetto’s common stock):
2015 earnings per share	$0.90
2016 earnings per share	$0.95
Sandler O’Neill also reviewed publicly available research analyst estimates and recommendations to outline the current analyst views of United’s common stock. The analysis compared published recommendations and earnings per share estimates for the years ending December 31, 2015 and December 31, 2016 by analysts whose estimates had been reviewed after United’s January 27, 2015 announcement of its acquisition of MoneyTree Corporation. As of April 17, 2015, four such research analysts had published recommendations for United’s common stock composed of one “market perform” recommendation, one “outperform” recommendation and two “buy” recommendations. The table below sets forth the median of the estimates:
2015 earnings per share	$1.27
2016 earnings per share	$1.40
Comparable Company Analysis.   Sandler O’Neill also used publicly available information as well as information provided by the senior management of Palmetto to compare selected financial and market trading information for Palmetto and the Palmetto Peer Group, a specific group of financial institutions selected by Sandler O’Neill.
The table below sets forth the data for Palmetto as of or for the twelve months ended March 31, 2015 and the high, low, mean and median data for the Palmetto Peer Group as of or for the twelve months ended December 31, 2014, with pricing data as of April 17, 2015.

Comparable Company Analysis

	Palmetto	Palmetto Peer Group(1)
		High Result	Low Result	Mean Result	Median Result
Total Assets (in millions)	$1,173	$1,723	$573	$1,045	$1,053
Gross Loans/Deposits	86.0%	102.8%	54.9%	78.6%	80.0%
Tangible Common Equity/Tangible Assets	11.6%	13.9%	9.1%	10.5%	10.0%
Tier I Leverage Ratio	11.9%	14.6%	9.7%	11.2%	10.9%
Total Risk Based Capital Ratio	15.6%	24.9%	12.4%	17.2%	16.6%
LTM Return on Average Assets	0.9%	1.5%	0.6%	1.0%	0.9%
LTM Return on Average Equity	7.4%	14.5%	4.9%	8.9%	9.0%
LTM Net Interest Margin	3.8%	5.5%	3.2%	4.0%	3.8%
LTM Efficiency Ratio	73.6%	82.7%	44.4%	66.4%	60.6%
Loan Loss Reserve/Gross Loans	1.6%	2.3%	1.0%	1.4%	1.4%
Nonperforming Assets/Total Assets	1.4%	2.2%	0.2%	0.8%	0.5%
Price/Tangible Book Value	180.0%	194.0%	67.0%	129.0%	126.0%
Price/LTM Earnings Per Share	25.6x	24.5x	11.1x	14.8x	13.2x
Market Capitalization (in millions)	$239	$378	$50	$153	$135
Sandler O’Neill also used publicly available information as well as information provided by the senior management of United to perform a similar analysis for United and the United Peer Group, a group of financial institutions as selected by Sandler O’Neill.
The table below sets forth the data for United as of or for the twelve months ended March 31, 2015 and the high, low, mean and median data for the United Peer Group as of or for the twelve months ended December 31, 2014, with pricing data as of April 17, 2015.

Comparable Company Analysis

	United	United Peer Group(1)
		High Result	Low Result	Mean Result	Median Result
Total Assets (in millions)	$7,664	$19,211	$5,805	$9,423	$7,670
Gross Loans/Deposits	74.4%	100.7%	72.2%	89.7%	92.3%
Tangible Common Equity/Tangible Assets	9.9%	13.6%	7.5%	9.6%	9.5%
Tier I Leverage Ratio	8.8%	14.3%	9.5%	10.8%	10.4%
Total Risk Based Capital Ratio	12.8%	19.1%	12.5%	14.4%	14.0%
LTM Return on Average Assets	0.9%	2.0%	0.7%	1.1%	1.1%
LTM Return on Average Equity	9.4%	15.0%	4.7%	8.9%	8.7%
LTM Net Interest Margin	3.3%	5.5%	3.6%	4.3%	4.1%
LTM Efficiency Ratio	58.2%	70.6%	39.9%	57.5%	60.7%
Loan Loss Reserve/Gross Loans	1.5%	1.5%	0.6%	1.0%	1.0%
Nonperforming Assets/Total Assets	0.3%	1.4%	0.2%	0.9%	0.9%
Price/Tangible Book Value	150.0%	336.0%	148.0%	228.0%	213.0%
Price/LTM Earnings Per Share	16.5x	27.7x	13.0x	19.5x	19.4x
Market Capitalization (in millions)	$1,104	$3,448	$948	$1,955	$1,633

Net Present Value Analysis.   Sandler O’Neill performed an analysis that estimated the net present value per share of Palmetto’s common stock through December 31, 2019. Sandler O’Neill based its analysis on internal financial projections for Palmetto for the years ending December 31, 2015 through December 31, 2019, as provided by the senior management of Palmetto.
To approximate the terminal value of Palmetto common stock at December 31, 2019, Sandler O’Neill applied price to earnings multiples of 12.0x to 17.0x and multiples of tangible book value ranging from 110% to 185%. Sandler O’Neill selected the price to earnings and tangible book value multiples based on Sandler O’Neill’s review of, among other matters, the trading multiples of companies in the Palmetto Peer Group. The terminal values were then discounted to present values using discount rates ranging from 9.0% to 15.0%, which were selected to reflect different assumptions regarding potential desired rates of return of holders of Palmetto common stock.
As illustrated in the following tables, the analysis indicates an imputed range of values per share of Palmetto common stock of  $9.93 to $17.43 when applying multiples of earnings to the applicable amounts indicated in the Palmetto projections and $9.02 to $18.35 when applying multiples of tangible book value to the applicable amounts indicated in the Palmetto projections.
Discount Rate	Earnings Multiples (Value shown is a per share valuation)
	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x
9%	$12.80	$13.73	$14.65	$15.58	$16.51	$17.43
10%	$12.26	$13.14	$14.03	$14.91	$15.80	$16.68
11%	$11.74	$12.59	$13.43	$14.28	$15.13	$15.97
12%	$11.25	$12.06	$12.87	$13.68	$14.49	$15.30
13%	$10.79	$11.56	$12.34	$13.11	$13.88	$14.66
14%	$10.35	$11.09	$11.83	$12.57	$13.31	$14.05
15%	$9.93	$10.64	$11.35	$12.06	$12.77	$13.48
Discount Rate	Tangible Book Value Multiples (Value shown is a per share valuation)
	110%	125%	140%	155%	170%	185%
9%	$11.60	$12.95	$14.30	$15.65	$17.00	$18.35
10%	$11.11	$12.40	$13.69	$14.98	$16.27	$17.56
11%	$10.65	$11.88	$13.12	$14.35	$15.58	$16.81
12%	$10.21	$11.39	$12.57	$13.75	$14.92	$16.10
13%	$9.79	$10.92	$12.05	$13.17	$14.30	$15.43
14%	$9.40	$10.47	$11.55	$12.63	$13.71	$14.79
15%	$9.02	$10.05	$11.08	$12.12	$13.15	$14.18
Sandler O’Neill also considered and discussed with Palmetto’s Board of Directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Palmetto’s net income varied from 25.0% above projections to 25.0% below projections. This analysis resulted in the following reference ranges of aggregate values for Palmetto common stock using a discount rate of 12.87%.

Earnings Projection Change from Base Case	Earnings Multiples (Value shown is a per share valuation)
	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x
(25.0)%	$8.51	$9.10	$9.68	$10.26	$10.85	$11.43
(20.0)%	$8.98	$9.60	$10.23	$10.85	$11.47	$12.09
(15.0)%	$9.45	$10.11	$10.77	$11.43	$12.09	$12.75
(10.0)%	$9.91	$10.61	$11.31	$12.02	$12.72	$13.42
(5.0)%	$10.38	$11.12	$11.86	$12.60	$13.34	$14.08
0.0%	$10.85	$11.63	$12.40	$13.18	$13.96	$14.74
5.0%	$11.31	$12.13	$12.95	$13.77	$14.58	$15.40
10.0%	$11.78	$12.64	$13.49	$14.35	$15.21	$16.06
15.0%	$12.25	$13.14	$14.04	$14.93	$15.83	$16.72
20.0%	$12.72	$13.65	$14.58	$15.52	$16.45	$17.39
25.0%	$13.18	$14.16	$15.13	$16.10	$17.07	$18.05
The following table describes the discount rate calculation for Palmetto common stock prepared by Sandler O’Neill. The discount rate equals the sum of the risk free rate, the equity risk premium and the size premium. A size premium was used in calculating the discount rate for Palmetto common stock because Sandler O’Neill believed that Palmetto’s common stock has historically been too thinly traded for the beta of its common stock price to provide a reliable measure of the volatility, or systematic risk, of Palmetto’s common stock in comparison to the stock market as a whole.
Risk Free Rate	4.00%	Based on 20-year normalized treasury yield
Equity Risk Premium	5.00%	Per Duff & Phelps 2014 Valuation Handbook
Size Premium	3.87%	Per Duff & Phelps 2014 Valuation Handbook
Discount Rate	12.87%
Sandler O’Neill also performed an analysis that estimated the net present value per share of United common stock assuming that United performed in accordance with publicly available analyst earnings estimates for the years ending December 31, 2015 and 2016, and that its earnings for the years ending December 31, 2017, 2018 and 2019 grew at an annual long-term growth rate of 8.5% (which 8.5% growth rate was discussed with the senior management of United). To approximate the terminal value of United common stock at December 31, 2019, Sandler O’Neill applied price to earnings multiples ranging from 15.0x to 20.0x and multiples of tangible book value ranging from 150% to 275%. Sandler O’Neill selected the price to earnings and tangible book value multiples based on Sandler O’Neill’s review of, among other matters, the trading multiples of selected companies that Sandler O’Neill deemed to be comparable to United. The terminal values were then discounted to present values using different discount rates ranging from 7.0% to 13.0%, which were chosen to reflect different assumptions regarding required rates of return of holders of United’s common stock.
As illustrated in the following tables, the analysis indicates an imputed range of values per share of United common stock of  $15.90 to $27.26 when applying earnings multiples to the applicable amounts indicated in the United projections and $16.17 to $37.67 when applying multiples of tangible book value to the applicable amounts indicated in the United projections.

Discount Rate	Earnings Multiples (Value shown is a per share valuation)
	15.0x	16.0x	17.0x	18.0x	19.0x	20.0x
7%	$20.75	$22.05	$23.36	$24.66	$25.96	$27.26
8%	$19.83	$21.07	$22.32	$23.56	$24.80	$26.04
9%	$18.96	$20.14	$21.33	$22.52	$23.70	$24.89
10%	$18.13	$19.26	$20.40	$21.53	$22.67	$23.80
11%	$17.35	$18.43	$19.51	$20.60	$21.68	$22.77
12%	$16.60	$17.64	$18.68	$19.71	$20.75	$21.79
13%	$15.90	$16.89	$17.88	$18.88	$19.87	$20.86
Discount Rate	Tangible Book Value Multiples (Value shown is a per share valuation)
	150%	175%	200%	225%	250%	275%
7%	$21.11	$24.42	$27.73	$31.05	$34.36	$37.67
8%	$20.17	$23.33	$26.50	$29.66	$32.82	$35.98
9%	$19.28	$22.30	$25.32	$28.34	$31.36	$34.38
10%	$18.44	$21.33	$24.21	$27.10	$29.98	$32.87
11%	$17.65	$20.40	$23.16	$25.92	$28.68	$31.43
12%	$16.89	$19.53	$22.16	$24.80	$27.44	$30.07
13%	$16.17	$18.70	$21.22	$23.74	$26.26	$28.78
Sandler O’Neill also considered and discussed with the Palmetto Board of Directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming United’s net income varied from 25% above projections to 25% below projections. This analysis resulted in the following range of per share values for United common stock, using the same price to earnings multiples of 15.0x to 20.0x and a discount rate of 9.21%, based on a 4.00% 20-year normalized treasury yield, a two-year beta of United’s common stock of 1.042x, and an equity risk premium of 5.00%.
Earnings Projection Change from Base Case	Earnings Multiples (Value shown is a per share valuation)
	15.0x	16.0x	17.0x	18.0x	19.0x	20.0x
(25.0)%	$14.37	$15.25	$16.13	$17.02	$17.90	$18.78
(20.0)%	$15.25	$16.19	$17.13	$18.07	$19.01	$19.95
(15.0)%	$16.13	$17.13	$18.13	$19.13	$20.13	$21.13
(10.0)%	$17.02	$18.07	$19.13	$20.19	$21.25	$22.31
(5.0)%	$17.90	$19.01	$20.13	$21.25	$22.37	$23.48
0.0%	$18.78	$19.95	$21.13	$22.31	$23.48	$24.66
5.0%	$19.66	$20.90	$22.13	$23.36	$24.60	$25.83
10.0%	$20.54	$21.84	$23.13	$24.42	$25.72	$27.01
15.0%	$21.42	$22.78	$24.13	$25.48	$26.83	$28.18
20.0%	$22.31	$23.72	$25.13	$26.54	$27.95	$29.36
25.0%	$23.19	$24.66	$26.13	$27.60	$29.07	$30.54
In connection with its analyses, Sandler O’Neill considered and discussed with the Palmetto Board of Directors how the net present value analyses would be affected by changes in the underlying assumptions. Sandler O’Neill noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.
Analysis of Selected Merger Transactions.   Sandler O’Neill reviewed two groups of comparable merger and acquisition transactions. The first group, referred to as the nationwide transaction group, included merger transactions announced from January 1, 2013 through April 20, 2015 involving selected United States-based banks in which the target’s total assets were between $500 million and $3.0 billion, with the target’s LTM ROAA greater than 0.50%, and the target’s NPAs/Assets less than 5.0%. Sandler O’Neill deemed these transactions to be comparable to the proposed United and Palmetto merger.

The nationwide transaction group was composed of the following transactions:
Acquirer/Target
Pinnacle Financial Partners, Inc.	/	CapitalMark Bank & Trust
Western Alliance Bancorporation	/	Bridge Capital Holdings
Community Bank System, Inc.	/	Oneida Financial Corp.
Farmers National Banc Corp.	/	National Bancshares Corporation
Chemical Financial Corporation	/	Lake Michigan Financial Corporation
Stupp Bros., Inc.	/	Southern Bancshares Corp.
Bridge Bancorp, Inc.	/	Community National Bank
UMB Financial Corporation	/	Marquette Financial Companies
Northwest Bancshares, Inc.	/	LNB Bancorp, Inc.
Renasant Corporation	/	Heritage Financial Group, Inc.
IBERIABANK Corporation	/	Georgia Commerce Bancshares, Inc.
MidWestOne Financial Group, Inc.	/	Central Bancshares, Inc.
BNC Bancorp	/	Valley Financial Corporation
Berkshire Hills Bancorp, Inc.	/	Hampden Bancorp, Inc.
S&T Bancorp, Inc.	/	Integrity Bancshares, Inc.
WesBanco, Inc.	/	ESB Financial Corporation
IBERIABANK Corporation	/	Old Florida Bancshares, Inc.
Heartland Financial USA, Inc.	/	Community Banc-Corp. of Sheboygan
HomeStreet, Inc.	/	Simplicity Bancorp, Inc.
BB&T Corporation	/	Bank of Kentucky Financial Corporation
Peoples Bancorp Inc.	/	NB&T Financial Group, Inc.
Bank of the Ozarks, Inc.	/	Intervest Bancshares Corporation
Columbia Banking System, Inc.	/	Intermountain Community Bancorp
First Midwest Bancorp, Inc.	/	Great Lakes Financial Resources, Inc.
State Bank Financial Corporation	/	Georgia-Carolina Bancshares, Inc.
Eagle Bancorp, Inc.	/	Virginia Heritage Bank
National Penn Bancshares, Inc.	/	TF Financial Corporation
CU Bancorp	/	1st Enterprise Bank
Simmons First National Corporation	/	Liberty Bancshares, Inc.
Simmons First National Corporation	/	Community First Bancshares, Inc.
Eastern Bank Corporation	/	Centrix Bank & Trust
First Interstate BancSystem, Inc.	/	Mountain West Financial Corp.
Bank of the Ozarks, Inc.	/	Summit Bancorp, Inc.
BancorpSouth, Inc.	/	Central Community Corporation
Center Bancorp, Inc.	/	ConnectOne Bancorp, Inc.
IBERIABANK Corporation	/	Teche Holding Company
Old National Bancorp	/	United Bancorp, Inc.
BancorpSouth, Inc.	/	Ouachita Bancshares Corp.
Provident Financial Services, Inc.	/	Team Capital Bank
ViewPoint Financial Group, Inc.	/	LegacyTexas Group, Inc.
Independent Bank Group, Inc.	/	BOH Holdings, Inc.
Heritage Financial Corporation	/	Washington Banking Company
East West Bancorp, Inc.	/	MetroCorp Bancshares, Inc.
Old National Bancorp	/	Tower Financial Corporation
Prosperity Bancshares, Inc.	/	F & M Bancorporation Inc.
Mercantile Bank Corporation	/	Firstbank Corporation
Cullen/Frost Bankers, Inc.	/	WNB Bancshares, Inc.
CenterState Banks, Inc.	/	Gulfstream Bancshares, Inc.

Prosperity Bancshares, Inc.	/	FVNB Corp.
Bear State Financial, Inc.	/	First National Security Company
Peoples Financial Services Corp.	/	Penseco Financial Services Corporation
Home BancShares, Inc.	/	Liberty Bancshares, Inc
Heartland Financial USA, Inc.	/	Morrill Bancshares, Inc.
Triumph Consolidated Cos., LLC	/	National Bancshares, Inc.
Provident New York Bancorp	/	Sterling Bancorp
CBFH, Inc.	/	VB Texas, Inc.
F.N.B. Corporation	/	PVF Capital Corp.
United Bankshares, Inc.	/	Virginia Commerce Bancorp, Inc.
The second group, referred to as the Southeast transaction group, included merger transactions announced from January 1, 2013 through April 20, 2015 involving those in which the target was headquartered in the Southeast U.S. where the target’s total assets were between $500 million and $3.0 billion, with the target’s LTM ROAA greater than 0.50%, and the target’s NPAs/Assets less than 5.0% Sandler O’Neill deemed these transactions to be reflective of the proposed United and Palmetto merger.
The Southeast transaction group was composed of the following transactions:
Acquirer/Target
Pinnacle Financial Partners, Inc.	/	CapitalMark Bank & Trust
Renasant Corporation	/	Heritage Financial Group, Inc.
IBERIABANK Corporation	/	Georgia Commerce Bancshares, Inc.
BNC Bancorp	/	Valley Financial Corporation
IBERIABANK Corporation	/	Old Florida Bancshares, Inc.
State Bank Financial Corporation	/	Georgia-Carolina Bancshares, Inc.
Eagle Bancorp, Inc.	/	Virginia Heritage Bank
Simmons First National Corporation	/	Community First Bancshares, Inc.
Bank of the Ozarks, Inc.	/	Summit Bancorp, Inc.
CenterState Banks, Inc.	/	Gulfstream Bancshares, Inc.
Bear State Financial, Inc.	/	First National Security Company
Home BancShares, Inc.	/	Liberty Bancshares, Inc.
United Bankshares, Inc.	/	Virginia Commerce Bancorp, Inc.
As illustrated in the following table, Sandler O’Neill compared the transaction price to book value per share, transaction price to tangible book value per share, transaction price to adjusted tangible book value per share (adjusted to reflect a tangible common equity to tangible assets ratio of 9%, based on the median ratio of tangible common equity to tangible assets ratio for the comparable Southeast transactions, and a dollar-for-dollar payout on capital in excess of 9%), transaction price to last twelve months earnings, and core deposit premium for the proposed merger as compared to the high, low, mean and median multiples of the comparable transactions in both the nationwide transaction group and the Southeast transaction group.

Comparable Southeast Transaction Multiples

	United/ Palmetto	Comparable Southeast Transactions(1)
		High Result	Low Result	Mean Result	Median Result
Transaction Value/Book Value	181.4%	243.0%	84.0%	165.0%	173.0%
Transaction Value/Tangible Book Value	181.4%	243.0%	135.1%	176.6%	173.0%
Transaction Value/Adjusted Tangible Book Value	199.8%	231.5%	141.5%	177.0%	168.4%
Transaction Value/LTM Earnings	24.0x	36.3x	11.9x	19.6x	16.9x
Core Deposit Premium(3)	14.3%	21.0%	5.2%	10.9%	10.8%

Comparable Nationwide Transaction Multiples

	United/ Palmetto	Comparable Nationwide Transactions(2)
		High Result	Low Result	Mean Result	Median Result
Transaction Value/Book Value	181.4%	284.1%	78.0%	165.7%	165.8%
Transaction Value/Tangible Book Value	181.4%	284.1%	84.2%	177.0%	173.8%
Transaction Value/Adjusted Tangible Book Value	199.8%	245.0%	99.9%	172.1%	168.8%
Transaction Value/LTM Earnings	24.0x	43.9x	4.3x	18.7x	17.2x
Core Deposit Premium(3)	14.3%	21.0%	(0.8)%	10.0%	10.1%

(1)
High, low, mean and median for selected Southeast bank transactions since January 1, 2013 with Target Total Assets between $500 Million and $3.0 Billion, Target LTM ROAA greater than 0.50% and Target NPAs/Assets less than 5.0%.

(2)
High, low, mean and median for selected nationwide bank transactions since January 1, 2013 with Target Total Assets between $500 Million and $3.0 Billion, Target LTM ROAA greater than 0.50% and Target NPAs/Assets less than 5.0%.

(3)
Core deposits defined as total deposits less time deposits greater than $100,000.

Pro Forma Merger Analysis.   Sandler O’Neill analyzed certain potential pro forma effects of the merger, based on the following assumptions provided by United’s management: (i) the merger closes in the third calendar quarter of 2015; (ii) 100% of outstanding Palmetto common shares are converted into the right to receive, at the election of the holder thereof, 0.97 shares of United common stock, or $19.25 in cash, without interest; provided, that the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock; and (iii) all outstanding Palmetto options are cashed out by United at closing, except for those Palmetto options granted under the Palmetto 1997 Stock Compensation Plan, which will be converted into a stock option to purchase shares of United common stock.
Sandler O’Neill also incorporated the following assumptions, as provided by United’s senior management: (a) estimated earnings per share projections for Palmetto for the years ending December 31, 2015 through December 31, 2017, based on projections provided to United by Palmetto senior management, projections for the years ending December 31, 2015 and December 31, 2016 for United based on consensus Wall Street research analyst estimates and a long-term earnings per share growth rate of 8.50% for the years ending December 31, 2017 through December 31, 2019, which 8.50% growth rate was discussed with the senior management of United; (b) purchase accounting adjustments of a credit mark on loans equal to 1.90% of gross loans, an interest rate mark of  $1.0 million, an other real estate owned mark of  $3.0 million, a fixed asset mark of  $2.9 million, and other purchase accounting marks totaling approximately $3.1 million; (c) cost savings equal to approximately 40% of Palmetto’s projected non-interest expense, which would be 100% realized in the first full year of operations; (d) transaction costs and expenses of approximately $20 million; (e) a 1.80% core deposit premium on $757 million of core deposits; (f) opportunity cost of cash on hand of 1.0%; and (g) an assumed $30 million subordinated debt offering with an estimated 5.5% coupon to finance a portion of the cash consideration for the merger (with the remaining cash consideration funded through a United bank level dividend to the holding company). The analysis indicated that the merger (excluding transaction expenses) would be approximately 1.2% dilutive and then approximately 10.5%, 12.4%, 13.3% and 12.1% accretive to United’s earnings per share in 2015, 2016, 2017, 2018 and 2019, respectively, and would be approximately 6.8%, 7.7%, 5.9%, 4.0%, 2.2%, and 0.7% dilutive to United’s tangible book value per share at the closing of the merger and at year end 2015, 2016, 2017, 2018 and 2019, respectively. Assuming (i) that post-merger United dividend per share would remain the same as United’s stand-alone dividend per share, and (ii) assuming that Palmetto as a stand-alone entity would pay dividends equal to 35.9% of its net income in 2015 and 40.0% of its net income for the years 2016 through 2019 as reflected in the Palmetto management projections, the analysis indicated that the merger (excluding transaction expenses) would be approximately 33.3%, 25.9%, 32.7%, 37.3% and 38.1% dilutive to Palmetto shareholder dividends for the years ending December 31, 2015, 2016, 2017, 2018 and 2019, respectively.
Sandler O’Neill also analyzed certain capital ratios of United on a pro forma basis for the merger. That analysis provided the following results:

Pro Forma Capital Ratios

	Closing 9/30/2015	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019
Tangible Common Equity/Tangible Assets	9.5%	9.6%	10.1%	10.5%	10.9%	11.4%
Tangible Equity/Tangible Assets	9.7%	9.8%	10.1%	10.5%	10.9%	11.4%
Tier 1 Common/Risk-Weighted Assets	11.6%	11.9%	13.3%	14.7%	15.2%	15.6%
Tier 1 Leverage Ratio	9.3%	9.5%	10.6%	11.6%	11.9%	12.4%
Tier 1 Risk Based Capital Ratio	12.7%	12.9%	14.1%	15.4%	15.9%	16.2%
Total Risk Based Capital Ratio	14.2%	14.5%	15.6%	16.8%	17.3%	17.6%
Sandler O’Neill’s Relationship.   Sandler O’Neill acted as financial advisor to the board of directors of Palmetto in connection with the merger. Palmetto has agreed to pay Sandler O’Neill a transaction fee in connection with the merger, the majority of which is subject to the closing of the merger. The transaction fee is equal to 1.15% of the aggregate transaction value, if the merger consideration value per Palmetto share is less than $20 per share, and 1.25% of the aggregate transaction value, if the merger consideration value per Palmetto share is equal to or greater than $20 per share (with the transaction value and the merger consideration value per share being determined based on the average closing price of United common stock during the five trading days ending five trading days prior to the date of the merger). Sandler O’Neill received a fee of  $750,000 payable upon the signing of the merger agreement, which fee will be credited against the transaction fee due to Sandler O’Neill at the closing of the merger. Sandler O’Neill received a fee of  $350,000 associated with the delivery of its fairness opinion, which became payable upon Sandler O’Neill’s rendering its fairness opinion to the Palmetto board of directors, which fairness opinion fee will be credited against the transaction fee due to Sandler O’Neill at the closing of the merger. Palmetto has also agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses, up to $50,000, and to indemnify Sandler O’Neill and its affiliates and their respective partners, directors, officers, employees and agents against certain liabilities arising out of its engagement.
Sandler O’Neill has not provided other investment banking services to Palmetto in the past two years. In the past two years, Sandler O’Neill has performed certain investment banking services for United and received fees totaling approximately $0.4 million for such investment banking services and may provide, and receive compensation for, such services in the future.

In the ordinary course of its business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Palmetto and United and their affiliates. Sandler O’Neill may also actively trade the equity and debt securities of Palmetto, United or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.
Palmetto’s Unaudited Prospective Financial Information
Palmetto does not as a matter of course publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of a potential merger, Palmetto management prepared certain projections of Palmetto’s future financial performance, which we refer to as the Palmetto management projections, which contain unaudited prospective financial information with respect to Palmetto on a standalone, pre-merger basis, and which were made available to Palmetto’s financial advisor, Sandler O’Neill. The Palmetto management projections for 2015 through 2017 were provided to United and to each of the other potential merger partners that signed a non-disclosure agreement with Palmetto. The Palmetto management projections were not prepared with a view toward public disclosure and the inclusion of the Palmetto management projections in this document should not be regarded as an indication that Palmetto or any other recipient of the Palmetto management projections considered, or now considers, them to be necessarily predictive of actual future results. Neither Palmetto nor its affiliates assume any responsibility for the accuracy of the Palmetto management projections. The Palmetto management projections were not prepared with a view toward complying with the guidelines of the SEC, the guidelines established by the Public Company Accounting Oversight Board for preparation or presentation of financial information, or generally accepted accounting principles in the United States. Neither Palmetto’s current independent registered public accounting firm, Elliott Davis Decosimo, LLC, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Palmetto management projections, or expressed any opinion or any other form of assurance on such information or its achievability. The report of Elliott Davis Decosimo, LLC that is incorporated by reference into this document related only to Palmetto’s historical financial information. It does not extend to any prospective financial information.
The Palmetto management projections reflect numerous estimates and assumptions made by Palmetto with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Palmetto’s business, all of which are difficult to predict and many of which are beyond Palmetto’s control. The Palmetto management projections also reflect assumptions as to certain business decisions that are subject to change. The Palmetto management projections reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Palmetto management projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, Palmetto’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, interest rates, the regulatory environment, and the various risks set forth in Palmetto’s reports filed with the SEC. None of Palmetto, United nor any of their financial advisors nor any of their affiliates assumes any responsibility for the validity, accuracy or completeness of the Palmetto management projections described below. The Palmetto management projections do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Further, the Palmetto management projections do not take into account the effect of any failure of the merger to occur. None of Palmetto, United nor any of their financial advisors nor any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct such Palmetto management projections if they are or become inaccurate (even in the short term). The inclusion of the Palmetto management projections herein should not be deemed an admission or representation by Palmetto or United that they are viewed by Palmetto or United as material information of Palmetto, particularly in light of the inherent risks and uncertainties associated with such forecasts.

The following table presents selected items of the Palmetto management projections. ($ in thousands, except per share)
	As of and for the Years Ending December 31,
	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018	Fiscal 2019
Balance Sheet:
Total Assets	$1,157	$1,234	$1,335	$1,437	$1,546
Gross Loans	863	946	1,041	1,145	1,260
Total Deposits	995	1,065	1,159	1,251	1,350
Total Shareholders’ Equity (all of which is common equity, and all of which is tangible common equity)	140	148	156	166	177
Capital Ratios:
Average Common Equity/Average Assets(1)	12.1%	12.0%	11.7%	11.6%	11.5%
Tier I Leverage Ratio	12.8%	12.7%	12.9%	12.7%	12.6%
Tier I Common Equity/ Risk Weighted Assets	15.7%	15.4%	15.0%	14.7%	14.3%
Tier I Risk-Based Capital Ratio	15.7%	15.4%	15.0%	14.7%	14.3%
Total Risk-Based Capital Ratio	17.0%	16.6%	16.2%	15.9%	15.5%
Income Statement:
Net Interest Income	$40,499	$42,188	$45,127	$48,454	$51,619
Provision for Loan Losses	1,745	3,000	3,200	3,500	4,450
Noninterest Income	16,566	17,454	18,751	20,233	21,834
Noninterest Expense	37,828	38,206	38,588	39,360	40,541
Pre-Tax Income	17,492	18,436	22,090	25,827	28,461
Taxes	6,069	6,400	7,689	9,006	9,933
Net Income	11,423	12,036	14,401	16,821	18,528
Ratio Analysis:
Net Interest Margin	3.80%	3.75%	3.73%	3.71%	3.66%
Return on Average Assets	1.00%	1.01%	1.12%	1.21%	1.24%
Return on Average Equity	8.36%	8.36%	9.48%	10.43%	10.78%
Efficiency Ratio	66.3%	64.1%	60.4%	57.3%	55.2%
Non-Performing Assets/Assets	1.28%	1.02%	0.80%	0.65%	0.53%
Loan Loss Reserves/Gross Loans	1.40%	1.35%	1.30%	1.25%	1.25%
Net Charge-Offs/Average Loans	0.31%	0.25%	0.25%	0.25%	0.25%
Per Share Data:
Diluted Earnings Per Share	$0.88	$0.93	$1.11	$1.30	$1.43
Book Value Per Share(1)	10.95	11.52	12.19	12.98	13.85
Dividends Per Share	0.32	0.38	0.45	0.53	0.58
Dividend Payout Ratio	35.9%	40.0%	40.0%	40.0%	40.0%

(1)
All Palmetto assets in the Palmetto management projections are tangible. As a result, projected average common equity/ average assets is equal to average tangible common equity/average tangible assets, and projected book value per share is equal to tangible book value per share.

The Merger Consideration
Unless adjusted pursuant to the terms of the merger agreement, Palmetto shareholders may elect to receive shares of United common stock or cash in exchange for each of their shares of Palmetto common stock in the merger on the following basis:
•
0.97 shares of United common stock for each share of Palmetto common stock; or

•
$19.25 in cash, without interest, for each share of Palmetto common stock;

provided, that the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock. Although each Palmetto shareholder may elect to receive cash or stock, if the aggregate cash elections are greater than the cash election maximum, each cash election will be reduced pro rata based on the amount that the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the stock election maximum, each stock election will be reduced pro rata based on the amount that the aggregate stock elections exceed the stock election maximum.
For example, if you elect to receive cash for 1,000 shares of Palmetto common stock and the aggregate cash elections exceed by 10% the 3,844,372 Palmetto share maximum, the shares for which you will be paid cash will be reduced to the number determined by dividing your cash election by the aggregate cash elections and multiplying that quotient by the 3,844,372 cash election maximum. This proration will result in you receiving cash for 909 of your Palmetto shares and being treated as if you had elected to receive United common stock for your remaining 91 shares.
At the time you vote with respect to the merger agreement, you will not know how much cash or the number of United shares you will receive as a result of the merger.
United will not issue fractional shares in the merger. Instead, you will receive a cash payment, without interest, for the value of any fraction of a share of United common stock that you would otherwise be entitled to receive in an amount equal to such fractional part of a share of United common stock multiplied by the average of the closing sale prices of United common stock as reported on the NASDAQ Global Select Market during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the later of  (i) the effective date of the last required consent of any regulatory authority having authority over and approving or exempting the merger and (ii) the date of the receipt of the approval of the Palmetto shareholders to the merger.
Merger Consideration Adjustment and Termination Rights
Because a portion of the merger consideration includes United common stock payable at a fixed exchange ratio for Palmetto common stock and the market value of the United common stock changes daily, the total value of the merger consideration will fluctuate. Neither United nor Palmetto can give you any assurance as to the price of United common stock or the value of the merger consideration when the merger becomes effective or when United’s shares are delivered to you. As an illustration, assuming the merger had been completed on April 22, 2015, the date the merger agreement was executed, the aggregate merger consideration payable pursuant to stock and cash elections (which does not include payments to holders of Palmetto options) would have been $234,713,403, based on United’s closing sales price on that date. However, assuming the merger had been completed on [•], 2015, the most recent date available before these materials were mailed, the aggregate merger consideration payable pursuant to stock and cash elections would have been $[•], based on United’s closing sales price on that date.
Under the merger agreement, the merger consideration may be adjusted if:
•
the average closing sales price of United common stock during the 20 consecutive full trading days (we refer to such 20 consecutive full trading days as the “determination period”) preceding the later to occur of  (we refer to such later date as the “determination date”) (i) the effective date of the last required regulatory approval approving or exempting the merger and (ii) the date of the receipt of the approval of Palmetto’s shareholders (which amount we refer to as the “average United stock price during the determination period”), is less than $15.72 per share; and

•
(x) the quotient of the average United stock price during the determination period divided by $18.49 (which was the closing price of United common stock on the day before the merger agreement was entered into), is less than 85% of  (y) the quotient of the average daily current market price of the NASDAQ Bank Index during the determination period divided by 2,700.63 (which was the average daily current market price of the NASDAQ Bank Index on the day before the merger agreement was entered into); and

•
at any time during the four business day period following the determination date, Palmetto provides (and does not withdraw) written notice to United of Palmetto’s intention to terminate the merger agreement based on the two conditions described above being met; and

•
during the five-day period commencing with United’s receipt of such written notice from Palmetto, United elects to increase the exchange ratio or (provided that it will not cause the merger to fail to qualify as a tax-free reorganization under Section 368(a) of the internal revenue code) to pay, as part of the merger consideration, in addition to the stock merger consideration, cash to each Palmetto shareholder that will receive United stock as merger consideration, such that the value of the merger consideration per Palmetto share (calculated based on the average United stock price during the determination period and including any such cash payment per Palmetto share) to be received by each recipient of United common stock as merger consideration equals the minimum amount that, had the average United stock price during the determination period been equal to such amount, at least one of the first two conditions above would not have been met.

Even if the first two conditions described above are met, the Palmetto Board of Directors may elect not to terminate the merger agreement. Any decision to terminate the merger agreement will be made by the Palmetto Board of Directors in light of all of the circumstances existing at the time. Prior to making any decision to terminate the merger agreement, the Palmetto Board of Directors would consult with its financial and other advisors and would consider all financial and other information it deemed relevant to its decision, including whether the then current consideration to be received in the merger would deliver more value to Palmetto shareholders than the value that could be expected in the event Palmetto were to continue as an independent company (which would occur if the Palmetto Board of Directors were to elect to abandon the merger and United determined not to increase the exchange ratio). In addition, the Palmetto Board of Directors would consider whether, in light of market and other industry conditions at the time of such decision, the merger consideration continued to be fair from a financial point of view to Palmetto’s shareholders. If Palmetto elected not to terminate the merger agreement, which it could do without any action on the part of Palmetto shareholders, the exchange ratio of United common stock would remain 0.97.
If each of the first two conditions set forth above were satisfied and the Palmetto Board of Directors elected to terminate the merger agreement, United would have the option of increasing the consideration payable to Palmetto shareholders that will receive United common stock as merger consideration by increasing the exchange ratio as described above or by paying them cash merger consideration (in addition to, and not in lieu of, issuing shares of United common stock). United is under no obligation to increase the exchange ratio or to any such additional cash merger consideration, and there can be no assurance that United would elect to increase the exchange ratio or pay such additional cash merger consideration to prevent the termination of the merger agreement. Any decision would be made by United in light of the circumstances existing at the time. If United elected to increase the exchange ratio or to pay the additional cash merger consideration as described above, then Palmetto could not terminate the merger agreement as a result of the above-described circumstances.
For example, assume that United’s average closing price during the determination period was $13.87, representing a 25% decrease from $18.49, and that the average daily current market price of the NASDAQ Bank Index during the determination period was 2,431. In that case, Palmetto would then have the right to terminate the merger agreement because both (i) the United common stock price is less than $15.72, and (ii) the quotient of  $13.87 divided by $18.49 (75%), is less than 85% of the quotient of 2,431 divided by 2,700.63 (i.e., 2,431 divided by 2,700.63 equals 90%, and 75% is equal to only 83.3% of 90%).
However, in this example, United could prevent the merger agreement from terminating by electing to either increase the exchange ratio to 0.9894 or by paying cash merger consideration (in addition to, and not in lieu of, issuing shares of United common stock) of  $0.27 per share of Palmetto common stock in respect of each share of Palmetto common stock that will be converted into a right to receive United common stock in the merger.
This summary highlights selected information regarding the merger consideration adjustment and termination provisions in the merger agreement. For a more complete description of these terms, you should carefully read the Agreement and Plan of Merger included in Appendix A to these materials. In addition, we urge you to obtain current information on the market value of United common stock. See “Summary — Markets for Common Stock” on page 6.
The Merger Agreement
The material features of the merger agreement are summarized below:
Effective Date
The merger agreement provides that the merger will be effective upon the filing of Articles of Merger reflecting the merger with the Secretary of State of the State of Georgia and the Secretary of State of the State of South Carolina.
The merger and the bank merger must be approved by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia and the South Carolina State Board of Financial Institutions. Management of United and Palmetto anticipate that the merger will become effective during the third or fourth quarter of 2015.
Terms of the Merger
If Palmetto shareholders approve the merger agreement and subject to the receipt of required regulatory approvals and the satisfaction of the other closing conditions set forth in the merger agreement, Palmetto will be merged with and into United. In connection with the merger, Palmetto shareholders will receive United common stock or cash or a combination of both in exchange for their Palmetto common stock, subject to adjustment and proration as previously described. United shareholders will continue to hold their existing United common stock.
If, prior to the merger closing, the outstanding shares of Palmetto common stock or United common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or if a record date prior to the merger closing is established with respect to any such change in capitalization, then an appropriate and proportionate adjustment will be made to the number of shares of United common stock and/or cash to be delivered pursuant to the merger in exchange for a share of Palmetto common stock.
If the merger is completed, Palmetto will be merged with and into United. Following the merger, the articles of incorporation, bylaws, corporate identity, and existence of United will not be changed, and Palmetto will cease to exist as a separate entity. Following the merger, Palmetto’s subsidiary, The Palmetto Bank, will be merged with and into the Bank a wholly-owned Georgia bank subsidiary of United. The Bank will be the surviving bank.
Registration of United Common Stock
As a condition to the merger, United agreed to register with the SEC the shares of United common stock to be exchanged for shares of Palmetto common stock and to maintain the effectiveness of such registration through the issuance of such shares in connection with the closing of the merger. However, such registration will not cover resales of United common stock by any former holders of Palmetto common stock, and United is under no obligation to maintain the effectiveness of such registration, or to prepare and file any post-effective amendments to such registration, after the issuance of such shares in connection with the closing of the merger.
Treatment of Palmetto Stock Options and Palmetto Restricted Stock
All outstanding Palmetto stock options granted under the Palmetto 2011 Stock Incentive Plan, whether or not exercisable, will become vested and exercisable and converted into the right to receive a cash payment equal to the product of  (i) the number of shares of Palmetto common stock underlying such Palmetto stock option by (ii) the weighted average merger consideration per Palmetto share less the exercise price per share under such stock option, subject to any income or employment tax withholding required under the Internal Revenue Code of 1986, as amended. The “weighted average merger consideration per Palmetto share” means an amount equal to the sum of:
•
$19.25 multiplied by 0.30, plus

•
the “average United stock price” multiplied by the stock exchange ratio multiplied by 0.70.

The “average United stock price” means the average of the closing sale prices of United common stock as reported on the NASDAQ Global Select Market during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the later of  (i) the effective date of the last required consent of any regulatory authority having authority over and approving or exempting the merger and (ii) the date of the receipt of the approval of the merger agreement by the Palmetto shareholders.
All outstanding Palmetto stock options granted under the Palmetto 1997 Stock Compensation Plan, whether or not exercisable, will be converted into a stock option to purchase shares of United common stock, exercisable upon the same terms and conditions as under the 1997 Stock Compensation Plan and the applicable option agreement issued thereunder, except that (i) each such Palmetto option shall be exercisable for that whole number of shares of United common stock equal to the number of shares of Palmetto common stock subject to the Palmetto option immediately prior to the effective time multiplied by 0.97, and (ii) the option price per share of United common stock shall be an amount equal to the option price per share of Palmetto common stock subject to such Palmetto option in effect immediately prior to the effective time divided by 0.97.
Each share of Palmetto common stock subject to restrictions on transfer and/or forfeiture granted under the Palmetto 2008 Restricted Stock Plan or the 2011 Stock Incentive Plan that is issued and outstanding immediately prior to the effective time will become fully vested and will be converted automatically into and represent the right to receive the merger consideration, subject to any income or employment tax withholding required under the Internal Revenue Code of 1986, as amended, or any provision of applicable law.
Representations and Warranties Made by United and Palmetto in the Merger Agreement
United and Palmetto have made certain customary representations and warranties to each other in the merger agreement. For information on these representations and warranties, please refer to the merger agreement attached as Appendix A. The representations and warranties in the merger agreement do not survive the effective time of the merger.
The representations, warranties and covenants included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of United and Palmetto, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between United and Palmetto rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of United, Palmetto or any of their respective subsidiaries or affiliates.
Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by United or Palmetto. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document and in the documents incorporated by reference into this document.
Certain representations and warranties of United and Palmetto are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Palmetto or United, an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of such company and its subsidiaries, taken as a whole, or (ii) the ability of such company to perform its material obligations under the merger agreement or to consummate the merger or the other transactions contemplated by the merger agreement; provided, that a “material adverse effect” shall not be deemed to include the effects of:
•
changes in banking and other laws or regulations of general applicability or interpretations thereof by governmental authorities;

•
changes in SEC, GAAP or regulatory accounting principles generally applicable to banks and their holding companies;

•
actions and omissions of such company or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement;

•
changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent that such company is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry;

•
changes resulting from the announcement or pendency of the transactions contemplated by the merger agreement; or

•
the direct effects of compliance with the merger agreement on the operating performance of such company;

and, furthermore, a “material adverse effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, the trading price of the such company’s common stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a “material adverse effect”).
Termination and Conditions of Closing
The merger agreement may be terminated at any time either before or after approval of the merger agreement by the shareholders of Palmetto, but not later than the effective date of the merger:
(1)
by mutual written agreement of United and Palmetto;

(2)
by either party, in the event of a breach by the other party of any representation or warranty contained in the merger agreement which breach cannot be or has not been cured within 30 days after the giving of written notice of the breach and which breach is reasonably likely, in the opinion of the non-breaching party, to permit such party to refuse to consummate the transactions contemplated by the merger agreement due to the breaching party’s representations and warranties being inaccurate as of the effective date or due to the breaching party’s failure to perform or comply in all material respects with all agreements and covenants required by the merger agreement;

(3)
by either party, if any required regulatory approval has been denied by final, non-appealable action of such authority, any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the merger shall have become final and non-appealable, or the approval of the Palmetto shareholders to the merger agreement is not obtained at the special shareholders meeting where such matters were presented to such shareholders for approval and voted upon;

(4)
by either party, if the merger has not occurred on or before December 31, 2015, or if all of the conditions required for the merger to occur have been satisfied other than the receipt of the required regulatory approvals by December 31, 2015, on or before February 29, 2016;

(5)
by United, if upon the effectiveness of the registration statement, the Palmetto Board of Directors has not recommended approval of this merger agreement to its shareholders;

(6)
by United, if the Palmetto Board of Directors has approved, recommended, or proposed publicly to approve or recommend, any proposal by a person other than United involving the acquisition of Palmetto prior to obtaining the required approval to the merger agreement by the Palmetto shareholders;

(7)
by Palmetto, prior to obtaining the required approval to the merger agreement by the Palmetto shareholders, in order to enter into a proposal by a person other than United involving the acquisition of Palmetto with respect to which the Palmetto Board of Directors has determined in good faith that such proposal, if accepted, is reasonably likely to be consummated on a timely basis, and that such proposal is more favorable to Palmetto’s shareholders than the merger with United; or

(8)
by Palmetto, as described in “Merger Consideration Adjustment and Termination Rights” on page 49.

Palmetto must pay to United a termination fee of  $7.5 million, if:
•
Palmetto terminates the merger agreement pursuant to (7) listed above; or

•
(i) a proposal by a person other than United involving the acquisition of Palmetto has been communicated to or otherwise made known to the Palmetto shareholders or Palmetto Board of Directors, or any person other than United has publicly announced an intention to make a proposal to acquire Palmetto, and such proposal to acquire Palmetto has not been withdrawn, (ii) either United terminates the merger agreement pursuant to (5) or (6) listed above or either party terminates the merger agreement as a result of a law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the merger becoming final and non-appealable, and (iii) within 12 months of such termination Palmetto is acquired by a person other than United.

The following summarizes the required conditions of closing:
•
approval of the merger agreement by at least two-thirds of the outstanding shares of Palmetto common stock held by Palmetto shareholders;

•
approval of the merger by the Federal Deposit Insurance Corporation, The Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the South Carolina State Board of Financial Institutions;

•
effectiveness of the registration statement of United relating to the shares of United common stock to be issued to Palmetto shareholders in the merger, of which this document forms a part;

•
no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the merger;

•
the accuracy of the representations and warranties of the other party in the merger agreement as of the date of the merger agreement and the day on which the merger is completed, subject to the materiality standards provided in the merger agreement,

•
the performance by the other party in all material respects of all obligations required to be performed by it at or prior to the effective time of the merger under the merger agreement;

•
the delivery of officers’ certificates and secretary’s certificates to Palmetto and United by the other;

•
there shall not have occurred a material adverse effect with respect to Palmetto or United from December 31, 2014 until the effective date;

•
receipt by each of United and Palmetto of an opinion of its respective legal counsel as to certain tax matters. and

•
the payment by United of the merger consideration as provided in the merger agreement.

Surrender of Certificates and Election of Consideration
After the effective date of the merger, each holder of Palmetto common stock (as of that date) will be required to deliver the certificates representing such holder’s shares of Palmetto common stock to United’s exchange agent, Continental Stock Transfer & Trust Company, in order to receive payment of the consideration from United in connection with the merger. Each holder of Palmetto common stock must complete and return the enclosed election form by or at the special shareholders meeting to be held on [•], 2015 indicating his, her or its preference as to the proportion of United common stock and/or cash he, she or it wishes to receive upon delivery of his, her or its shares of Palmetto common stock.
Although each Palmetto shareholder may elect to receive all cash or all stock, the total merger consideration shall be prorated as necessary to ensure that 30% of the total outstanding shares of Palmetto common stock will be exchanged for cash and 70% of the total outstanding shares of Palmetto common stock will be exchanged for shares of United common stock. Accordingly, if the aggregate cash elections are greater than the cash election maximum, each cash election will be reduced pro rata based on the amount that the aggregate cash elections exceed the cash election maximum. Alternatively, if the aggregate stock elections are greater than the stock election maximum, each stock election will be reduced pro rata based on the amount that the aggregate stock elections exceed the stock election maximum. If a holder does not make an election by or at the special shareholders meeting to be held on [•], 2015, the holder will be treated as though it elected to receive cash unless cash has been fully subscribed by the electing Palmetto shareholders, in which event such holder will be treated as if he, she or it elected stock.
After delivering shares of Palmetto common stock, assuming that there has been no adjustment to the merger consideration, the holder will receive either 0.97 shares of United common stock, or a cash payment of  $19.25, without interest per share of Palmetto common stock that such holder owned on the effective date of the merger. In lieu of a fractional share, a cash payment, without interest, will be paid for any fractional interest in United common stock.
Until a holder delivers Palmetto common stock, as applicable, to United, the holder may not receive payment of any dividends or other distributions on shares of United common stock into which his, her, or its shares of Palmetto common stock have been converted, if any, and may not receive any notices sent by United to its shareholders with respect to those shares.
Required Shareholder Approval and Consent
The holders of two-thirds of the outstanding shares of Palmetto common stock entitled to vote at the special meeting must approve the merger agreement for the merger to be completed. Abstentions from voting and broker non-votes will be included in determining whether a quorum is present and will have the effect of a vote against the merger agreement.
As of  [•], 2015, the record date for determining the shareholders entitled to notice of and to vote at the special meeting, the outstanding voting securities of Palmetto consisted of  [•] shares of common stock, with each registered holder of Palmetto common stock being entitled to one vote per share. All of the directors and 10% or greater shareholders of Palmetto have agreed to vote their shares in favor of the merger. As of the record date, Palmetto’s directors and 10% or greater shareholders owned [•] shares, or [•]%, of the outstanding Palmetto common stock (excluding options).
Expenses
All expenses incurred by United in connection with the merger, including all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing these materials and all regulatory applications with state and federal authorities will be paid by United. All expenses incurred by Palmetto in connection with the merger agreement, including all fees and expenses of its agents, representatives, counsel and accountants will be paid by Palmetto.

Conduct of Business of Palmetto Pending Closing
The merger agreement provides that, pending consummation of the merger, Palmetto will, and will cause each of its subsidiaries to, except with the prior written consent of United:
•
operate its business only in the usual, regular, and ordinary course consistent with past practice;

•
use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;

•
use commercially reasonable efforts to cause its representations and warranties to be correct at all times;

•
use commercially reasonable efforts to provide all information reasonably requested by United related to loans or other transactions made by Palmetto with a value equal to or exceeding $1,000,000; and

•
take no action which would adversely affect the timing or ability of either party to obtain any regulatory consents required for the transaction contemplated by the merger agreement or materially adversely affect the ability of either party to perform its covenants and agreements under the merger agreement.

The merger agreement also provides that, pending consummation of the merger, Palmetto will not, and will not permit any of its subsidiaries to, except with the prior written consent of United:
•
amend such entities’ articles of incorporation, bylaws or other governing instruments;

•
incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of such entity consistent with past practices, or grant any lien on any material asset of such entity;

•
repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans, including outstanding stock option and restricted stock grants), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of such entity, or declare or pay any dividend or make any other distribution in respect of Palmetto’s capital stock, other than (i) a quarterly cash dividend of no more than $0.08 per share of Palmetto common stock consistent with past practice and (ii) dividends from wholly owned subsidiaries of Palmetto to Palmetto;

•
issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Palmetto common stock, any other capital stock of any such entity, or any right, except pursuant to the exercise of Palmetto options outstanding as of the date of the merger agreement;

•
adjust, split, combine or reclassify any capital stock of any such entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Palmetto common stock or issue any Palmetto restricted stock or Palmetto options, or sell, lease, mortgage or otherwise dispose of  (i) any shares of capital stock of any Palmetto subsidiary or (ii) any asset other than in the ordinary course of business for reasonable and adequate consideration, except pursuant to the exercise of Palmetto options outstanding on the date of the merger agreement;

•
except in the ordinary course of business consistent with past practice, purchase any securities or make any material investment (whether by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets) in any person other than a wholly owned Palmetto subsidiary, or otherwise acquire direct or indirect control over any person, other than in connection with foreclosures of loans in the ordinary course of business;

•
except as contemplated by the merger agreement or as may be required by an existing Palmetto benefit plan: (i) grant any bonus or increase in compensation or benefits to the employees, officers or directors of any such entity (except increases in compensation or benefits in accordance with past practice for employees that are not directors or named executed officers in the Palmetto 2015 Proxy Statement), (ii) commit or agree to pay any severance or termination pay (other than severance or termination pay in the ordinary course of business consistent with past practice, which is one week of severance per year worked, not to exceed 26 weeks), or any stay or other bonus to any Palmetto director, officer or employee, (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of such entity, (iv) change any fees or other compensation or other benefits to directors of such entity, or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any rights or restricted stock, or reprice rights granted under the Palmetto stock plans or authorize cash payments in exchange for any rights, or (vi) increase, accelerate or vest or commit or agree to increase, accelerate or vest any amounts, benefits or rights payable by such entity, provided, however, that Palmetto may continue to make annual merit salary increases in the ordinary course of business consistent with past practices and pay all earned bonuses and incentive compensation in the ordinary course of business consistent with past practices;
•
enter into or amend any employment contract between such entity and any person (unless such amendment is required by law) that such entity does not have the right to terminate without liability (other than liability for services already rendered), at any time on or after the effective time, except in the case of amendments to comply with Section 409A of the Internal Revenue Code of 1986, as amended;

•
adopt any new employee benefit plan of such entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans of Palmetto benefit plans of such entity other than any such change that is required by law or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by law or the terms of such plans or consistent with past practice;

•
make any change in any tax or accounting methods or systems of internal accounting controls over financial reporting, except as may be appropriate and necessary to conform to changes in tax laws, SEC or regulatory accounting requirements, or GAAP;

•
prepare or file any tax return inconsistent with past practice or, on any tax return, take any position, make any election, or adopt any method inconsistent with positions taken, elections made or methods used in preparing or filing similar tax returns in prior periods, make or change any express or deemed election related to taxes, change an annual accounting period, adopt or change any method of accounting, file an amended tax return, surrender any right to claim a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax proceedings relating to such entity;

•
commence any litigation other than in accordance with past practice, or settle any litigation involving any liability of such entity for material money damages or restrictions upon the operations of such entity;

•
except in the ordinary course of business consistent with past practice, enter into, modify, amend or terminate any material contract;

•
except in the ordinary course of business consistent with past practice, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

•
except in conformity with existing policies and practices, waive, release, compromise, or assign any material rights or claims, or make any adverse changes in the mix, rates, terms or maturities of Palmetto’s deposits and other liabilities;

•
except for loans or extensions of credit consistent with existing policies and practices, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Palmetto or Palmetto Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

•
restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

•
make any capital expenditures in excess of  $100,000 other than pursuant to binding commitments existing on the date of the merger agreement and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

•
establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office unless otherwise requested by United;

•
take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger set forth in the merger agreement not being satisfied or in a violation of any provision of the merger agreement;

•
implement or adopt any change in its accounting principles, practices or methods, other than as may be required by SEC, GAAP or regulatory guidelines;

•
knowingly take, or fail to take, any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

•
agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions set forth above; or

•
take any action that is intended to, would or would be reasonably likely to result in any of the conditions set forth in the merger agreement not being satisfied or prevent or materially delay the consummation of the transactions contemplated by the merger agreement, except, in every case, as may be required by applicable law.

In addition, the merger agreement provides that Palmetto will give written notice promptly to United, upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to Palmetto or any of its subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect, (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained in the merger agreement, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the merger, and use its reasonable efforts to prevent or promptly to remedy the same.
Conduct of Business of United Pending Closing
The merger agreement provides that, pending consummation of the merger, United will, and will cause each of its subsidiaries to, except with the prior written consent of Palmetto:
•
operate its business only in the usual, regular, and ordinary course consistent with past practice;

•
use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;

•
use commercially reasonable efforts to cause its representations and warranties to be correct at all times; and

•
take no action which would adversely affect the timing or ability of either party to obtain any regulatory consents required for the transaction contemplated by the merger agreement or materially adversely affect the ability of either party to perform its covenants and agreements under the merger agreement.

The merger agreement also provides that, pending consummation of the merger, United will not, and will not permit any of its subsidiaries to, except with the prior written consent of Palmetto:
•
amend such entities’ articles of incorporation, bylaws or other governing instruments in a manner that changes any material term or provision of the United common stock or that otherwise would materially and adversely affect the economic benefits of the merger to the holders of Palmetto common stock or would materially impede United’s ability to consummate the transactions contemplated by the merger agreement;

•
knowingly take, or fail to take, any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

•
(i) adjust, split, combine or reclassify any capital stock or other equity interest, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or other equity interest or make, declare or pay any dividend or distribution (except for (A) dividends paid in the ordinary course of business by any direct or indirect wholly owned United subsidiary to United or any other direct or indirect wholly owned United subsidiary, (B) a quarterly cash dividend on United common stock at a rate no greater than $0.08 per share of United common stock consistent with past practice, or (C) dividends in respect of the outstanding trust preferred securities of United as of the date hereof or make any other distribution on any shares of its capital stock or other equity interest), or (iii) sell, lease, transfer, mortgage, encumber or otherwise dispose of any capital stock in any material United subsidiary;

•
take any action that is intended to, would or would reasonably be likely to result in any of the conditions set forth in the merger agreement not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby, except, in every case, as may be required by applicable law; or

•
agree to or make any commitment to, take, or adopt any resolutions of the Board of Directors of United in support of, any of the actions set forth above.

In addition, the merger agreement provides that United will give written notice promptly to Palmetto, upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to United or any of its subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect, (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained in the merger agreement, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the merger, and use its reasonable efforts to prevent or promptly to remedy the same.
Interests of the Directors and Officers of Palmetto in the Merger
In considering the recommendation of the Palmetto Board of Directors with respect to the merger agreement, Palmetto stockholders should be aware that the executive officers and directors of Palmetto have certain interests in the merger that may be different from, or in addition to, the interests of Palmetto shareholders generally. The Palmetto Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby and making its recommendation that Palmetto shareholders vote to approve the merger agreement. These interests are described in further detail below. For purposes of all Palmetto agreements and plans described below, the completion of the merger contemplated by the merger agreement will constitute a change of control, change in control or term of similar meaning.
Indemnification and Insurance
To the fullest extent permitted by applicable law, United has agreed that for six years after the completion of the merger, it will (subject to certain limitations) indemnify, and provide advance of expenses to, present and former Palmetto directors and officers with respect to liabilities arising from acts or omissions occurring prior to merger. Prior to the merger affective time, United will purchase, or direct

Palmetto to purchase, an extended reporting period endorsement under Palmetto’s existing directors’ and officers’ liability insurance coverage for acts or omissions occurring prior to the merger effective time by such directors and officers, which shall maintain such Palmetto directors’ and officers’ liability insurance policy in effect for a period of six years after the merger effective time; provided that United shall not be obligated to make aggregate annual premium payments for such six-year period an amount in excess of 300% of the annual premium payments on such Palmetto directors’ and officers’ liability insurance policy in effect as of the date of the merger agreement. If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds such 300% maximum premium amount, then United shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to such 300% maximum premium amount.
Existing Palmetto Employment Agreements
Palmetto is currently a party to employment agreements with each of Mr. Erwin and Mr. Dixon. These employment agreements provide that upon the occurrence of a change in control, each executive is entitled to a lump sum cash payment in an amount equal to his then current annual base salary multiplied by three plus any bonus earned or accrued through the date of change in control (equal to a pro rata portion of the executive’s previous year’s bonus based on the number of days the executive was employed during the year of the change in control). These agreements also provide that if Palmetto terminates Mr. Erwin or Mr. Dixon without cause or either terminates for good reason, Palmetto will pay severance compensation to the executive in an amount equal to 100% of his then current annual base salary plus any bonus earned through the date of termination (including any amounts awarded for previous years but which were not yet paid); provided, however, that if the executive’s employment is terminated without cause or the executive terminates for good reason within 12 months following payment due to the executive under the employment agreement as a result of a change in control, then the executive shall not receive any such severance compensation upon such termination without cause or termination with good reason. In addition, these agreements provide that any restrictions on any outstanding equity incentive awards granted to the executives will lapse and such incentive awards will immediately become 100% vested.
Under these agreements, if any severance payments are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then the agreements include a “best net after tax” compliance provision with a potential limited “gross-up” relating to certain proposed equity grants. The proposed gross-up provision is structured to apply only if the additional value attributable to the equity awards resulting from a change in control would independently constitute an “excess parachute payment,” and no such “gross-up payment is expected to be triggered by the merger. Under these employment agreements, if the gross up payment relating to the equity awards is not triggered, the best net after tax provision will apply and cause the executive’s severance payment to either be (i) reduced to an amount which does not trigger the Section 280G tax or (ii) paid in full, depending on which payment would result in the executive receiving the greatest after tax payment. In such case, the executive would be liable for any excise tax owed on the parachute payments, including any portion attributable to the equity grants.
Each employment agreement also contains provisions relating to non-solicitation of clients and personnel and non-competition during the term of employment and 12 months thereafter, as well as provision relating to the protection of confidential information and trade secrets. These non-solicitation and non-compete provisions do not apply if the executive terminates his employment for “good reason,” which generally means that any one or more of the following conditions arise without the consent of the executive: a material diminution of base salary; a material diminution in the executive’s authority, duties or responsibilities; a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including a requirement that an executive report to a corporate officer or employee instead of directly to the Board of Directors; a material diminution in the budget over which the executive retains authority; a material change in geographic location at which the executive must perform the services; or any other action or inaction that constitutes a material breach of the terms of the executive’s employment agreement.

Treatment of Outstanding Palmetto Equity Awards
Under the merger agreement, outstanding equity-based awards held by Palmetto’s directors and executive officers as of the merger effective time will be treated as follows:
Palmetto Stock Options
All outstanding Palmetto stock options granted under the Palmetto 2011 Stock Incentive Plan, whether or not exercisable, will become vested and exercisable and converted into the right to receive a cash payment equal to the product of  (i) the number of shares of Palmetto common stock underlying such Palmetto stock option by (ii) the weighted average merger consideration per Palmetto share, less the exercise price per share under such stock option, subject to any income or employment tax withholding required under the Internal Revenue Code of 1986, as amended. Mr. Erwin, Mr. Dixon and Mr. Jones hold 192,308, 120,193 and 23,750 stock options, respectively, under the Palmetto 2011 Stock Incentive Plan, with a weighted average exercise price per share of  $10.40, $10.40 and $13.27, respectively (and of such stock options, 128,206, 80,128 and 5,083, are vested as of June 10, 2015). No Palmetto directors other than Mr. Erwin and Mr. Dixon hold any stock options granted under the Palmetto 2011 Stock Incentive Plan. For an estimate of the amounts that would be payable in connection with the merger to each of Palmetto’s named executive officers on settlement of their unvested equity-based awards, see “— Quantification of Potential Payments to Palmetto’s Named Executive Officers in Connection with the Merger” below.
All outstanding Palmetto stock options granted under the Palmetto 1997 Stock Compensation Plan, whether or not exercisable, will be converted into a stock option to purchase shares of United common stock, exercisable upon the same terms and conditions as under the 1997 Stock Compensation Plan and the applicable option agreement issued thereunder, except that (i) each such Palmetto option shall be exercisable for that whole number of shares of United common stock equal to the number of shares of Palmetto common stock subject to the Palmetto option immediately prior to the effective time multiplied by 0.97, and (ii) the option price per share of United common stock shall be an amount equal to the option price per share of Palmetto common stock subject to such Palmetto option in effect immediately prior to the effective time divided by 0.97. Prior to the merger, Palmetto will use its reasonable best efforts to enter into agreements with one or more holders of Palmetto stock options granted under the Palmetto 1997 Stock Compensation Plan to cancel such holder’s Palmetto stock options under such plan for consideration of $0.01 per share of Palmetto common stock underlying any such Palmetto stock options. Palmetto director Jane S. Sosebee holds fully-vested stock options granted under the 1997 Stock Compensation Plan to acquire 1,250 shares of Palmetto common stock.
Palmetto Restricted Stock
Each share of Palmetto common stock subject to restrictions on transfer and/or forfeiture granted under the Palmetto 2008 Restricted Stock Plan or the 2011 Stock Incentive Plan that is issued and outstanding immediately prior to the effective time will become fully vested and will be converted automatically into and represent the right to receive the merger consideration, subject to any income or employment tax withholding required under the Internal Revenue Code of 1986, as amended, or any provision of applicable law.
As of June 10, 2015 Palmetto directors John D. Hopkins, Jr., Ms. Sosebee and J. David Wasson, Jr. held 1,186 shares, 512 shares and 100 shares, respectively, of unvested Palmetto restricted stock. We estimate that the aggregate amount of merger consideration that would be issuable in respect of such Palmetto restricted stock would be $21,763, $9,395 and $1,835, respectively. The estimated dollar amounts specified in this paragraph were determined by multiplying the respective number of shares of Palmetto restricted stock by $18.35, which was the average closing price per Palmetto share over the first five business days following the public announcement of the merger agreement on April 22, 2015. The actual value of merger consideration to be received in respect of shares of Palmetto restricted stock will depend on the price of United common stock at the time of the closing of the merger as well as the allocation of cash or shares of United common stock received in respect of such Palmetto restricted stock.
As of June 10, 2015, Palmetto named executive officers Mr. Erwin, Mr. Dixon and Mr. Jones held 16,408 shares, 10,500 shares and 5,675 shares, respectively, of unvested Palmetto restricted stock. For an estimate of the amounts that would be payable in connection with the merger to each of Palmetto’s named executive officers on settlement of their unvested equity-based awards, see “— Quantification of Potential Payments to Palmetto’s Named Executive Officers in Connection with the Merger” below.
Other than the named executive officers and Mr. Hopkins, Ms. Sosebee and Mr. Wasson, no other Palmetto directors or executive officers hold unvested Palmetto equity awards.
Employment with United
Each of Mr. Erwin and Mr. Dixon have agreed to serve as officers of the Bank upon the closing of the merger.
Mr. Erwin will become the President and Chief Executive Officer of South Carolina for the Bank, with an annual base salary of  $275,000. Upon commencement of employment, Mr. Erwin will receive (i) a signing bonus of  $105,000 payable 30 days after closing; and (ii) a guaranteed first year bonus of  $70,000 payable twelve months after closing. Mr. Erwin will also be eligible to participate in United’s management incentive plan and will be issued no less than $250,000 in performance and time-based restricted stock awards on the same terms as similarly situated executives by the one year anniversary of closing. The equity incentive awards will vest over no more than four (4) years. Mr. Erwin will be eligible to participate in United’s other employee benefit plans, fringe benefits, and perquisites as provided to similarly situated executives, including receiving a change in control agreement that will provide for a lump-sum severance payment equal to two (2) times his annual base salary and target bonus for the year in which a termination occurs following or in anticipation of a change in control.
Mr. Dixon will become an Executive Vice President of the Bank, with an annual base salary of $250,000. Upon commencement of employment, Mr. Dixon will receive (i) a signing bonus of  $47,500 payable 30 days after closing; and (ii) a guaranteed first year bonus of  $50,000 payable twelve months after closing. Mr. Dixon will also be eligible to participate in United’s management incentive plan and will be issued no less than $100,000 in performance and time-based restricted stock awards on the same terms as similarly situated executives by the one year anniversary of closing. The equity incentive awards will vest over no more than four (4) years. Mr. Dixon will be eligible to participate in United’s other employee benefit plans, fringe benefits, and perquisites as provided to similarly situated executives, including receiving a change in control agreement that will provide for a lump-sum severance payment equal to two (2) times his annual base salary and target bonus for the year in which a termination occurs following or in anticipation of a change in control.
United has agreed to provide to officers and employees of Palmetto and Palmetto Bank who continue employment with United or its subsidiaries employee benefits under employee benefit plans, on terms and conditions substantially similar to those currently provided to similarly situated United officers and employees.
Quantification of Potential Payments to Palmetto’s Named Executive Officers in Connection with the Merger
The information set forth in the table below summarizes certain compensation for each of Palmetto’s “named executive officers,” which consist of its principal executive officer, principal financial officer and the other most highly compensated executive officer, that is based on or otherwise relates to the merger. The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the completion of the merger. For purposes of calculating such amounts, we have assumed June 10, 2015, the latest practicable date prior to the filing of this document, as the closing date of the merger. In addition, there are no amounts payable to any of Palmetto’s named executive officers that are attributable to a double trigger arrangement (i.e., amounts triggered by a change in control for which payment is conditioned upon the executive officer’s termination without cause or resignation for good reason within a twelve month time period following the change in control).

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)	Total ($)
Samuel L. Erwin	$1,036,934	$810,698	—	—	—	—	$1,847,632
Lee S. Dixon	$848,514	$511,192	—	—	—	—	$1,359,706
Roy D. Jones	$11,474	$180,011	—	—	—	—	$191,485

(1)
The amounts set forth represent single trigger payments of  $1,135,575 and $891,156 due to Messrs. Erwin and Dixon, respectively, upon a change in control pursuant to their employment agreements. These amounts also include minimum pro-rata annual bonuses of  $30,247 and $21,660 due to Messrs. Erwin and Dixon, respectively, for the year in which the change in control occurs pursuant to their employment agreements and $11,474 for Mr. Jones who does not have an employment agreement. These amounts also reflect reductions of  $128,888 and $64,302 in the amount which would be payable to Messrs. Erwin and Dixon, respectively, due to the effect of the Internal Revenue Code Section 280G cutback provision in their employment agreements. These amounts are payable in a single lump sum payment due 15 days following the change in control.

(2)
The amounts set forth represent single trigger acceleration of outstanding Palmetto restricted stock awards and stock options for which vesting will be accelerated as a result of the merger. For both the restricted stock awards and the stock options, the calculated amounts are based on the average closing market price of Palmetto common stock over the first five business days following the first public announcement of the merger ($18.35 per share). The restricted stock award values are $301,087, $192,675 and $94,191 for Messrs. Erwin, Dixon and Jones, respectively, which are different from the restricted stock valuation for purposes of Internal Revenue Code Section 280G (the “280G restricted stock value”). The 280G restricted stock value is determined as of the date of the change of control and is based on several factors, including the stock’s fair market value, and the length of time until the unvested shares would otherwise have vested, assuming no change of control. The stock options values are $509,611, $318,517 and $85,820, respectively (which amounts equal the difference between the exercise price and the per-share consideration), and the stock options will be cashed out in connection with the closing of the merger.

Differences in Legal Rights between Shareholders of Palmetto and United
Following the merger you will no longer be a Palmetto shareholder and, if you receive shares of United following the merger, your rights as a shareholder will no longer be governed by Palmetto’s articles of incorporation and bylaws and the South Carolina Business Corporation Act. You will be a United shareholder and your rights as a United shareholder will be governed by United’s articles of incorporation and bylaws and the Georgia Business Corporation Code. Your former rights as a Palmetto shareholder and your new rights as a United shareholder are different in certain ways, including the following:
	Palmetto Shareholder Rights	United Shareholder Rights
Authorized, Issued and Outstanding Capital Stock	The authorized capital stock of Palmetto currently consists of 75,000,000 shares of common stock, $0.01 par value per share, and 2,500,000 shares of preferred stock, $0.01 par value per share. As of [•], 2015, [•] shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.	The authorized capital stock of United currently consists of 100,000,000 shares of common stock, $1.00 par value per share, 30,000,000 shares of non-voting common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share. As of [•], 2015, [•] shares of common stock were issued and outstanding, [•] shares of non-voting common stock were issued and outstanding and 9,992 shares of Series H preferred stock are authorized, with 9,992 shares issued and outstanding.
Shareholder Ability to Call Special Meetings	The bylaws of Palmetto provide that special meetings may be called by the Board of Directors or the President, and by the holders of at least 50% of the	The bylaws of United provide that special meetings may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the

	Palmetto Shareholder Rights	United Shareholder Rights
	shares entitled to vote on the matter considered at the special meeting.	President or the Chief Financial Officer, and by the holders of at least 25% of the shares of shares entitled to vote on the matter considered at the special meeting.
Advance Notice Requirements for Shareholder Proposals	The bylaws of Palmetto provide that any shareholder desiring to submit a proposal to an annual or special meeting of shareholders must submit information regarding the proposal, together with the proposal, to the Secretary at least 45 days prior to the shareholders meeting at which such proposal is to be presented. A shareholder’s notice must set forth for each matter the shareholder proposes to bring before the annual or special meeting (i) a description of the business desired to be brought before the annual or special meeting (including the specific proposals to be presented) and the reasons for conducting such business at the annual or special meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of Palmetto that are owned of record and beneficially owned as of the record date for the meeting, if such date has been made publicly available, or as of a date within 10 days of the effective date of the notice by the shareholder if the record date has not been made publicly available; and (iv) any interest of the shareholder in such business.	The bylaws of United provide that for business to be brought properly before an annual meeting by a shareholder, the stockholder must have given timely notice of the business in writing to the Secretary. To be timely, the notice must be delivered or mailed to and received at the principal offices of United on or before the later to occur of (i) 14 days prior to the annual meeting or (ii) five days after notice of the meeting is provided to the shareholders. A shareholder’s notice must set forth (i) a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; (ii) the name, as it appears on United’s books, and address of the shareholder proposing the business; (iii) the series or class and number of shares of United’s capital stock that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the proposed business. United shareholders do not have the ability to submit a proposal for a special meeting of shareholders.
Number of Directors	The bylaws of Palmetto provide that the number of directors may be increased or decreased by action of the Palmetto Board of Directors at anytime and the shareholders at any annual meeting of shareholders. Palmetto’s Board of Directors currently has nine directors.	The bylaws of United provide that the number of directors on United’s Board of Directors may range from eight to fourteen. The number of directors may be increased or decreased from time to time by the Board of Directors by resolution, but no decrease shall have the effect of shortening the term of an incumbent director. United’s Board of Directors currently has nine directors.
Structure of Board	The articles of incorporation of Palmetto provide for a staggered board, to which approximately one-third of the Board of Directors is elected each year at the annual meeting of shareholders. Accordingly, Palmetto directors serve three-year terms rather than one-year terms.	The bylaws of United provide that the terms of office for directors continue until the next annual meeting and until their successors are elected and qualified. Accordingly, United directors serve one-year terms rather than three-year terms.
Removal of Directors	The articles of incorporation of Palmetto provide that directors may be removed only for cause, upon the affirmative vote of the holders of a majority of Palmetto’s outstanding common stock.	The articles of incorporation of United provide that directors may be removed only for cause and only upon the affirmative vote of the holders of two-thirds of the issued and outstanding shares entitled to vote on the removal.

	Palmetto Shareholder Rights	United Shareholder Rights
Approval of Business Transactions	The articles of incorporation of Palmetto provide that, unless approved pursuant to the requirements of applicable South Carolina law and either (a) at the time of approval no related person (as defined in the articles) is the beneficial owner of 10% or more of the outstanding shares of Palmetto’s common stock or (b) two-thirds of the members of the Board of Directors of Palmetto have approved the proposed transaction, the affirmative vote of the holders of not less than 80% of the outstanding shares of Palmetto common stock entitled to vote for approval is required (i) if Palmetto or a subsidiary of Palmetto merges or consolidates with a related corporation (as defined in the articles), or (ii) if Palmetto or a subsidiary of Palmetto sells or exchanges all or a significant part of its assets (i.e., the book value of which constitutes more than 20% of the book value, or the fair market value of which constitutes more than 20% of the fair market value, of the total assets of Palmetto and its subsidiaries taken as a whole) to or with a related corporation, or (iii) if Palmetto issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of a related corporation or securities issued by a related corporation, or in a merger of any affiliate of Palmetto with or into a related corporation or any of its affiliates, or (iv) to amend, alter or repeal this provision of the articles of incorporation of Palmetto.	Neither the articles of incorporation nor bylaws of United require any supermajority approval of business transactions generally. The articles of incorporation of United provide that in order to engage in a merger, consolidation, sale or transfer or disposition of all or substantially all of the assets of United, sale of $1 million or more in securities, a plan of liquidation, or any other transaction with any holder of 10% or more of the issued and outstanding shares of United that would increase the percentage ownership of such shareholder, such transaction must be approved by either a resolution adopted by at least three-fourths of the directors then in office, or the affirmative vote of the holders of at least 75% of the outstanding shares of common stock of United and the separate affirmative vote of at least 75% of the outstanding shares of common stock, excluding those shares held by such shareholder.
Shareholder Action Without Meeting	The bylaws of Palmetto provide that shareholder action by written consent in lieu of a meeting is permitted only if such consent is unanimous.	The bylaws of United provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a written consent (or consents) has been signed by the holders of outstanding United stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must be given to those shareholders who have not consented in writing.
Exclusive Forum	The bylaws of Palmetto provide that the sole and exclusive forum for certain legal proceedings shall be a state court located within the State of South Carolina (or, if no state court located within the State of	The bylaws of United provide that the United States District Court for the Northern District of Georgia or, if such court lacks jurisdiction, any Georgia state court that has jurisdiction, shall, to the

	Palmetto Shareholder Rights	United Shareholder Rights
	South Carolina has jurisdiction, the federal district court for the District of South Carolina).	fullest extent permitted by law, be the sole and exclusive forum for certain legal proceedings.
Amendments to Articles of Incorporation and Bylaws	The South Carolina Business Corporation Act provides that, unless the articles of incorporation require a different vote, a South Carolina corporation’s articles of incorporation generally may be amended only upon approval by (i) two-thirds of the votes entitled to be cast on the amendment, regardless of the class or voting group to which the shares belong and (ii) two-thirds of the votes entitled to be cast on the amendment within each voting group entitled to vote as a separate voting group on the amendment. The articles of incorporation of Palmetto do not alter this default voting standard. Palmetto’s bylaws provide that Palmetto’s Board of Directors may amend or repeal any provision of the bylaws unless (i) such power is exclusively reserved to the shareholders in whole or in part by the articles of incorporation or by law, (ii) the shareholders in adopting, amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal such bylaw, or (iii) the bylaw either establishes, amends or deletes a super majority shareholder quorum or voting requirement. Palmetto’s shareholders may amend or repeal Palmetto’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors. The shareholders may provide that any or all bylaws altered, amended, repealed or adopted by the shareholders shall not be altered, amended, re-enacted, or repealed by the Board of Directors of Palmetto.	United’s articles of incorporation specifically provide that any amendment or repeal of any provision of the articles of incorporation or Article II (Stockholders’ Meetings) or Article III (Board of Directors) of the bylaws requires the affirmative vote of holders of a majority of the shares of United’s capital stock then issued and outstanding and entitled to vote on such matters. United’s bylaws provide that United’s Board of Directors may alter, amend or repeal United’s bylaws or adopt new bylaws, subject to the voting requirement included in United’s articles of incorporation. Any bylaws adopted by United’s Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders of United.
Dividends
Palmetto declared cash dividends of  $0.08 per share of common stock in the first quarter of 2015 and $0.10 per share in 2014. No cash dividends were declared on Palmetto’s common stock in 2013 or 2012.
United declared cash dividends of  $0.05 per share of common stock in the first quarter of 2015 and $0.11 per share in 2014. No cash dividends were declared on United’s common stock in 2013 or 2012. United intends to continue paying cash dividends, but the amount and frequency of cash dividends, if any, will be determined by United’s Board of Directors after consideration of certain non-financial and financial factors including earnings, capital requirements, and the financial condition of United, and will depend on cash dividends paid to it by its subsidiary bank. The ability of United’s subsidiary bank to pay dividends to it is restricted by certain regulatory requirements.
Accounting Treatment
The merger will be accounted for as a purchase for financial reporting and accounting purposes under generally accepted accounting principles in the United States. After the merger, the results of operations of

Palmetto will be included in the consolidated financial statements of United. The merger consideration will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible and identified intangible assets of Palmetto acquired will be recorded as goodwill. Any identified intangible asset may be amortized by charges to operations under generally accepted accounting principles in the United States.
Regulatory Approvals
The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia and the South Carolina State Board of Financial Institutions must approve the merger. In determining whether to grant that approval, the Federal Reserve will consider the effect of the merger on the financial and managerial resources and future prospects of the companies and banks concerned and the convenience and needs of the communities to be served.
The review of the merger application by the Federal Reserve, the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance or the South Carolina State Board of Financial Institutions will not include an evaluation of the proposed transaction from the financial perspective of the individual shareholders of Palmetto. Further, no shareholder should construe an approval of the merger application by the Federal Reserve, the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance or the South Carolina State Board of Financial Institutions to be a recommendation that the shareholders vote to approve the proposal. Each shareholder entitled to vote should evaluate the proposal to determine the personal financial impact of the completion of the proposed transaction. Shareholders not fully knowledgeable in such matters are advised to obtain the assistance of competent professionals in evaluating all aspects of the proposal including any determination that the completion of the proposed transaction is in the best financial interest of the shareholder.
No Dissenters’ Rights in the Merger
Shareholders of a corporation that is proposing to merge or consolidate with another entity are sometimes entitled under relevant state laws to appraisal or dissenters’ rights in connection with the proposed transaction depending on the circumstances. These rights generally confer on shareholders who oppose a merger or the consideration to be received in a merger the right to receive, in lieu of the consideration being offered in the merger, the fair value for their shares as determined in a judicial appraisal proceeding.
Palmetto shareholders are not entitled to appraisal or dissenters’ rights under South Carolina law in connection with the merger because Palmetto common stock was listed on the NASDAQ Capital Market on the record date for the special meeting.
Material U.S. Federal Income Tax Consequences and Opinion of Tax Counsel
Subject to the limitations, assumptions and qualifications described herein, in the opinion of each of Troutman Sanders LLP and Nelson Mullins Riley & Scarborough, LLP, the following discussion summarizes the anticipated material U.S. federal income tax consequences of the merger generally applicable to “U.S. holders” (as defined below) of Palmetto common stock that exchange their shares in the merger. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and differing interpretations. The opinions of tax counsel for each of United and Palmetto are filed as Exhibit 8.1 and Exhibit 8.2, respectively, to the registration statement on Form S-4 of which this document is a part.
This summary is limited to U.S. holders (as defined below) that hold their shares of Palmetto common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Furthermore, this discussion does not address all of the tax consequences that may be relevant to a particular Palmetto shareholder or to Palmetto shareholders that are subject to special rules under U.S. federal income tax laws, such as: shareholders that are not U.S. holders; financial institutions; insurance companies; mutual funds; tax-exempt organizations; S corporations or other pass-through entities (or investors in such entities); regulated investment companies; real estate investment trusts; dealers in securities or currencies; persons subject to the alternative minimum tax provisions of the Code; former citizens or residents of the United States; persons whose functional currency is not the U.S. dollar; traders in securities that elect to use a mark-to-market method of accounting; persons who own more than 5% of the outstanding common stock of Palmetto; persons who hold Palmetto common stock as part of a straddle, hedge, constructive sale or conversion transaction; and U.S. holders who acquired their shares of Palmetto common stock through the exercise of an employee stock option or otherwise as compensation.
For purposes of this section, the term “U.S. holder” means a beneficial owner of Palmetto common stock that for United States federal income tax purposes is: a citizen or resident of the United States; a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate that is subject to U.S. federal income tax on its income regardless of its source; or a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.
If a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds Palmetto common stock, the tax treatment of a partner generally will depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisers about the tax consequences of the merger to them.
Holders of Palmetto common stock are urged to consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of any changes in those laws.
The Merger
The merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. Consummation of the merger is conditioned upon each of United and Palmetto receiving a written tax opinion, dated the closing date of the merger, from their respective outside legal counsels to the effect that, based upon facts, representations and assumptions set forth in such opinions, (i) the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) United and Palmetto will each be a party to that reorganization within the meaning of Section 368(b) of the Code. An opinion of counsel represents the counsel’s best legal judgment and is not binding on the IRS or any court, and as a result, there can be no assurance that the IRS will not asset, or that a court would not sustain, a position contrary to any such opinion. In addition, if any of the representations or assumptions upon which these opinions is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. Accordingly, each Palmetto shareholder should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.
Consequences to United and Palmetto
Each of United and Palmetto will be a party to the merger within the meaning of Section 368(b) of the Code, and neither United nor Palmetto will recognize any gain or loss as a result of the merger.
Consequences to Shareholders
Assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the federal income tax consequences of the merger to a Palmetto shareholder generally will depend on whether the Palmetto shareholder exchanges its Palmetto common stock for cash, United common stock or a combination of cash and United common stock.
Exchange Solely for Cash.   In general, if pursuant to the merger a U.S. holder exchanges all of its shares of Palmetto common stock solely for cash, that shareholder will recognize gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the shares of Palmetto common stock surrendered. Such gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange and any gain or loss generally will be long-term capital gain or loss if the U.S. holder has held such stock for more than one year as of the merger date. If, however, the U.S. holder constructively owns shares of Palmetto common stock that are exchanged for shares of United common stock in the merger or owns shares of United common stock actually or constructively after the merger, the consequences to that shareholder may be similar to the consequences described below under the heading “Exchange for United Common Stock and Cash,” except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of that shareholder’s gain.
Exchange Solely for United Common Stock.   If pursuant to the merger a U.S. holder exchanges all of its shares of Palmetto common stock solely for shares of United common stock, that shareholder will not recognize any gain or loss except in respect of cash received in lieu of any fractional share of United common stock (as discussed below).
Exchange for United Common Stock and Cash.   If pursuant to the merger a U.S. holder exchanges all of its shares of Palmetto common stock for a combination of United common stock and cash, the U.S. holder generally will recognize gain (but not loss) in an amount equal to the lesser of: (1) the amount of cash received in exchange for the Palmetto common stock in the merger (excluding any cash received in lieu of fractional shares of United common stock) and (2) the excess, if any, of  (a) the sum of the amount of cash treated as received in exchange for Palmetto common stock in the merger (excluding any cash received in lieu of fractional shares of United common stock) plus the fair market value of United common stock (including the fair market value of any fractional share) received in the merger (determined when the merger occurs), over (b) the U.S. holder’s tax basis in the Palmetto common stock exchanged. For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Any recognized gain generally will be long-term capital gain if the U.S. holder has held its Palmetto common stock for more than one year as of the merger date. If, however, the cash received has the effect of the distribution of a dividend, the gain would be treated as a dividend to the extent of the Palmetto shareholder’s ratable share of accumulated earnings and profits as calculated for United States federal income tax purposes. See “Possible Treatment of Cash as a Dividend.”
Possible Treatment of Cash as a Dividend.   There are certain circumstances in which all or part of the gain recognized by a U.S. holder will be treated as a dividend rather than as capital gain. In general, such determination depends on whether, and to what extent, the merger reduces a U.S. holder’s percentage share ownership interest in United that the U.S. holder actually and constructively owns in comparison to the percentage interest the U.S. holder actually and constructively would have owned in United had such U.S. holder received only United common stock (and no cash) in the merger. Because the possibility of dividend treatment depends primarily upon a U.S. holder’s particular circumstances, including the application of certain constructive ownership rules, a U.S. holder should consult its own tax advisor regarding the potential income tax treatment by the U.S. holder of any gain recognized in connection with the merger.
Cash Received in Lieu of a Fractional Share.   If a U.S. holder receives cash in the merger instead of a fractional share interest in United common stock, the U.S. holder will be treated as having received such fractional share in the merger, and then as having received cash in exchange for such fractional share. Gain or loss would be recognized in an amount equal to the difference between the amount of cash received and the Palmetto shareholder’s adjusted tax basis allocable to such fractional share. Except as described in the section entitled “Possible Treatment of Cash as a Dividend”, this gain or loss generally will be a capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the U.S. holder held its shares of Palmetto common stock for more than one year.
Tax Basis in, and Holding Period for, United Common Stock.   The aggregate tax basis of the United common stock received by a U.S. holder as a result of the merger (including any fractional share deemed received and redeemed as described below) will be the same as such shareholder’s aggregate tax basis in its Palmetto common stock surrendered in the merger, decreased by the amount of cash received in exchange for such Palmetto common stock (excluding any cash received in lieu of a fractional share of United common stock) and increased by the amount of gain, if any, recognized in the exchange (excluding any gain recognized with respect to fractional share of United common stock deemed sold in the merger). The holding period of the United common stock (including any fractional share deemed received and redeemed as described below) a U.S. holder receives as a result of the exchange will include the holding period of Palmetto common stock surrendered in the merger. If a U.S. holder has differing bases or holding periods in respect of its shares of Palmetto common stock, it should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of United common stock received in the exchange.
Backup Withholding and Information Reporting.   A non-corporate U.S. holder may be subject under certain circumstances to information reporting and backup withholding (currently at a rate of 28%) on any cash payments received. A U.S. holder generally will not be subject to backup withholding, however, if such U.S. holder (1) furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise comply with all the applicable requirements of the backup withholding rules; or (2) provide proof that it is otherwise exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided such U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.
A Palmetto shareholder who receives United common stock as a result of the merger will be required to retain records pertaining to the merger. Each Palmetto shareholder who is required to file a U.S. federal income tax return and who is a “significant holder” that receives United common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth information regarding the parties to the merger, the date of the merger, such Palmetto shareholder’s basis in the Palmetto common stock surrendered and the fair market value of the United common stock and cash received in the merger. A “significant holder” is a holder of Palmetto common stock who, immediately before the merger, owned at least 1% of the outstanding stock of Palmetto or securities of Palmetto with a basis for federal income tax purposes of at least $1 million.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. PALMETTO SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF NON-U.S., FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.
Litigation Related to the Merger
A putative shareholder class action lawsuit, referred to as the merger litigation, has been filed in connection with the merger agreement. Underwood v. Erwin et al., Case No. 2015-CP-23-03206, was filed on May 19, 2015 in the Court of Common Pleas of the State of South Carolina. This action generally alleges, among other things, that the members of the Palmetto Board of Directors breached their fiduciary duties to Palmetto shareholders by failing to maximize shareholder value. The complaints also allege claims against United for aiding and abetting these alleged breaches of fiduciary duties. The plaintiff also seeks injunctive relief prohibiting consummation of the merger and, in the event the merger is consummated, seeks rescission and restitution, an accounting, and attorneys’ fees and costs. At this stage, it is not possible to predict the outcome of the proceedings or their impact on United, Palmetto or the merger. United and Palmetto believe that the claims asserted are without merit and intend to defend themselves vigorously.

PROPOSAL NO. 2 — ADVISORY VOTE ON MERGER-RELATED COMPENSATION
Section 951 of the Dodd-Frank Act and Rule 14a-21(c) under the Exchange Act require that Palmetto seek a non-binding advisory vote from its shareholders to approve certain compensation that its named executive officers will receive from Palmetto and The Palmetto Bank in connection with the merger.
Palmetto is presenting this proposal, which gives Palmetto shareholders the opportunity to express their views on such merger-related compensation by voting for or against the following resolution:
“RESOLVED, that the compensation that will become payable to Palmetto’s named executive officers in connection with the completion of the merger, as disclosed in the section captioned “Proposal 1 — Description of the Merger — Interests of Directors and Officers of Palmetto in the Merger” and the related tables and narrative, is hereby approved.”
The Palmetto Board of Directors unanimously recommends that shareholders approve the merger-related compensation arrangements described in this document by voting “FOR” the above proposal.
Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Palmetto or United. Therefore, if the merger is approved by the Palmetto shareholders and completed, the merger-related compensation will still be paid to the Palmetto named executive officers.

INFORMATION ABOUT UNITED COMMUNITY BANKS, INC.
General
Financial and other information about United is set forth on United’s Form 10-K for the year ended December 31, 2014 (which includes certain provisions of United’s Proxy Statement for its 2015 Annual Meeting) and the quarterly report on Form 10-Q for the quarter ended March 31, 2015 which is incorporated herein by reference.
Securities
The authorized capital stock of United currently consists of 100,000,000 shares of common stock, $1.00 par value per share, 30,000,000 shares of non-voting common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share.
Common Stock
All voting rights are vested in the holders of the common stock. Each holder of common stock is entitled to one vote per share on any issue requiring a vote at any meeting. The shares do not have cumulative voting rights. Upon liquidation, holders of United’s common stock, together with holders of United’s non-voting common stock, junior preferred stock, junior participating preferred stock and Series E preferred stock, will be entitled to receive on a pro rata basis, after payment or provision for payment of all our debts and liabilities, and after all distributions payments are made to holders of United’s Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock and Series H preferred stock, all of United’s assets available for distribution, in cash or in kind.
Subject to the rights of holders of United’s Series A preferred stock, Series B preferred stock, Series C preferred stock, Series D preferred stock and Series H preferred stock to receive dividends, all shares of United’s common stock, together with all shares of United’s non-voting common stock, junior preferred stock and Series E preferred stock, are entitled to share equally in any dividends that United’s Board of Directors may declare on its common stock, non-voting common stock, junior preferred stock and Series E preferred stock from sources legally available for distribution.
The outstanding shares of United common stock are, and the shares of United common stock to be issued by United in connection with the merger will be, duly authorized, validly issued, fully paid, and nonassessable.
As of  [•], 2015, [•] shares of common stock were issued and outstanding, exclusive of  [•] shares issuable to participants in United’s Deferred Compensation Plan and [•] shares reserved for issuance upon the exercise of outstanding options and vesting of restricted stock.
Non-Voting Common Stock
United’s authorized non-voting common stock consists of 30,000,000 shares. Except with respect to voting rights and as specifically set forth below, the non-voting common stock has the same designations, powers, preferences, limitations, restrictions, and relative rights as, and is identical in all respects to, United’s common stock.
Except as required by Georgia law or United’s articles of incorporation, holders of the non-voting common stock have no right to vote on any matter submitted to a vote at a meeting of United’s shareholders. United’s articles of incorporation provide that, in addition to any other vote required by law, the affirmative vote of the holders of a majority of the outstanding shares of the non-voting common stock, voting separately as a class, will be required to amend, alter or repeal any provision of the articles of incorporation that significantly and adversely affects the rights, preferences or privileges of the non-voting common stock.
Subject to any preferential dividend rights of any preferred stock of United, the holders of non-voting common stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by United’s Board of Directors on the common stock. If a dividend is declared and paid with respect to United’s common stock, then the Board of Directors will declare and pay an equivalent dividend, on a per share basis, to the non-voting common stock. Likewise, if the Board of Directors declares and pays a dividend on the non-voting common stock, it will declare and pay an equivalent dividend, on a per share basis, on the common stock.
After distribution in full of any preferential amount to be distributed to the holders of any preferred stock of United, holders of non-voting common stock and common stock will be entitled to receive, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of United, all of United’s remaining assets of whatever kind available for distribution to the shareholders ratably in proportion to the number of shares of common stock and non-voting common stock held by them.
The non-voting common stock may be converted into common stock by any holder of non-voting common stock, other than the initial holder of such non-voting common stock or an affiliate thereof, who acquires one or more shares of non-voting common stock in an “Approved Transfer”. An “Approved Transfer” means a sale or other transfer (i) to an affiliate of the holder of the non-voting common stock to be transferred under common control with such holder’s ultimate parent, general partner or investment advisor but only if the transferee agrees in writing for the benefit of United to be bound by the terms of an applicable Investor Agreement; (ii) in a widely distributed public offering registered pursuant to the Securities Act of 1933; (iii) to a person that is acquiring at least a majority of United’s outstanding “voting securities” (as defined in the Bank Holding Company Act and any rules or regulations promulgated thereunder) not including any voting securities such person is acquiring from the holder of the non-voting common stock to be transferred or its affiliates; or (iv) upon certification by the holder of the non-voting common stock to be transferred in writing to United that such holder believes that the transferee shall not, after giving effect to such transfer, own for purposes of the Bank Holding Company Act, or the Change of Bank Control Act, and any rules and regulations promulgated thereunder, more than 2% of any class of voting securities of United outstanding at such time.
As of  [•], 2015, [•] shares of non-voting common stock were issued and outstanding.
Preferred Stock
United is authorized to issue 10,000,000 shares of preferred stock, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as United’s Board of Directors may determine. The preferred stock may be issued for any lawful corporate purpose without further action by United shareholders. The issuance of any preferred stock that has conversion rights might have the effect of diluting the interests of United’s other shareholders. In addition, shares of preferred stock could be issued with certain rights, privileges, and preferences, which would deter a tender or exchange offer or discourage the acquisition of control of United.
Of such authorized number of shares of preferred stock, (i) 1,000,000 shares of junior preferred stock are authorized, with no shares issued and outstanding; (ii) 287,411 shares of Series A preferred stock are authorized, with no shares issued and outstanding; (iii) 180,000 shares of Series B preferred stock are authorized, with no shares issued and outstanding; (iv) 65,000 shares of Series C preferred stock are authorized, with no shares issued and outstanding; (v) 25,000 shares of Series D preferred stock are authorized, with no shares issued and outstanding; (vi) 1,000,000 shares of Series E preferred stock are authorized, with no shares issued and outstanding; (vii) 195,872 shares of Series F preferred stock are authorized, with no shares issued and outstanding; (viii) 151,185 shares of Series G preferred stock are authorized, with no shares issued and outstanding, and (ix) 9,992 shares of Series H preferred stock are authorized, with 9,992 shares issued and outstanding, in each case as of  [•], 2015.
Trust Preferred Securities
United has four wholly owned statutory trusts, which have issued guaranteed preferred interests in United’s junior subordinated deferrable interest debentures. The debentures represent the sole asset of each of the trusts. These debentures qualify as Tier I capital under Federal Reserve Board guidelines. All of the common securities of the trusts are owned by United. United has entered into contractual arrangements which, taken collectively, fully and unconditionally, guarantee payment of: (1) accrued and unpaid distributions required to be paid on the securities; (2) the redemption price with respect to any securities called for redemption by the respective trust; and (3) payments due upon a voluntary or involuntary dissolution, winding up or liquidation of the respective trust. The following is a description of each trust preferred security.
9.00% Trust Preferred Securities
In October 2008, United formed a wholly owned Delaware statutory business trust, United Community Statutory Trust II (“United Statutory Trust II”), which issued $12.131 million of trust preferred securities. The proceeds from the sale of the trust preferred securities were used by United Statutory Trust II to purchase $12.131 million in aggregate principal amount of United’s fixed rate junior subordinate debentures, which bear interest at a fixed rate equal to 9.00%. The securities accrue and pay distributions at a fixed rate equal to 9.00% per annum of the stated liquidation value of  $1,000 per capital security. The securities are mandatorily redeemable upon maturity of the debentures on October 31, 2038, or upon earlier redemption as provided in the indenture. United has the right to redeem the debentures purchased by United Statutory Trust II (i) on or after October 31, 2013 or (ii) at any time upon certain events, such as change in the regulatory capital treatment of the trust preferred securities, United Statutory Trust II being deemed an investment company or the occurrence of certain adverse tax events.
8.125% Trust Preferred Securities
In July 1998, United formed a wholly owned Delaware statutory business trust, United Community Capital Trust (“United Trust”), which issued $21 million of guaranteed preferred beneficial interests in United’s junior subordinated deferrable interest debentures. The proceeds from the issuance of the securities were used by United Trust to purchase $21.7 million of junior subordinated debentures of United that carry a fixed interest rate of 8.125%. The securities accrue and pay distributions semiannually at a fixed rate of 8.125% per annum of the stated liquidation value of  $1,000 per capital security. The securities are mandatorily redeemable upon maturity of the debentures on July 15, 2028, or upon earlier redemption as provided in the indenture. United has the right to redeem the debentures purchased by United Trust: (1) in whole or in part, on or after July 15, 2008, and (2) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a tax event, investment company event or capital treatment time (as defined in the indenture). As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the principal amount, any accrued but unpaid interest, plus a premium ranging from 4.06% in 2008 to 0.41% in 2017.
Floating Rate Trust Preferred Securities
In September 2006, United acquired Southern Bancorp, Inc. (“SBC”) and its wholly owned Delaware statutory trust, Southern Bancorp Capital Trust I (“SBC Trust”), which issued $4.25 million of floating rate capital securities of SBC Trust and $132,000 in floating rate common securities to SBC. The proceeds from the issuance of the securities were used by SBC Trust to purchase $4.382 million of junior subordinated debentures of SBC that bear interest at a rate, reset quarterly, equal to the prime rate plus 1%. The securities accrue and pay distributions quarterly at the then applicable interest rate. The securities mature on March 31, 2034 unless the maturity date is accelerated pursuant to the indenture after March 31, 2009. United has the right to redeem the debentures purchased by SBC Trust: (1) in whole or in part, on or after March 31, 2009 at par, and (2) in whole (but not in part), at any time, within 90 days following the occurrence and during the continuation of a tax event, an investment company event or a capital treatment event at par. As specified in the debenture, if the debentures are redeemed prior to maturity, the redemption price will include any accrued but unpaid interest.
In October 2008, United formed a wholly owned Delaware statutory business trust, United Community Statutory Trust III (“United Statutory Trust III”), which issued $1.238 million of trust preferred securities. The proceeds from the sale of the trust preferred securities were used by United Statutory Trust III to purchase $1.238 million in aggregate principal amount of United’s variable rate junior subordinate debentures, which bear interest at a variable rate equal to prime plus 3%. The securities accrue and pay distributions at a variable rate equal to the prime rate plus 3% per annum of the stated liquidation value of  $1,000 per capital security. The securities are mandatorily redeemable upon maturity of the debentures on October 31, 2038, or upon earlier redemption as provided in the indenture. United has the right to redeem the debentures purchased by United Statutory Trust III (i) on or after October 31, 2013 or (ii) at any time upon certain events, such as change in the regulatory capital treatment of the trust preferred securities, United Statutory Trust III being deemed an investment company or the occurrence of certain adverse tax events.
Transfer Agent and Registrar
The transfer agent and registrar for United’s common stock and the debentures is Continental Stock Transfer & Trust Company.
Certain Provisions of United ’s Articles of Incorporation and Bylaws Regarding Change of Control
Ability to Consider Other Constituencies
United’s articles of incorporation permit its Board of Directors, in determining what is believed to be in the best interest of United and its shareholders, to consider the interests of its employees, customers, suppliers and creditors, the communities in which its offices and establishments are located and all other factors that they consider pertinent, in addition to considering the effects of any actions on United and its shareholders. This provision permits United’s Board of Directors to consider numerous judgmental or subjective factors affecting a proposal, including some non-financial matters, and on the basis of these considerations may oppose a business combination or some other transaction which, viewed exclusively from a financial perspective, might be attractive to some, or even a majority, of its shareholders.
Amendments to Articles of Incorporation and Bylaws
United’s articles of incorporation specifically provide that any amendment or repeal of any provision of the articles of incorporation or Article II (Stockholders’ Meetings) or Article III (Board of Directors) of the bylaws requires the affirmative vote of holders of a majority of the shares of United’s capital stock then issued and outstanding and entitled to vote on such matters.
Supermajority Approval of Interested Business Combinations
United’s articles of incorporation provide that if a proposed business combination between United and any interested shareholder is not approved by three-fourths of all directors of United then in office, the business combination must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares of United’s common stock, including the affirmative vote of the holders of at least 75% of the outstanding shares of common stock held by shareholders other than the interested shareholder. This provision may discourage attempts by other corporations or groups to acquire control of United, without negotiation with management, through the acquisition of a substantial number of shares of United’s stock followed by a forced merger. This provision may also enable a minority of the shareholders of United to prevent a transaction favored by a majority of the shareholders, and may discourage tender offers or other non-open market acquisitions of United’s common stock because of the potentially higher vote requirements for shareholder approval of any subsequent business combination. Additionally, in some circumstances, United’s Board of Directors could, by withholding its consent to such a transaction, cause the 75%/75% shareholder vote to be required to approve a business combination, thereby enabling management to retain control over the affairs of United and their present positions with United.
Removal of Directors
United’s articles of incorporation provide that a member of United’s Board of Directors may only be removed for cause, and only upon the affirmative vote of two-thirds of the outstanding shares of capital stock of United entitled to vote thereon. This provision may prevent a significant shareholder from avoiding board scrutiny of a proposed business combination by merely removing directors with conflicting views, and may encourage individuals or groups who desire to propose takeover bids or similar transactions to negotiate with the Board of Directors. However, outside of the context of an acquisition attempt, it may serve as an impediment to a more legitimate need to remove a director.

INFORMATION ABOUT PALMETTO BANCSHARES, INC.
Financial and other information about Palmetto is set forth on Palmetto’s Form 10-K for the year ended December 31, 2014 (which includes certain provisions of Palmetto’s Proxy Statement for its 2015 Annual Meeting) and the quarterly report on Form 10-Q for the quarter ended March 31, 2015 which is incorporated herein by reference.
INTEREST OF CERTAIN PERSONS IN THE MERGER
Interests of executive officers and directors of Palmetto in the proposed merger are discussed above under the heading “Proposal No. 1 — The Merger — Interests of the Directors and Officers of Palmetto in the Merger”, at page 59.

LEGAL MATTERS
Troutman Sanders LLP and Nelson Mullins Riley & Scarborough, LLP will deliver at the effective time their opinions to United and Palmetto, respectively, as to certain United States federal income tax consequences of the merger. Please see the section entitled “Material United States Federal Income Tax Consequences of the Merger.” Troutman Sanders LLP, counsel to United, has provided an opinion as to the legality of the United common stock to be issued in connection with the merger. As of the date of these materials, members of Troutman Sanders LLP participating in this matter own an aggregate of 295 shares of United common stock.
EXPERTS
The consolidated financial statements of United and its subsidiaries as of December 31, 2014 and 2013, and for each of the two years in the period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of United and its subsidiaries for the year ended December 31, 2012 included in United’s Annual Report on Form 10-K for the year ended December 31, 2014, incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Porter Keadle Moore, LLC, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Palmetto and its subsidiaries as of December 31, 2014 and 2013, and for the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in these materials by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Elliott Davis Decosimo, LLC, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

PROPOSAL NO. 3 — ADJOURNMENT OR POSTPONEMENT OF THE MEETING
If Palmetto does not receive a sufficient number of votes to constitute a quorum or approve the merger agreement, it may propose to adjourn or postpone the special meeting for the purpose of soliciting additional proxies to establish a quorum or approve the merger agreement. Palmetto does not currently intend to propose adjournment or postponement at the special meeting if there are sufficient votes to approve the merger agreement. If approval of the proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies is submitted to the Palmetto shareholders for approval, the approval requires that the number of votes cast at the special meeting, in person or by proxy, in favor of the proposal exceeds the number of votes cast against the proposal. The Board of Directors of Palmetto unanimously recommends that shareholders vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.
OTHER MATTERS
As of the date of this document, management of Palmetto knows of no other matters which may be brought before the special shareholders’ meeting other than as described in this document. However, if any matter other than the proposed merger or related matters should properly come before the special meeting, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notices of special meeting.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows United and Palmetto to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by referenced in this document.
This document incorporates by reference the following documents that have previously been filed with the SEC by United:
•
United’s Form 10-K for the fiscal year ended December 31, 2014 (which incorporates certain portions of United’s Proxy Statement for the 2015 Annual Meeting);

•
United’s Form 10-Q for the quarter ended March 31, 2015;

•
United’s Form 8-K’s filed January 28, 2015, January 28, 2015 (For SEC Accession No. 000157104915000467, Item 1.01, Exhibit 2.1 and Exhibit 99.1), February 10, 2015, April 22, 2015 (SEC Accession No. 000157104915003023), April 23, 2015, May 6, 2015 and May 18, 2015; and

•
All other reports filed by United pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2014 and prior to the date of the special meeting of the Palmetto shareholders.

This document also incorporates by reference the following documents that have previously been filed with the SEC by Palmetto:
•
Palmetto’s Form 10-K for the fiscal year ended December 31, 2014 (which incorporates certain portions of Palmetto’s Proxy Statement for the 2015 Annual Meeting);

•
Palmetto’s Form 10-Q for the quarter ended March 31, 2015;

•
Palmetto’s Form 8-K’s filed February 25, 2015, April 22, 2015 (SEC Accession No. 000143774915007818), April 22, 2015 (SEC Accession No. 000143774915007867), May 21, 2015 and May 21, 2015; and

•
All other reports filed by Palmetto pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2014 and prior to the date of the special meeting of the Palmetto shareholders.

In addition, United and Palmetto are incorporating by reference any documents they may file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting of the Palmetto shareholders, provided, however, that United and Palmetto are not incorporating by reference any information furnished (but not filed), except as otherwise specified herein.
Both United and Palmetto file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials United or Palmetto file with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information.”
All information concerning United and its subsidiaries has been furnished by United, and all information concerning Palmetto and its subsidiary has been furnished by Palmetto. You should rely only on the information contained or incorporated by reference in these materials in making a decision to vote on the merger agreement. No person has been authorized to provide you with information that is different from that contained in these materials.
These materials are dated [•], 2015. You should not assume that the information contained in these materials is accurate as of any date other than such date, and neither the mailing of these materials to shareholders nor the issuance of United common stock in the merger shall create any implication to the contrary.
These materials do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of these materials nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of United or Palmetto since the date hereof, or that the information herein is correct as of any time subsequent to its date.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This document and the documents that are incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about United, Palmetto and their subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends”, or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of United and its subsidiaries after the proposed merger. Forward-looking statements involve risks, uncertainties, assumptions, and certain other factors that could cause actual results to differ from results expressed or implied by the forward-looking statements, including, but not limited to the factors set forth under the “Risk Factors” section above or in United’s or Palmetto’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as the following factors:
•
competition from other companies that provide financial services similar to those offered by United and Palmetto;

•
combining the businesses of United and Palmetto may cost more or take longer than expected;

•
retaining key personnel of United and Palmetto may be more difficult than expected;

•
revenues of the combined entity following the merger may be lower than expected, and the operating costs of the combined entity may be higher than expected; and

•
expected cost savings resulting from the merger may not be fully realized, or may not be realized as soon as expected.

We believe the forward-looking statements contained in or incorporated by reference into this document are reasonable, but we caution that the foregoing list of factors that could cause actual results to differ materially from those anticipated in such forward-looking statements is not exclusive and that you should not place undue reliance on such forward-looking statements, because the future results and shareholder values of United following completion of the merger may differ materially from those expressed or implied by these forward-looking statements. We do not intend to update any forward-looking statement, whether written or oral, relating to the matters discussed in these materials.

APPENDIX A
Execution Version

AGREEMENT AND PLAN OF MERGER
By and Between
PALMETTO BANCSHARES, INC.
and
UNITED COMMUNITY BANKS, INC.
April 22, 2015

A-i

A-ii

A-iii

LIST OF EXHIBITS
Exhibit	A-Description
A	A-Form of Bank Merger Agreement
A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of April 22, 2015 is by and between United Community Banks, Inc., a Georgia corporation (“Parent”), and Palmetto Bancshares, Inc., a South Carolina corporation (“PLMT”).
Recitals
WHEREAS, the respective boards of directors of Parent and PLMT have determined that it is in the best interests of their respective companies and shareholders for PLMT to merge with and into Parent, with Parent being the surviving entity (the “Merger”) pursuant to the terms of this Agreement and have unanimously approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby the issued and outstanding shares of PLMT Common Stock will be converted into the right to receive the Merger Consideration from Parent;
WHEREAS, the board of directors of PLMT has determined to recommend that PLMT’s shareholders approve this Agreement (the “PLMT Recommendation”);
WHEREAS, the Merger is subject to the approvals of the shareholders of PLMT, regulatory agencies, and the satisfaction of certain other conditions described in this Agreement;
WHEREAS, Parent and PLMT desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;
WHEREAS, Parent and PLMT intend, (i) for federal income tax purposes, that the Merger qualifies as a “reorganization” described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the regulations promulgated under the Code; and (iii) that Parent and PLMT will each be a “party to the reorganization” within the meaning of Section 368(a) of the Code; and
WHEREAS, certain terms used in this Agreement are defined in Section 10.1 of this Agreement.
NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:
Article 1
TRANSACTIONS AND TERMS OF MERGER
1.1   Merger.
Subject to the terms and conditions of this Agreement, at the Effective Time, PLMT shall be merged with and into Parent pursuant to and with the effect provided in Section 33-11-106 of the South Carolina Business Corporation Act (the “SCBCA”) and Section 14-2-1106 of the Georgia Business Corporation Code, and Parent shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated in accordance with the terms and subject to the conditions of this Agreement.
1.2   Time and Place of Closing.
The closing of the transactions contemplated hereby (the “Closing”) will take place at 11:00 A.M. Eastern Time on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 11:00 A.M. Eastern Time), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.
1.3   Effective Time.
The Merger shall be consummated by filing Articles of Merger reflecting the Merger (the “Articles of Merger”) with the South Carolina Secretary of State and with the Georgia Secretary of State. The Merger shall become effective (the “Effective Time”) when the Articles of Merger have been filed with the South

Carolina Secretary of State and with the Georgia Secretary of State or at such later time as may be mutually agreed upon by Parent and PLMT and specified in the Articles of Merger. Subject to the terms and conditions hereof  (including the closing conditions and termination rights set forth in Articles 8 and 9, respectively, of this Agreement), unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable best efforts to cause the Effective Time to occur not later than the second (or, if PLMT has a right to terminate this Agreement pursuant to Section 9.1(g), then the fifth) business day after the later of: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of PLMT approve this Agreement.
1.4   Bank Merger.
Concurrently with the execution and delivery of this Agreement, United Community Bank (“Parent Banksub”), a wholly owned subsidiary of Parent, and The Palmetto Bank (the “Bank”), a wholly owned subsidiary of PLMT, shall enter into the Bank Agreement of Merger, in the form attached hereto as Exhibit A, with such changes thereto as Parent may reasonably request, pursuant to which the Bank will merge with and into Parent Banksub (the “Bank Merger”). The Bank Merger shall not occur prior to the Effective Time.
Article 2
TERMS OF MERGER
2.1   Articles of Incorporation.
The Articles of Incorporation of Parent in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise duly amended or repealed.
2.2   Bylaws.
The Bylaws of Parent in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise duly amended or repealed.
2.3   Directors and Officers.
The directors of Parent in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be a director. The officers of Parent in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s Bylaws, until the earlier of their resignation or removal or otherwise ceasing to be an officer.
Article 3
MANNER OF CONVERTING SHARES
3.1   Effect on PLMT Common Stock.
(a) At the Effective Time, in each case subject to Sections 3.1(d) and 3.2, by virtue of the Merger and without any action on the part of the Parties, each share of PLMT Common Stock that is issued and outstanding immediately prior to the Effective Time (other than shares of PLMT Common Stock held by either Party or any Subsidiary of either Party (in each case other than shares of PLMT Common Stock held on behalf of third parties or held by any Parent Entity or PLMT Entity as a result of debts previously contracted (such as a foreclosure on a loan)) shall be converted into the right to receive one of the following: (i) cash in the amount of  $19.25 less any applicable withholding Taxes (the “Cash Consideration”); (ii) a number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio (the “Stock Consideration”); or (iii) a combination of the Cash Consideration and Stock Consideration (the “Mixed Consideration”), in such proportions as requested by PLMT shareholder to the extent available after the proration of the total Merger Consideration to 70% Stock Consideration and 30% Cash Consideration in accordance with Section 3.2 of this Agreement (items (i), (ii), or (iii) are referred to herein individually as the “Per Share Purchase Price” and collectively as the “Merger Consideration”). The “Exchange Ratio” shall be 0.97 shares of Parent Common Stock.
(b) At the Effective Time, all shares of PLMT Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of PLMT Common Stock (the “Certificates”) shall thereafter represent only the right to receive the Per Share Purchase Price.
(c) If, prior to the Effective Time, the outstanding shares of PLMT Common Stock, or the outstanding shares of Parent Common Stock, shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or if a record date prior to the Effective Time has been established with respect to any such change in capitalization, then an appropriate and proportionate adjustment shall be made to the Per Share Purchase Price.
(d) Each share of PLMT Common Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parties or their respective Subsidiaries (in each case other than shares of PLMT Common Stock held on behalf of third parties or as a result of debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration, and shall cease to exist (the “Extinguished Shares”).
3.2   Election and Proration Procedures.
(a) An election form in such form as Parent and PLMT shall agree (an “Election Form”) shall be mailed on the Mailing Date (as defined below) to each holder of record of PLMT Common Stock. Unless another date is agreed to by Parent and PLMT prior to the Effective Time, the “Mailing Date” shall be the date on which the Proxy/Registration Statement is first mailed to holders of PLMT Common Stock. Parent shall make available Election Forms as may be reasonably requested by all persons who become holders of PLMT Common Stock after the record date for eligibility to vote at the PLMT Shareholders’ Meeting and prior to the Election Deadline (as defined herein), and PLMT shall provide to Continental Stock Transfer & Trust Company or such other exchange agent selected by Parent and reasonably acceptable to PLMT (the “Exchange Agent”) all information reasonably necessary for it to perform its obligations as specified herein.
(b) Each Election Form shall entitle the holder of PLMT Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive (i) the Stock Consideration for all of such holder’s shares (a “Stock Election”), (ii) the Cash Consideration for all of such holder’s shares (a “Cash Election”), (iii) the Mixed Consideration for all of such holder’s shares (a “Mixed Election”) or (iv) make no election (a “Non-Election”). Holders of record of PLMT Common Stock who hold such shares as nominees, trustees or in other representative capacity (a “Holder Representative”) may submit multiple Election Forms, provided that such Holder Representative certifies that each such Election Form covers all of the shares of PLMT Common Stock held by that Holder Representative for a particular beneficial owner. The shares of PLMT Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares” and the aggregate number thereof is referred to herein as the “Stock Election Number.” The shares of PLMT Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares” and the aggregate number thereof is referred to as the “Cash Election Number.” Shares of PLMT Common Stock as to which no election has been made (or as to which an Election Form is not properly completed or returned in a timely fashion) are referred to as “Non-Election Shares.”
(c) To be effective, a properly completed Election Form must be received by the Exchange Agent on or prior to the date of the PLMT’s Shareholders’ Meeting (or such other date as the Parties may mutually agree prior to the Effective Time) (the “Election Deadline”). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. For the holders of PLMT Common Stock who make a Non-Election, subject to Section 3.2(e), Parent shall have the authority to determine the type of consideration constituting the Per Share Purchase Price to be exchanged for the Non-Election Shares. Any PLMT shareholder may at any time prior to, but not after, the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any PLMT shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates. All elections shall be revoked automatically if the Exchange Agent is notified in writing by either Party that this Agreement has been terminated prior to the Effective Time pursuant to Section 9.1 of this Agreement. If a shareholder either (i) does not submit a properly completed Election Form by the Election Deadline or (ii) revokes its Election Form prior to the Election Deadline but does not submit a new properly executed Election Form prior to the Election Deadline, the shares of PLMT Common Stock held by such shareholder shall be designated as Non-Election Shares. Subject to the terms of this Agreement and the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.
(d) The number of shares of PLMT Common Stock to be converted into the right to receive the Cash Consideration shall be equal to 30% of the number of shares of PLMT Common Stock outstanding immediately prior to the Effective Time (the “Aggregate Cash Limit”) and the number of shares of PLMT Common Stock to be converted into the right to receive the Stock Consideration shall be equal to 70% of the number of shares of PLMT Common Stock outstanding immediately prior to the Effective Time (the “Aggregate Stock Limit”).
(e) Within three business days after the later to occur of the Election Deadline or the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of PLMT Common Stock of Rights to receive the Per Share Purchase Price and to distribute such as follows:
(i) if the Stock Election Number exceeds the Aggregate Stock Limit, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each Stock Election Share shall be converted into the right to receive (A) the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Stock Limit and the denominator of which is the Stock Election Number and (B) the Cash Consideration in respect of the remaining number of such Stock Election Shares;
(ii) if the Cash Election Number exceeds the Aggregate Cash Limit, then all Stock Election Shares and all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each Cash Election Share shall be converted into the right to receive (A) the Cash Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (1) the number of Cash Election Shares held by such holder by (2) a fraction, the numerator of which is the Aggregate Cash Limit and the denominator of which is the Cash Election Number and (B) the Stock Consideration in respect of the remaining number of such Cash Election Shares; and
(iii) if the Stock Election Number and the Cash Election Number do not exceed the Aggregate Stock Limit and the Aggregate Cash Limit, respectively, then (i) all Cash Election Shares shall be converted into the right to receive the Cash Consideration, (ii) all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and (iii) all Non-Election Shares shall be converted into the right to receive the Cash Consideration and/or the Stock Consideration such that the aggregate number of shares of PLMT Common Stock entitled to receive the Cash Consideration is equal to the Aggregate Cash Limit and the aggregate number of shares of PLMT Common Stock entitled to receive the Stock Consideration is equal to the Aggregate Stock Limit.

3.3   Exchange Procedures.
(a) On the Closing Date, Parent shall make available to the Exchange Agent, for exchange in accordance with this Section 3.3, the Merger Consideration (including cash in an aggregate amount sufficient for payment in lieu of fractional shares of Parent Common Stock to which holders of PLMT Common Stock may be entitled pursuant to Section 3.7); provided that as of the Effective Time the Parent shall deliver to the Exchange Agent evidence of shares, in book entry form, representing the number of shares of Parent Common Stock issuable to the holders of PLMT Common Stock as part of the Merger Consideration. In addition, Parent shall make available to the Exchange Agent, as necessary from time to time at or after the Effective Time, any dividends or other distributions payable pursuant to Section 3.3(f). All Merger Consideration (including cash in an aggregate amount sufficient for payment in lieu of fractional shares of Parent Common Stock to which holders of PLMT Common Stock may be entitled pursuant to Section 3.7) and dividends and distributions made available to the Exchange Agent pursuant to this Section 3.3(a) shall hereinafter be referred to as the “Exchange Fund.” In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder (including pursuant to Section 3.7), Parent shall promptly make available to the Exchange Agent the amounts so required to satisfy such payment obligations in full. The Exchange Agent shall deliver the Merger Consideration and cash in lieu of any fractional shares of Parent Common Stock out of the Exchange Fund. Except as contemplated by this Section 3.3, the Exchange Fund will not be used for any other purpose.
(b) Unless different timing is agreed to by Parent and PLMT, as soon as reasonably practicable after the Effective Time, but in any event no more than five business days after the Effective Time, Parent shall cause the Exchange Agent to mail to the former shareholders of PLMT appropriate transmittal materials. The letter of transmittal shall provide instructions for the submission of Certificates representing, immediately prior to the Effective Time, shares of PLMT Common Stock (or an indemnity satisfactory to PLMT, Parent and Exchange Agent, if any of such Certificates are lost, stolen, or destroyed) to each holder of record of shares of PLMT Common Stock converted into the right to receive the applicable portion of the Merger Consideration at the Effective Time. In the event of a transfer of ownership of shares of PLMT Common Stock represented by one or more Certificates that are not registered in the transfer records of PLMT, the Per Share Purchase Price payable for such shares as provided in Sections 3.1 and 3.2 may be issued to a transferee if the Certificate or Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any certificate representing PLMT Common Stock certificate shall have been lost, mutilated, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, mutilated, stolen, or destroyed and the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, mutilated, stolen, or destroyed certificate the Per Share Purchase Price as provided for in Sections 3.1 and 3.2 (together with any unpaid dividends or distributions with respect thereto). The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Parent shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Per Share Purchase Price as provided in Sections 3.1 and 3.2. Parent or its Exchange Agent will maintain a book entry list of Parent Common Stock to which each former holder of PLMT Common Stock is entitled.
(c) After the Effective Time, each holder of shares of PLMT Common Stock (other than Extinguished Shares) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly (and in any event within five business days) upon surrender thereof  (or an indemnity satisfactory to PLMT, Parent and Exchange Agent, if any of such certificates are lost, stolen, or destroyed) receive in exchange therefor the consideration provided in Sections 3.1 and 3.2 (and any unpaid dividends or distributions thereon), without interest, pursuant to this Section 3.3. The Certificate or Certificates of PLMT Common Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Parent shall not be obligated to deliver the consideration to which any former holder of PLMT Common Stock is entitled as a result of the Merger until such holder surrenders such holder’s Certificate or Certificates for exchange (or an indemnity satisfactory to PLMT,

Parent and Exchange Agent, if any of such Certificates are lost, stolen, or destroyed) as provided in this Section 3.3. Any other provision of this Agreement notwithstanding, neither any Parent Entity, nor any PLMT Entity, nor the Exchange Agent shall be liable to any holder of PLMT Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.
(d) Each of Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of PLMT Common Stock and PLMT Options such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law or by any Taxing Authority or Governmental Authority. To the extent that any amounts are so withheld by Parent, the Surviving Corporation, or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of PLMT Common Stock, as applicable in respect of which such deduction and withholding was made by Parent, the Surviving Corporation, or the Exchange Agent, as the case may be.
(e) Any portion of the Merger Consideration and cash delivered to the Exchange Agent by Parent pursuant to Section 3.3(a) that remains unclaimed by the holder of shares of PLMT Common Stock for one year after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any holder of shares of PLMT Common Stock who have not theretofore complied with Section 3.3(c) shall thereafter look only to Parent for the consideration and any unpaid dividends or distributions deliverable in respect of each share of PLMT Common Stock such holder holds as determined pursuant to this Agreement without any interest thereon.
(f) No dividends or other distributions with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate that immediately prior to the Effective Time represented shares of PLMT Common Stock with respect to the shares, if any, of Parent Common Stock represented thereby, in each case unless and until the surrender of such Certificate (or an indemnity satisfactory to PLMT, Parent and Exchange Agent, if any of such Certificates are lost, stolen, or destroyed) in accordance with this Section 3.3. Subject to the effect of applicable abandoned property, escheat or similar Laws, following surrender of any such Certificate in accordance with this Section 3.3, the holder thereof shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Parent Common Stock represented by such Certificate and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Parent Common Stock issuable with respect to such Certificate.
(g) Adoption of this Agreement by the shareholders of PLMT shall constitute ratification of the appointment of the Exchange Agent.
3.4   Effect on Parent Common Stock.
At and after the Effective Time, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.
3.5   PLMT Options; PLMT Restricted Stock.
(a) At the Effective Time, all Rights with respect to PLMT Common Stock pursuant to stock options granted by PLMT (the “PLMT Options”) which are outstanding immediately prior to the Effective Time, whether or not exercisable, shall be:
(i) With respect to all outstanding PLMT Options granted under the PLMT 2011 Stock Incentive Plan, converted at the Effective Time into an obligation of Parent to pay (or cause to be paid) and a right of the holder to receive, in full satisfaction of any Rights in respect of the PLMT Option, a cash payment equal to the product obtained by multiplying (1) the number of shares of PLMT Common Stock underlying such Person’s PLMT Options by (2) the Weighted Average Consideration Per Share less the exercise price per share under such option, subject to any income or employment tax withholding required under the Code or any provision of applicable Law. The amount determined in accordance with the foregoing shall be paid to the applicable holder of a PLMT Option on the Closing Date. The “Weighted Average Consideration Per Share” means the sum of: (x) $19.25 x 0.30, plus (y) the Average Parent Stock Price x the Exchange Ratio x 0.70.
(ii) With respect to all outstanding PLMT Options granted under the PLMT 1997 Stock Compensation Plan, converted into an option to purchase shares of Parent Common Stock, each such PLMT Option so converted shall be exercisable upon the same terms and conditions as under the PLMT 1997 Stock Compensation Plan and the applicable option agreement issued thereunder, except that (i) each such PLMT Option shall be exercisable for that whole number of shares of Parent Common Stock (rounded to the nearest whole share) equal to the number of shares of PLMT Common Stock subject to such PLMT Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of PLMT Common Stock subject to such PLMT Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded to the nearest whole cent). Prior to the Effective time, PLMT will use its reasonable best efforts to enter into agreements with one or more holders of PLMT Options granted under the PLMT 1997 Stock Compensation Plan to cancel such holder’s PLMT Options for consideration of  $0.01 per share of PLMT Common Stock underlying any such PLMT Options.
(b) At the Effective Time, each share of PLMT Common Stock subject to restrictions on transfer and/or forfeiture granted under the PLMT 2008 Restricted Stock Plan or the 2011 Stock Incentive Plan (the “PLMT Restricted Stock”) that is issued and outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and shall be converted automatically into and shall thereafter represent the right to receive the Merger Consideration, subject to any income or employment tax withholding required under the Code or any provision of applicable Law, in accordance with this Article 3. For the avoidance of doubt, like other holders of PLMT Common Stock, holders of PLMT Restricted Stock shall be entitled, pursuant to the terms and subject to the conditions and limitations of Section 3.2, to make an election with respect to the Merger Consideration that each will receive.
(c) PLMT’s board of directors or its compensation committee shall make any adjustments or amendments to or make such determinations with respect to the PLMT Options and PLMT Restricted Stock necessary to effect the foregoing provisions of this Section 3.5.
3.6   Rights of Former PLMT Shareholders.
At the Effective Time, the stock transfer books of PLMT shall be closed as to holders of PLMT Common Stock and no transfer of PLMT Common Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.3, each Certificate theretofore representing shares of PLMT Common Stock (other than Certificates representing Extinguished Shares), shall from and after the Effective Time represent for all purposes only the right to receive the Per Share Purchase Price and, if applicable, any unpaid dividends or distributions, in each case without interest, as provided in Article 3.
3.7   Fractional Shares.
Notwithstanding any other provision of this Agreement, each holder of shares of PLMT Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the final Average Parent Stock Price (as defined in Section 9.1(g)). No such holder will be entitled to dividends, voting rights, or any other Rights as a shareholder in respect of any fractional shares.
Article 4
REPRESENTATIONS AND WARRANTIES OF SELLER
PLMT represents and warrants to Parent as follows, except as (i) set forth on PLMT Disclosure Memorandum or (ii) disclosed in the PLMT Annual Report on Form 10-K for the year ended

December 31, 2014, filed with the SEC on March 4, 2014, or in any report, schedule, form or other document filed with the SEC (or furnished to the SEC and publicly available via EDGAR) by PLMT after March 4, 2014, and prior to the date hereof  (it being understood that any matter disclosed in such report, schedule, form or other document shall be deemed to qualify any representation or warranty in this Article 4 only to the extent that the description of such matter would be reasonably inferred to be a qualification with respect to such representation or warranty):
4.1   Organization, Standing, and Power.
PLMT is a corporation duly organized, validly existing, and in good standing under the Laws of the State of South Carolina and is a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the “BHCA”). Bank is a banking corporation duly organized, validly existing and in good standing under the Laws of the State of South Carolina. Each of PLMT and Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each of PLMT and Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a PLMT Material Adverse Effect. True and correct copies of the articles of incorporation and bylaws for each of PLMT and Bank have been made available to Parent for its review. Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Bank are insured, up to the applicable limits, by the FDIC’s Deposit Insurance Fund.
4.2   Authority of PLMT; No Breach By Agreement.
(a) PLMT has the corporate power and authority necessary (i) to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and (ii) with respect to the Merger, upon the approval of the Merger, including any approvals referred to in Sections 8.1(b) and by PLMT’s shareholders in accordance with this Agreement and the SCBCA, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PLMT, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of PLMT Common Stock, which is the only PLMT shareholder vote required for approval of this Agreement and consummation of the Merger (the “Requisite PLMT Shareholder Approval”). The board of directors of PLMT, at a meeting duly called and held, has by a unanimous vote (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, taken together, are fair to and in the best interests of PLMT and its shareholders, (ii) adopted this Agreement, and (iii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of PLMT Common Stock approve this Agreement and to call and hold a meeting of PLMT’s shareholders to consider this Agreement. Subject to any necessary approvals referred to in Sections 8.1(b) and receipt of such Requisite PLMT Shareholder Approval, this Agreement represents a legal, valid, and binding obligation of PLMT, enforceable against PLMT in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).
(b) Neither the execution and delivery of this Agreement by PLMT, nor the consummation by PLMT and Bank of the transactions contemplated hereby, nor compliance by PLMT and Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of PLMT’s articles of incorporation or bylaws or the articles of incorporation or bylaws of Bank or any resolution adopted by the board of directors or the shareholders of any PLMT Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any PLMT Entity under, any Contract or Permit of any PLMT Entity, or (iii) and subject to receipt of the regulatory approvals referred to in Section 8.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any PLMT Entity or any of their material Assets, except, in the case of clauses (ii) and (iii) for any of the foregoing that, individually or in the aggregate, would not reasonably be expected to have a PLMT Material Adverse Effect.
(c) Except for (a) the filing of applications and notices with, and approval of such applications and notices from, the Federal Reserve, the FDIC, the South Carolina Board of Financial Institutions and the Georgia Department of Banking and Finance, (b) the filing of any other required applications, filings, or notices with any other federal or state banking or other Regulatory Authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices, (c) the filing with the SEC of the Proxy Statement/Prospectus, including the Registration Statement, and declaration of effectiveness of the Registration Statement, (d) the filing of the Articles of Merger with the Secretary of State of the State of South Carolina and with the Secretary of State of the State of Georgia, (e) any filings in connection with compliance with the rules and regulations of the Nasdaq Global Select Market, (f) any filings or notices that are required under consumer finance, mortgage banking and other similar laws, (g) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (h) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by PLMT of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by PLMT of this Agreement.
4.3   Capital Stock.
(a) The authorized capital stock of PLMT consists of 75,000,000 shares of PLMT Common Stock, of which 12,814,574 shares are issued and outstanding as of the date of this Agreement, and 2,500,000 shares of PLMT preferred stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of PLMT are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of PLMT has been issued in violation of any preemptive rights of the current or past shareholders of PLMT.
(b) Except for the 404,701 shares of PLMT Common Stock reserved for issuance pursuant to outstanding PLMT Options, or as disclosed in Section 4.3 of PLMT Disclosure Memorandum, there are no shares of capital stock or other equity securities of PLMT reserved for issuance and no outstanding Rights relating to the capital stock of PLMT. Section 4.3 of PLMT Disclosure Memorandum contains a list that sets forth the holder, number of underlying shares of PLMT Common Stock, the applicable PLMT equity plan, and expiration date with respect to all PLMT Options, and the holder, applicable PLMT equity plan and number of shares with respect to all unvested PLMT Restricted Stock, outstanding on the date of this Agreement.
(c) Except as specifically set forth in this Section 4.3, there are no shares of PLMT capital stock or other equity securities of PLMT outstanding and there are no outstanding Rights with respect to any PLMT securities.
4.4   PLMT Subsidiaries.
PLMT has no Subsidiaries except as set forth in Section 4.4 of PLMT Disclosure Memorandum, and PLMT owns all of the equity interests in each of its Subsidiaries. No capital stock (or other equity interest) of any such Subsidiary is or may become required to be issued (other than to another PLMT Entity) by reason of any Rights, and there are no Contracts by which any such Subsidiary is bound to issue (other than to another PLMT Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any PLMT Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any such Subsidiary (other than to another PLMT Entity). There are no Contracts relating to the Rights of any PLMT Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any such Subsidiary. All of the shares of capital stock (or other equity interests) of each Subsidiary are fully paid and nonassessable and are owned directly or indirectly by PLMT free and clear of any Lien. Each Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a PLMT Material Adverse Effect.
4.5   Exchange Act Filings; Securities Offerings; Financial Statements.
(a) PLMT has timely filed all Exchange Act Documents required to be filed by PLMT since January 1, 2014 (the “PLMT Exchange Act Reports”). PLMT Exchange Act Reports (i) at the time filed, (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such PLMT Exchange Act Reports or necessary in order to make the statements in such PLMT Exchange Act Reports not misleading. Each offering or sale of securities by PLMT (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except for immaterial late “blue sky” filings, including disclosure and broker/dealer registration requirements, and (iii) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading. PLMT’s principal executive officer and principal financial officer have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to PLMT Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither PLMT nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications. No PLMT Subsidiary is required to file any Exchange Act Documents.
(b) Each of PLMT Financial Statements (including, in each case, any related notes) that are contained in PLMT Exchange Act Reports, including any PLMT Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the Exchange Act, was, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), fairly presented in accordance with GAAP the consolidated financial position of PLMT and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and were certified to the extent required by the Sarbanes-Oxley Act.
(c) PLMT’s independent registered public accountants, which have expressed their opinion with respect to the Financial Statements of PLMT and its Subsidiaries whether or not included in PLMT’s Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (y) “independent” with respect to PLMT within the meaning of Regulation S-X, and (z) with respect to PLMT, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.
(d) PLMT maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to PLMT and its Subsidiaries is made known on a timely basis to PLMT’s principal executive officer and PLMT’s principal financial officer.

4.6   Absence of Undisclosed Liabilities.
No PLMT Entity has any Liabilities required under GAAP to be set forth on a consolidated balance sheet or in the notes thereto that are reasonably likely to have, individually or in the aggregate, a PLMT Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the consolidated balance sheet of PLMT as of December 31, 2014, included in PLMT Financial Statements or reflected in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated by this Agreement. Neither PLMT nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among PLMT and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, PLMT or any of its Subsidiaries in PLMT’s or such Subsidiary’s financial statements.
4.7   Absence of Certain Changes or Events.
Except as disclosed in PLMT Financial Statements delivered prior to the date of this Agreement, from December 31, 2014 through the date of this Agreement (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a PLMT Material Adverse Effect, and (ii) since December 31, 2014, PLMT Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.
4.8   Tax Matters.
(a) All PLMT Entities have timely filed (taking into account any applicable extensions) with the appropriate Taxing Authorities (i) all income Tax Returns and (ii) all other Tax Returns where the failure to file such Tax Returns would be reasonably expected to result in a material Liability, in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. All Taxes of PLMT Entities (whether or not shown on any Tax Return) have been fully and timely paid other than Taxes being contested in good faith for which adequate reserves have been established on the financial statements of PLMT in accordance with GAAP. There are no Liens for any Taxes (other than a Lien for Taxes not yet due and payable or being contested in good faith through appropriate proceedings, for which adequate reserves have been established on the financial statement of Parent in accordance with GAAP) on any of the Assets of any PLMT Entity.
(b) None of PLMT Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits, or examinations regarding any Taxes of any PLMT Entity, any Tax Returns of any PLMT Entity, or the assets of any PLMT Entity. No officer or employee responsible for Tax matters of any PLMT Entity expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of any PLMT Entity which, by application of the same or similar principles, could be expected to result in a deficiency for any subsequent taxable period. None of PLMT Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.
(c) Each PLMT Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law, and all Tax Returns (including without limitation all IRS Forms W-2 and 1099) required with respect thereto have been properly completed and timely filed (taking into account any applicable extensions) with, and supplied to, the appropriate parties.
(d) The unpaid Taxes of each PLMT Entity (i) did not, as of the most recent fiscal month end, materially exceed the accrual for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the most recent balance sheet (rather than in any notes thereto) for such PLMT Entity and (ii) do not materially exceed that accrual as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of PLMT Entities in filing their Tax Returns.
(e) Other than the Tax allocation agreement between PLMT and the Bank (which has been made available by PLMT to Parent), none of PLMT Entities is a party to any Tax allocation or sharing agreement. Except for the affiliated group of which PLMT is the common parent, none of PLMT Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Tax Liability of any Person (other than PLMT and the Bank) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by Contract or otherwise.
(f) During the five-year period ending on the date hereof, none of PLMT Entities was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the Code.
(g) Neither PLMT nor the Bank has taken any action, failed to take any action, or knows of any fact that would be reasonably expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(h) Except as disclosed in Section 4.8(h) of PLMT Disclosure Memorandum, none of PLMT Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. None of PLMT Entities has been during the past three years or will be (except potentially to conform with the “Tangible Property Regulations” pursuant to Rev. Proc. 2014-16, §§1.162-3, 1.162-4, 1.263(a)-1, 1.263(a)-2, and 1.263(a)-3 of the Income Tax Regulations and §§1.162-3T, 1.162-4T, 1.263(a)-1T, 1.263(a)-2T, and 1.263(a)-3T of the temporary regulations) required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. Any net operating losses of PLMT Entities are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or, to the best of PLMT’s Knowledge, any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.
(i) Except for transactions entered into in the normal course of PLMT’s banking operations, PLMT has not taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax from a period (or portion thereof) ending on or before the Closing Date to a period (or portion thereof) beginning after the Closing Date. PLMT has no deferred income or other Tax Liability arising out of any transaction, including, without limitation, any (i) intercompany transaction (as defined in Treasury Regulations Section 1.1502-13), (ii) the disposal of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code, (iii) excess loss account (as defined in Treasury Regulations Section 1.1502-19) with respect to the stock of any subsidiary of PLMT, (iv) use of the long-term contract method of accounting, or (v) receipt of any prepaid amount on or before the Closing Date. Neither PLMT nor the Bank has made an election under Section 108(i) of the Code (or any corresponding provision of state, local or foreign Law). Except for transactions entered into in the normal course of PLMT’s banking operations, PLMT has no deferred income or other Tax Liability arising out of any transaction, including, without limitation, any (i) intercompany transaction (as defined in Treasury Regulations Section 1.1502-13), (ii) the disposal of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code, (iii) excess loss account (as defined in Treasury Regulations Section 1.1502-19) with respect to the stock of any subsidiary of PLMT, (iv) use of the long-term contract method of accounting, or (v) receipt of any prepaid amount on or before the Closing Date.
(j) Each PLMT Entity is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(k) No PLMT Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.
(l) No property owned by any PLMT Entity is (i) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (ii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, or (iii) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.
(m) PLMT has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.
(n) No PLMT Entity has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.
(o) PLMT has made available to Parent complete copies of  (i) all federal and state income or Tax Returns of PLMT Entities relating to the taxable periods since 2010, and (ii) any audit report issued within the last four years relating to any Taxes due from or with respect to PLMT Entities.
(p) No PLMT Entity nor any other Person on its behalf has (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to PLMT Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.
(q) No PLMT Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.
For purposes of this Section 4.8, any reference to PLMT or any PLMT Entity shall be deemed to include any Person which merged with or was liquidated into or otherwise combined with PLMT or a PLMT Entity.
4.9   Allowance for Loan Losses; Loan and Investment Portfolio, etc.
(a) PLMT’s allowance for loan losses is, and has been since January 1, 2014, in compliance with PLMT’s methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board in all material respects.
(b) As of the date hereof, the loans, discounts and leases (in which any PLMT Entity is lessor) reflected on PLMT Financial Statements were in all material respects, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will in all material respects be as of the dates thereof, (a) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and are the legal and binding obligations of the obligors thereof  (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles), (b) evidenced by genuine notes, agreements, or other evidences of indebtedness, and (c) to the extent secured, have been secured, to the Knowledge of PLMT, by valid liens and security interests which have been perfected. The information with respect to each loan set forth in the Excel files produced by PLMT from its management information systems regarding its loans and delivered to Parent prior to the date hereof  (such Excel files are referred to herein collectively as the “Loan Tape”), and, to PLMT’s Knowledge, any third-party information set forth in the Loan Tape is true, correct and accurate as of the dates specified therein, or, if no such date is indicated therein, as of February 28, 2015. Except as set forth in the Loan Tape, neither PLMT nor Bank is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, that was, as of February 28, 2015 (i) delinquent by more than 30 days in the payment of principal or interest, (ii) to PLMT’s Knowledge, otherwise in material Default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by PLMT or by any applicable Regulatory Authority, (iv) an obligation of any director, executive officer or 10% shareholder of any PLMT Entity who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in material violation of any Law.
(c) All securities held by PLMT or Bank, as reflected in the consolidated balance sheets of PLMT included in the PLMT Financial Statements, are carried in accordance with GAAP, specifically including Accounting Standards Codification Topic 320, Investments — Debt and Equity Securities. Except for pledges to secure public and trust deposits, to Alostar Bank for a correspondent bank line of credit, the Federal Reserve Bank of Richmond for discount window borrowings, and Federal Home Loan Bank advances, none of the securities reflected in the PLMT Financial Statements as of December 31, 2014, and none of the securities since acquired by PLMT or Bank is subject to any restriction, whether contractual or statutory, which impairs the ability of PLMT or Bank to freely dispose of such security at any time, other than those restrictions imposed on securities held to maturity under GAAP, pursuant to a clearing agreement or in accordance with laws.
4.10   Assets.
(a) Except as disclosed in Section 4.10 of PLMT Disclosure Memorandum or as disclosed or reserved against in PLMT Financial Statements delivered prior to the date of this Agreement, PLMT Entities have good title, free and clear of any Liens that would reasonably be expected to impair the use of such Assets as they are currently being used to all of the material Assets that they own. In addition, all material tangible properties used in the businesses of PLMT Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with PLMT’s past practices.
(b) All Assets which are material to PLMT’s business and held under leases or subleases by any of PLMT Entities, are held under valid Contracts enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and each such Contract is in full force and effect.
(c) PLMT Entities currently maintain insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility, in amounts, scope, and coverage that are reasonable and customary for peer organizations. Since December 31, 2014, none of PLMT Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any PLMT Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any PLMT Entity will not be covered by such insurance or bond. There are presently no claims for amounts exceeding $50,000 individually or in the aggregate pending under such policies of insurance or bonds, and no notices of claims in excess of such amount have been given by any PLMT Entity under such policies. PLMT has made no claims, and no claims are contemplated to be made, under its directors’ and officers’ errors and omissions or bankers’ blanket bond.
(d) The Assets of PLMT Entities include all Assets required by PLMT Entities to operate the business of PLMT Entities as presently conducted.
(e) A PLMT Entity has fee simple title to all the real property assets reflected in the latest audited balance sheet included in the PLMT Exchange Act Reports as being owned by a PLMT Entity or acquired after the date thereof  (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “PLMT Realty”), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property taxes not yet delinquent (or being contested in good faith and for which adequate reserves have been established), (iii) easements, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by a PLMT Entity on the date hereof or otherwise materially impair business operations at such properties, as conducted by a PLMT Entity on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used on the date hereof.
(f) The PLMT Realty and the real property with respect to which a PLMT Entity is the lessee (the “PLMT Leased Real Properties”) are in material compliance with all applicable building, fire, zoning (or are legal nonconforming uses allowed under applicable zoning ordinances) and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any material violation or material alleged violation thereof has been received in the past three years that has not been resolved, and there are no proposed changes therein that would materially and adversely affect the PLMT Realty, the PLMT Leased Real Properties or their uses. PLMT is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the PLMT Realty or the PLMT Leased Real Properties which may materially and adversely affect the PLMT Realty or the PLMT Leased Real Properties or the current use by a PLMT Entity thereof.
4.11   Intellectual Property.
(a) Each PLMT Entity owns, or is licensed or otherwise possess Rights to use all material Intellectual Property used or held for use by such PLMT Entity as of the date hereof  (collectively, the “PLMT Intellectual Property”) in the manner that it is currently used by such PLMT Entity.
(b) Since December 31, 2013, no PLMT Entity has received written notice from any third-party alleging any interference, infringement, misappropriation or violation of any Intellectual Property rights of any third-party and, to the Knowledge of PLMT, no PLMT Entity has interfered in any material respect with, infringed upon, misappropriated or violated any Intellectual Property rights of any third-party. To the Knowledge of PLMT, since December 31, 2013 no third-party has interfered with, infringed upon, misappropriated, or violated any PLMT Intellectual Property.
4.12   Environmental Matters.
(a) The PLMT Entities, and, to PLMT’s Knowledge (except as set forth in written third-party environmental reports included in the relevant Loan Documentation regarding real property securing a loan made in the ordinary course of business to a third-party) the properties in which PLMT or any of its Subsidiaries holds a security interest, are in compliance with Environmental Laws except for any such non-compliance that would not be material to PLMT and its Subsidiaries, taken as a whole.
(b) There is no Litigation pending, and to PLMT’s Knowledge, there is no environmental enforcement action, investigation, or Litigation threatened before any Governmental Authority or other forum, in which any PLMT Entity has been or, with respect to threatened Litigation, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any PLMT Entity.
(c) Except as set forth in written third-party environmental reports included in the relevant Loan Documentation regarding real property securing a loan made in the ordinary course of business to a third-party, during or prior to the period of  (i) any PLMT Entity’s ownership or operation of any of their respective current properties, (ii) any PLMT Entity’s participation in the management of any property, or (iii) any PLMT Entity’s holding of a security interest in any property, to PLMT’s Knowledge there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties that would reasonably be expected to be material to PLMT and its Subsidiaries, taken as a whole.
(d) No PLMT Entity is subject to any agreement, Order, judgment or decree by or with any court, Governmental Authority, Regulatory Authorities, or third-party imposing any material Liability or obligation with respect to the foregoing subsections (a), (b), or (c).
(e) There has been no written third-party environmental site assessment conducted since January 1, 2012 assessing the presence of Hazardous Materials located on any property owned or leased by any PLMT Entity that is within the possession or control of any PLMT Entity as of the date of this Agreement that has not been provided to Parent prior to the date of this Agreement.

4.13   Compliance with Laws.
(a) PLMT is a bank holding company duly registered and in good standing as such with the Federal Reserve. Bank is a state chartered bank in good standing with the South Carolina State Board of Financial Institutions.
(b) Compliance with Permits, Laws and Orders.
(i) Each of PLMT Entities has in effect all material Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses, except in each case where the failure to hold such Permit or to make such filing, application, or registration or such Default would not be material to PLMT and its Subsidiaries, taken as a whole.
(ii) None of the PLMT Entities is in Default under any Laws or Orders applicable to its business or employees conducting its business, except where such Default would not be material to PLMT and its Subsidiaries, taken as a whole.
(iii) Since December 31, 2013, none of the PLMT Entities has received any notification or communication from any Governmental Authority (A) asserting that PLMT or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring or requesting PLMT or any of its Subsidiaries (x) to enter into or Consent to the issuance of a cease and desist Order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking.
(iv) The rating of Bank under the Community Reinvestment Act of 1997 (“CRA”) is no less than “satisfactory.” The Bank has not been informed that its status “satisfactory” for CRA purposes will change within one (1) year. Each of PLMT and the Bank satisfies the regulatory capital ratios required to be “well-capitalized” (in the case of PLMT, as such term is defined in 12 C.F.R. 225.2(r), and, in the case of Bank, as such term is defined in 12 C.F.R. 208.43(b)(1), and the relevant regulation of PLMT’s and Bank’s primary federal bank regulators).
(v) There (A) is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of PLMT or any of its Subsidiaries, (B) have not been received by PLMT any notices or correspondence since December 31, 2013 with respect to formal or informal investigations by, or disputes with, any Governmental Authority with respect to PLMT’s or any of PLMT’s Subsidiaries’ business, operations, policies, or procedures, and (C) is not any pending or, to PLMT’s Knowledge, threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation, or review of it or any of its Subsidiaries.
(vi) None of the PLMT Entities nor any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, anything of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (1) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (2) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (4) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.
(vii) Each PLMT Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act. The Bank has implemented an anti-money laundering program that contains customer identification verification procedures that has not been deemed ineffective by any governmental agency and that meets the requirements of Sections 352 and 326 of the USA Patriot Act.

(viii) Each PLMT Entity’s collection and use of individually identifiable personal information relating to an identifiable or identified natural person (“IIPI”) complies in all material respects with the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable privacy Law.
4.14   Labor Relations.
(a) No PLMT Entity is the subject of any Litigation asserting that it or any other PLMT Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other PLMT Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any PLMT Entity a party to any collective bargaining agreement or subject to any bargaining order, injunction, or other Order relating to PLMT’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout, or other job action or labor dispute involving any PLMT Entity pending or, to the Knowledge of PLMT, threatened and there have been no such actions or disputes in the past three years. To PLMT’s Knowledge, in the past three years there has not been any attempt by any PLMT Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any PLMT Entity. Except as disclosed in Section 4.14 of PLMT Disclosure Memorandum, employment of each employee of each PLMT Entity is terminable at will by the relevant PLMT Entity.
(b) All of the employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.
(c) Since December 31, 2011, no PLMT Entity has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any PLMT Entity; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any PLMT Entity; and no PLMT Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.
4.15   Employee Benefit Plans.
(a) PLMT has disclosed in Section 4.15 of PLMT Disclosure Memorandum, and has delivered or made available to Parent prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any PLMT Entity or ERISA Affiliate thereof for the benefit of current or former employees, officers, retirees, directors, independent contractors, leased employees or other service providers, or their spouses, dependents or beneficiaries or under which any of them are eligible to participate and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which any PLMT Entity or ERISA Affiliate has or reasonably could have any obligation or Liability (contingent or otherwise) (each, a “PLMT Benefit Plan,” and collectively, the “PLMT Benefit Plans”). Any of PLMT Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “PLMT ERISA Plan.” Each PLMT ERISA Plan which is also a “defined benefit plan” (as defined in Code Section 414(j)) is referred to herein as a “PLMT Pension Plan,” and is identified as such in Section 4.15 of PLMT Disclosure Memorandum.
(b) PLMT has delivered or made available to Parent prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all PLMT Benefit Plans, (ii) all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the United States Internal Revenue Service (“IRS”), the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation (“PBGC”) during this calendar year or the preceding calendar year (2014), (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in Revenue Procedure 2013-12 as modified by 2015-27 (or its predecessor or successor rulings) for the current plan year and the preceding plan year, (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports, and valuations prepared for any

PLMT Benefit Plan for the current plan year, (v) the most recent summary plan descriptions and any material modifications thereto and (vi) all material correspondence from or to the IRS, DOL or PBGC regarding any PLMT Benefit Plan received or sent during this calendar year or the preceding calendar year (2014).
(c) Each PLMT Benefit Plan is, and has been administered, in material compliance with the terms of such PLMT Benefit Plan, in material compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in material compliance with any other applicable Laws. Since December 31, 2011, PLMT has not received any written communication from any Governmental Authority challenging the compliance of any PLMT Benefit Plan with applicable Laws. No PLMT Benefit Plan is currently being or, to PLMT’s knowledge, threatened to be, audited by any Governmental Authority for compliance with applicable Laws.
(d) To PLMT’s Knowledge, there has been no material written or oral representation or communication with respect to any aspect of the PLMT Benefit Plans made to employees of any PLMT Entity which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither PLMT, any PLMT Entity nor any administrator or fiduciary of any PLMT Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject PLMT any PLMT Entity or Parent to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, PLMT Benefit Plans other than claims for benefits which are payable in the ordinary course of business consistent with the terms of the applicable plan, and no action, proceeding, prosecution, inquiry, hearing or, to PLMT’s Knowledge, investigation has been commenced or threatened with respect to any PLMT Benefit Plan.
(e) All PLMT Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to PLMT Benefit Plans are correct and complete in all material respects, have been timely filed with the IRS, the DOL or PBGC, and distributed to participants of PLMT Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.
(f) To PLMT’s Knowledge, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any PLMT Benefit Plan has engaged in any nonexempt “prohibited transaction” (described in Code Section 4975(c) or ERISA Section 406).
(g) No Liability under Title IV of ERISA has been or is expected to be incurred by any PLMT Entity or its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by any PLMT Entity or its ERISA Affiliates with respect to any ongoing, frozen, terminated, or other single-employer plan of any PLMT Entity or the single-employer plan of any ERISA Affiliate. Except as may arise in connection with the transactions contemplated by this Agreement, there has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of PLMT or of an ERISA Affiliate.
(h) Except as disclosed in Section 4.15 of PLMT Disclosure Memorandum, no PLMT Entity has any Liability for retiree health or life benefits under any of PLMT Benefit Plans, or other plan or arrangement, and there are no restrictions on the Rights of such PLMT Entity to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder, except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any PLMT Benefit Plan, or other plan or arrangement, and no circumstance exists which could give rise to such Taxes.
(i) Except as disclosed in Section 4.15 of PLMT Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in connection with any other event) will (i) result in or increase any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any PLMT Entity from any PLMT Entity under any PLMT Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PLMT Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such payment or benefit, or any benefit under any life insurance owned by any PLMT Entity or the Rights of any PLMT Entity in, to or under any insurance on the life of any current or former officer, director, or employee of any PLMT Entity, or change any Rights or obligations of any PLMT Entity with respect to such insurance or (iv) result in an “excess parachute payment” within the meaning of Section 280G of the Code.
(j) Section 4.15 of PLMT Disclosure Memorandum sets forth preliminary calculations, based on assumptions set forth therein, of the following: (A) the amount of all payments and benefits to which each individual set forth on such PLMT Disclosure Memorandum is entitled to receive, pursuant to all employment, salary continuation, bonus, change in control, and all other agreements, plans and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement (for the avoidance of doubt, excluding payments or benefits in respect of vested equity awards) (each such total amount in respect of each such individual, the “Change in Control Benefit”), other than the payment any such individual shall otherwise be entitled to receive as a gross-up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (any each such payment, a “Gross-Up Payment”); (B) the amount of any Gross-Up Payment payable to each such individual; and (C) the aggregate amount of all Change in Control Benefits and Gross-Up Payments.
(k) Except as disclosed in Section 4.15 of PLMT Disclosure Memorandum, no PLMT Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any PLMT Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on PLMT Financial Statements to the extent required by and in accordance with GAAP.
(l) Each PLMT Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans or is not required to comply therewith due to its grandfathered status under Section 409A of the Code.
(m) All individuals who render services to any PLMT Entity and who are authorized to participate in a PLMT Benefit Plan pursuant to the terms of such PLMT Benefit Plan are in fact eligible to and authorized to participate in such PLMT Benefit Plan. To PLMT’s Knowledge, all PLMT Entities have, for purposes of the PLMT Benefit Plans and all other purposes, correctly classified all individuals performing services for such PLMT Entity as common law employees, independent contractors or agents, as applicable.
(n) Except as disclosed in Section 4.15 of PLMT Disclosure Memorandum, neither any PLMT Entity nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)) or any employee pension benefit plan within the meaning of ERISA Section 3(2) that is subject to Section 412 of the Code or Section 302 of ERISA or a multiple employer plan within the meaning of Section 413(c) of the Code or ERISA Sections 4063, 4064 or 4066.
(o) There are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract of any PLMT Entity.
(p) To PLMT’s Knowledge, each PLMT ERISA Plan that is intended to qualify under Section 401(a) of the Code so qualifies, and its related trust is tax exempt under Section 501(a) of the Code, and no event has occurred and no condition exists that could cause the loss of such qualified or tax exempt status.
(q) Except as disclosed in Section 4.15 of the PLMT Disclosure Memorandum, with respect to each PLMT Pension Plan, (i) all contributions required to be made under Sections 412 and 430 of the Code with respect to such PLMT Pension Plan have been made timely, (ii) there has been no application for any waiver of the minimum funding standards imposed by Section 412 of the Code, and such minimum funding standards have been met to date, and (iii) there is not any “amount of unfunded benefit liabilities” as defined in Section 4001(a)(18) of ERISA under such PLMT Pension Plan.
4.16   Contracts.
(a) Except as disclosed in Section 4.16 of PLMT Disclosure Memorandum or otherwise reflected in PLMT Exchange Act Reports, as of the date of this Agreement none of PLMT Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of  $100,000, (ii) any Contract relating to the borrowing of money by any PLMT Entity, or the guarantee by any PLMT Entity of any such obligation, having a term of more than ninety days where the amount is in excess of  $500,000 (other than Contracts evidencing the creation of deposit liabilities, endorsements or guarantees in connection with presentation of items for collection (e.g., personal or business checks), purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of PLMT’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of PLMT’s business), (iii) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses) providing for payments in any calendar year in excess of $100,000, (iv) any Contract relating to the provision of data processing, network communication, or other similar technical services to or by any PLMT Entity providing for payments in any calendar year in excess of  $100,000, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet, and (vi) any other Contract that would be required to be filed as an exhibit to a Form 10-K filed by PLMT as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act (the “PLMT Contracts”).
(b) With respect to each PLMT Contract, except as would not, individually or in the aggregate, be material to PLMT and its Subsidiaries, taken as a whole: (i) the Contract is in full force and effect; (ii) no PLMT Entity is in Default thereunder; and (iii) no other party to any such Contract is, to PLMT’s Knowledge, in Default in any respect or has repudiated or waived any material provision thereunder. Correct and complete copies of all PLMT Contracts have been furnished or made available to Parent.
4.17   Legal Proceedings.
As of the date of this Agreement, there is no material Litigation instituted or pending, or, to the Knowledge of PLMT, threatened against any PLMT Entity, or any director, officer, employee, or agent of any PLMT Entity in their capacities as such or with respect to any service to or on behalf of any PLMT Benefit Plan or any other Person at the request of a PLMT Entity or PLMT Benefit Plan of any PLMT Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any PLMT Entity or PLMT Benefit Plan.
4.18   Reports.
Since January 1, 2013, each PLMT Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 4.18, PLMT Entities may have made immaterial late filings.
4.19   Internal Control.
PLMT’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of PLMT’s financial reporting and the preparation of PLMT financial statements for external purposes in accordance with GAAP. PLMT’s internal control over financial reporting is effective to provide reasonable assurance (i) regarding the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of the PLMT’s consolidated Assets; (ii) that transactions are recorded as necessary to permit the preparation of PLMT’s financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of PLMT’s management and directors; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of PLMT’s consolidated Assets that could have a material impact on PLMT’s financial statements.
4.20   Loans to Executive Officers and Directors.
PLMT has not, since December 31, 2013, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of PLMT, except as permitted by Section 13(k) of the Exchange Act and Federal Reserve Regulation O.
4.21   Approvals.
No PLMT Entity or, to PLMT’s Knowledge, any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any regulatory approvals from any Governmental Authority required for the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, PLMT knows of no facts or circumstances that are reasonably likely to cause any regulatory approvals from any Governmental Authority required for the consummation of the transactions contemplated by this Agreement not to be obtained on a timely basis.
4.22   Takeover Laws and Provisions.
PLMT has taken all necessary action, if any, to render inapplicable to this Agreement, the Merger and the other transactions contemplated in this Agreement the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder or similar Law or, if applicable, any shareholder rights (“poison pill”) agreement or similar agreement (collectively, the “Takeover Provisions”) applicable with respect to PLMT. No “fair price” Law or PLMT Certificate of Incorporation or similar PLMT Bylaws provision is applicable to this Agreement and the transactions contemplated hereby.
4.23   Brokers and Finders; Opinion of Financial Advisor.
Except for the PLMT Financial Advisor, neither PLMT nor its Subsidiaries has employed any broker, finder, or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees or finder’s fees in connection with this Agreement or the transactions contemplated hereby. PLMT has received the written opinion of the PLMT Financial Advisor, dated the date of this Agreement, to the effect that the consideration to be received in the Merger by the holders of PLMT Common Stock is fair, from a financial point of view, to such holders, a signed copy of which has been or will be delivered to Parent.
4.24   PLMT Information.
(a) None of the information supplied or to be supplied by any PLMT Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Parent with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any PLMT Entity or any Affiliate thereof for inclusion in any Proxy Statement/Prospectus to be delivered to PLMT’s shareholders in connection with PLMT’s Shareholders’ Meetings, and any other documents to be filed by any PLMT Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of PLMT be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of PLMT’s Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for PLMT’s Shareholders’ Meeting.
(b) All documents that any PLMT Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.
4.25   Delivery of PLMT Disclosure Memorandum.
PLMT has delivered to Parent a complete PLMT Disclosure Memorandum attached hereto.
4.26   No Additional Representations.
(a) Except for the representations and warranties made by PLMT in this Article 4, neither PLMT nor any other Person makes any express or implied representation or warranty with respect to PLMT or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and PLMT hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by PLMT in this Article 4, neither PLMT nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to PLMT, any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence investigation of PLMT, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b) Notwithstanding anything contained in this Agreement to the contrary, PLMT acknowledges and agrees that neither Parent nor any other Person has made or is making any representations or warranties relating to Parent whatsoever, express or implied, beyond those expressly given by Parent in Article 5 hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to PLMT or any of its Representatives. Without limiting the generality of the foregoing, PLMT acknowledges that, except for the representations and warranties made by Parent in Article 5, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to PLMT or any of its Representatives.
Article 5
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent represents and warrants to PLMT as follows, except as (i) set forth on Parent Disclosure Memorandum or (ii) disclosed in the Parent Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015, or in any report, schedule, form or other document filed with the SEC (or furnished to the SEC and publicly available via EDGAR) by Parent after February 27, 2015, and prior to the date hereof  (it being understood that any matter disclosed in such report, schedule, form or other document shall be deemed to qualify any representation or warranty in this Article 5 only to the extent that the description of such matter would be reasonably inferred to be a qualification with respect to such representation or warranty):
5.1   Organization, Standing, and Power.
Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia and is a bank holding company within the meaning of the BHCA. Parent Banksub is a banking corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia. Each of Parent and Parent Banksub has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each of Parent and Parent Banksub is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. True and correct copies of the articles of incorporation and bylaws of Parent and Parent Banksub have been made available to PLMT for review. Parent Banksub is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Parent Banksub are insured, up to the applicable limits, by the FDIC’s Deposit Insurance Fund.
5.2   Authority of Parent; No Breach By Agreement.
(a) Parent has the corporate power and authority necessary (i) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Parent. The board of directors of Parent, at a meeting duly called and held, has by unanimous vote of the directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, taken together, are fair to and in the best interests of Parent and its shareholders, and (ii) approved and adopted this Agreement. No approval by shareholders of Parent or other corporate action is required for the approval and adoption of this Agreement, and the consummation of the Merger or the other transactions contemplated hereby, by Parent. Subject to any necessary approvals referred to in Section 8.1(b), this Agreement represents a legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).
(b) Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent and Parent Banksub of the transactions contemplated hereby, nor compliance by Parent and Parent Banksub with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Parent’s articles of incorporation or bylaws or the articles of incorporation or bylaws of Parent Banksub or any resolution adopted by the board of directors or the shareholders of any Parent Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Parent Entity under, any Contract or Permit of any Parent Entity, or (iii) subject to receipt of the requisite regulatory approvals referred to in Section 8.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Parent Entity or any of their material Assets, except, in the case of clauses (ii) and (iii), for any of the foregoing that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(c) Except for (a) the filing of applications and notices with, and approval of such applications and notices from, the Federal Reserve, the FDIC, the South Carolina Board of Financial Institutions and the Georgia Department of Banking and Finance, (b) the filing of any other required applications, filings, or notices with any other federal or state banking or other Regulatory Authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices, (c) the filing with the SEC of the Proxy Statement/Prospectus, including the Registration Statement, and declaration of effectiveness of the Registration Statement, (d) the filing of the Articles of Merger with the Secretary of State of the State of South Carolina and with the Secretary of State of the State of Georgia, (e) any filings in connection with compliance with the rules and regulations of the Nasdaq Global Select Market, (f) any filings or notices that are required under consumer finance, mortgage banking and other similar laws, (g) notices to or filings with the IRS or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (h) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by Parent of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by Parent of this Agreement.

5.3   Capital Stock.
(a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, of which 50,228,075 shares are issued and outstanding as of the date of this Agreement, 30,000,000 shares of Parent non-voting common stock, of which 10,080,787 shares are issued and outstanding as of the date of this Agreement, 10,000,000 shares of Parent preferred stock, none of which are issued and outstanding as of the date of this Agreement. Parent will issue 9,992 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series H in connection with its merger with MoneyTree Corporation. All of the issued and outstanding shares of capital stock of Parent are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Parent has been issued in violation of any preemptive rights of the current or past shareholders of Parent.
(b) Except as specifically set forth in this Section 5.3, as of the date of this Agreement there are no shares of Parent capital stock or other equity securities of Parent outstanding. Except for options to acquire 301,344 shares of Parent Common Stock, warrants to acquire 219,909 shares of Parent Common Stock, 400,369 shares of Parent Common Stock issuable under Parent’s deferred compensation plan, 773,304 shares of Parent Common Stock issuable upon the vesting of restricted stock and restricted stock units, and 10,080,787 shares of Parent Common Stock reserved for issuance upon the conversion of Parent non-voting common stock, as of the date of this Agreement, there are no outstanding Rights with respect to any Parent securities.
5.4   Parent Subsidiaries.
Parent has no Subsidiaries except as set forth in Section 5.4 of Parent Disclosure Memorandum and Parent owns all of the equity interests in each of its Subsidiaries. No capital stock (or other equity interest) of any such Subsidiary is or may become required to be issued (other than to another Parent Entity) by reason of any Rights, and there are no Contracts by which any such Subsidiary is bound to issue (other than to another Parent Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any Parent Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any such Subsidiary (other than to another Parent Entity). There are no Contracts relating to the Rights of any Parent Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any such Subsidiary. All of the shares of capital stock (or other equity interests) of each Subsidiary are fully paid and nonassessable and are owned directly or indirectly by Parent free and clear of any Lien. Each Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.
5.5   Exchange Act Filings; Securities Offerings; Financial Statements.
(a) Parent has timely filed all Exchange Act Documents required to be filed by Parent since January 1, 2014 (the “Parent Exchange Act Reports”). Parent Exchange Act Reports (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent Exchange Act Reports or necessary in order to make the statements in such Parent Exchange Act Reports not misleading. Each offering or sale of securities by Parent (i) was either registered under the Securities Act or made pursuant to a valid exemption from registration, (ii) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except for immaterial late “blue sky” filings, including disclosure and broker/dealer registration requirements, and (iii) if, made pursuant to offering documents, such documents did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents not misleading. Parent’s principal executive officer and principal financial officer have made the certifications required by

Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to Parent Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither Parent nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications. No Parent Subsidiary is required to file any Exchange Act Documents.
(b) Each of Parent Financial Statements (including, in each case, any related notes) that are contained in Parent Exchange Act Reports, including any PLMT Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the Exchange Act, was, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), fairly presented in accordance with GAAP the consolidated financial position of Parent and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and were certified to the extent required by the Sarbanes-Oxley Act.
(c) Parent’s independent registered public accountants, which have expressed their opinion with respect to the Financial Statements of Parent and its Subsidiaries whether or not included in Parent’s Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (x) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (y) “independent” with respect to Parent within the meaning of Regulation S-X, and (z) with respect to Parent, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.
(d) Parent maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to Parent and its Subsidiaries is made known on a timely basis to Parent’s principal executive officer and Parent’s principal financial officer.
5.6   Absence of Undisclosed Liabilities.
No Parent Entity has any Liabilities required under GAAP to be set forth on a consolidated balance sheet or in the notes thereto that are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect, except Liabilities which are (i) accrued or reserved against in the consolidated balance sheet of Parent as of December 31, 2014, included in Parent Financial Statements or reflected in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parents’ or such Subsidiary’s financial statements.
5.7   Absence of Certain Changes or Events.
Except as disclosed in Parent Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of Parent Disclosure Memorandum, from December 31, 2014, through the date of this Agreement (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect and (ii) since December 31, 2014, Parent Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

5.8   Tax Matters.
(a) All Parent Entities have timely filed (taking into account any applicable extensions) with the appropriate Taxing Authorities (i) all income Tax Returns and (ii) all other Tax Returns where the failure to file such Tax Returns would be reasonably expected to result in a material Liability, in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. All Taxes of Parent Entities (whether or not shown on any Tax Return) have been fully and timely paid other than Taxes being contested in good faith for which adequate reserves have been established on the financial statement of Parent in accordance with GAAP. There are no Liens for any Taxes (other than a Lien for Taxes not yet due and payable) or being contested in good faith through appropriate proceedings, for which adequate reserves have been established on the financial statement of Parent in accordance with GAAP) on any of the Assets of any Parent Entity.
(b) None of Parent Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits, or examinations regarding any Taxes of any Parent Entity, any Tax Return of any Parent Entity or the assets of any Parent Entity. No officer or employee responsible for Tax matters of any Parent Entity expects any Taxing Authority to assess any additional Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of any Parent entity which, by application of the same or similar principles, could be expected to result in a deficiency for any subsequent taxable period. None of Parent Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.
(c) Each Parent Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Law, and all Tax Returns (including without limitation all IRS Forms W-2 and 1099) required with respect thereto have been properly completed and timely filed (taking into account any applicable extensions) with, and supplied to, the appropriate parties.
(d) The unpaid Taxes of each Parent Entity (i) did not, as of the most recent fiscal month end, materially exceed the accrual for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) included in the most recent balance sheet (rather than in any notes thereto) for such Parent Entity and (ii) do not materially exceed that accrual as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Parent Entities in filing their Tax Returns.
(e) Except by and among the affiliated group of which Parent is the common parent, none of Parent Entities is a party to any Tax allocation or sharing agreement. Except for the affiliated group of which Parent is the common parent, and none of Parent Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any Tax Liability of any Person under Treasury Regulation Section 1.150-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by Contract or otherwise.
(f) During the five-year period ending on the date hereof, none of Parent Entities was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by Section 355 of the Code.
(g) Parent has not taken any action, failed to take any action, or knows of any fact that would be reasonably expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(h) None of Parent Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Code, or which would be subject to withholding under Section 4999 of the Code. None of Parent Entities has been during the past three years or will be (except potentially to conform with the “Tangible Property Regulations” pursuant to Rev. Proc. 2014-16, §§1.162-3, 1.162-4, 1.263(a)-1, 1.263(a)-2, and 1.263(a)-3 of the Income Tax Regulations and §§1.162-3T, 1.162-4T, 1.263(a)-1T,

1.263(a)-2T, and 1.263(a)-3T of the temporary regulations), required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. Any net operating losses of Parent Entities are not subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code, to the best of Parent’s Knowledge, or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement.
(i) Except for transactions entered into in the normal course of Parent’s banking operations, Parent has not taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax from a period (or portion thereof) ending on or before the Closing Date to a period (or portion thereof) beginning after the Closing Date. Parent has no deferred income or other Tax Liability arising out of any transaction, including, without limitation, any (i) intercompany transaction (as defined in Treasury Regulations Section 1.1502-13), (ii) the disposal of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code, (iii) excess loss account (as defined in Treasury Regulations Section 1.1502-19) with respect to the stock of any subsidiary of Parent, (iv) use of the long-term contract method of accounting, or (v) receipt of any prepaid amount on or before the Closing Date. Parent has not made an election under Section 108(i) of the Code (or any corresponding provision of state, local or foreign Law). (i) Except for transactions entered into in the normal course of Parent’s banking operations, Parent has no deferred income or other Tax Liability arising out of any transaction, including, without limitation, any (i) intercompany transaction (as defined in Treasury Regulations Section 1.1502-13), (ii) the disposal of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code, (iii) excess loss account (as defined in Treasury Regulations Section 1.1502-19) with respect to the stock of any subsidiary of Parent, (iv) use of the long-term contract method of accounting, or (v) receipt of any prepaid amount on or before the Closing Date.
(j) Each Parent Entity is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.
(k) No Parent Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.
(l) No property owned by any Parent Entity is (i) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (ii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, or (iii) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.
(m) Parent has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.
(n) No Parent Entity has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction substantially similar to a reportable transaction.
(o) Parent has made available to PLMT complete copies of  (i) all federal and state income or Tax Returns of Parent Entities relating to the taxable periods since 2010, and (ii) any audit report issued within the last four years relating to any Taxes due from or with respect to Parent Entities.
(p) No Parent Entity nor any other Person on its behalf has (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to Parent Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.
(q) No Parent Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.

(r) For purposes of this Section 5.8, any reference to Parent or any Parent Entity shall be deemed to include any Person which merged with or was liquidated into or otherwise combined with Parent or a Parent Entity.
5.9   Assets.
(a) Except as disclosed as disclosed or reserved against in Parent Financial Statements delivered prior to the date of this Agreement, Parent Entities have good title, free and clear of any Liens that would reasonably be expected to impair the use of such Assets as they are currently being used to all of the material Assets that they own. In addition, all material tangible properties used in the businesses of Parent Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Parent’s past practices.
(b) All Assets which are material to Parent’s business and held under leases or subleases by any of Parent Entities, are held under valid Contracts enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and each such Contract is in full force and effect.
(c) Parent Entities currently maintain insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility, in amounts, scope, and coverage that are reasonable and customary for peer organizations. Since December 31, 2014, none of Parent Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any Parent Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any Parent Entity will not be covered by such insurance or bond. There are presently no claims for amounts exceeding $400,000 individually or in the aggregate pending under such policies of insurance or bonds, and no notices of claims in excess of such amount have been given by any Parent Entity under such policies. Parent has made no claims, and no claims are contemplated to be made, under its directors’ and officers’ errors and omissions or bankers’ blanket bond.
(d) The Assets of Parent Entities include all Assets required by Parent Entities to operate the business of Parent Entities as presently conducted.
(e) A Parent Entity has fee simple title to all the real property assets reflected in the latest audited balance sheet included in the Parent Exchange Act Reports as being owned by a Parent Entity or acquired after the date thereof  (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Parent Realty”), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property taxes not yet delinquent (or being contested in good faith and for which adequate reserves have been established), (iii) easements, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by a Parent Entity on the date hereof or otherwise materially impair business operations at such properties, as conducted by a Parent Entity on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used on the date hereof.
(f) The Parent Realty and the real property with respect to which a Parent Entity is the lessee (the “Parent Leased Real Properties”) are in material compliance with all applicable building, fire, zoning (or are legal nonconforming uses allowed under applicable zoning ordinances) and other applicable laws, ordinances and regulations and with all deed restrictions of record, no notice of any material violation or material alleged violation thereof has been received in the past three years that has not been resolved, and there are no proposed changes therein that would materially and adversely affect the Parent Realty, the Parent Leased Real Properties or their uses. Parent is not aware of any proposed or pending change in the zoning of, or of any proposed or pending condemnation proceeding with respect to, any of the Parent Realty or the Parent Leased Real Properties which may materially and adversely affect the Parent Realty or the Parent Leased Real Properties or the current use by a Parent Entity thereof.

5.10   Compliance with Laws.
Parent is a bank holding company duly registered and in good standing as such with the Federal Reserve. Parent Banksub is a Georgia bank in good standing with the Georgia Department of Banking and Finance.
(a) Compliance with Permits, Laws and Orders.
(i) Each of Parent Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses, except in each case where the failure to hold such Permit or to make such filing, application, or registration or such Default would not be material to Parent and its Subsidiaries, taken as a whole.
(ii) None of Parent Entities is in Default under any Laws or Orders applicable to its business or employees conducting its business, except where such Default would not be material to Parent and its Subsidiaries, taken as a whole.
(iii) Since December 31, 2013, none of Parent Entities has received any notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring or requesting Parent or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist Order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking.
(iv) The rating of Parent Banksub under the CRA is no less than “satisfactory.” Parent Banksub has not been informed that its status “satisfactory” for CRA purposes will change within one (1) year. Each of Parent and Parent Banksub satisfies the regulatory capital ratios required to be “well-capitalized” (in the case of Parent, as such term is defined in 12 C.F.R. 225.2(r), and, in the case of Parent Banksub, as such term is defined in 12 C.F.R. 208.43(b)(1), and the relevant regulation of Parent’s and Bank’s primary federal bank regulators).
(v) There (A) is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries, (B) have not been received by Parent any notices or correspondence since December 31, 2013, with respect to formal or informal investigations by, or disagreements or disputes with, any Governmental Authority with respect to Parent’s or any of Parent’s Subsidiaries’ business, operations, policies, or procedures, and (C) is not any pending or, to Parent’s Knowledge, threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation, or review of it or any of its Subsidiaries.
(vi) None of Parent Entities nor any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, anything of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (1) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (2) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (4) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.
(vii) Each Parent Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act. Parent Banksub has implemented an anti-money laundering program that contains customer identification verification procedures that has not been deemed ineffective by any governmental agency and that meets the requirements of Sections 352 and 326 of the USA Patriot Act.
(viii) Each Parent Entity’s collection and use of IIPI complies in all material respects with the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable privacy Law.

5.11   Employee Benefit Plans.
(a) Parent has disclosed in Section 5.11 of Parent Disclosure Memorandum, (i) each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any Parent Entity or ERISA Affiliate thereof for the benefit of current or former employees, officers, retirees, directors, independent contractors, leased employees or other service providers or their spouses, dependents or beneficiaries or under which any of them are eligible to participate and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which any Parent Entity or ERISA Affiliate has or reasonably could have any obligation or Liability (contingent or otherwise) (each, a “Parent Benefit Plan,” and collectively, the “Parent Benefit Plans”). Any of Parent Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “Parent ERISA Plan.” No Parent ERISA Plan is a “defined benefit plan” (as defined in Code Section 414(j)).
(b) Each Parent Benefit Plan is, and has been administered, in material compliance with the terms of such Parent Benefit Plan, in material compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in material compliance with any other applicable Laws. Since December 31, 2011, Parent has not received any written communication from any Governmental Authority challenging the compliance of any Parent Benefit Plan with applicable Laws. No Parent Benefit Plan is currently being or, to Parents’ knowledge, threatened to be, audited by any Governmental Authority for compliance with applicable Laws.
(c) To Parent’s Knowledge, there has been no material written or oral representation or communication with respect to any aspect of the Parent Benefit Plans made to employees of any Parent Entity which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither Parent nor any Parent entity nor any administrator or fiduciary of any Parent Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject Parent, PLMT, or any PLMT Entity to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, Parent Benefit Plans other than claims for benefits which are payable in the ordinary course of business consistent with the terms of the applicable plan, and no action, proceeding, prosecution, inquiry, hearing or, to PLMT’s knowledge, investigation has been commenced or threatened with respect to any Parent Benefit Plan.
(d) All Parent Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to Parent Benefit Plans are correct and complete in all material respects, have been timely filed with the IRS, the DOL or PBGC, and distributed to participants of Parent Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.
(e) To Parent’s Knowledge, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any Parent Benefit Plan has engaged in any nonexempt “prohibited transaction” (described in Code Section 4975(c) or ERISA Section 406).
(f) No Liability under Title IV of ERISA has been or is expected to be incurred by any Parent Entity or its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by any Parent Entity or its ERISA Affiliates with respect to any ongoing, frozen, terminated, or other single-employer plan of any Parent Entity or the single-employer plan of any ERISA Affiliate. Except as may arise in connection with the transactions contemplated by this Agreement, there has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of Parent or of an ERISA Affiliate.
(g) Except as disclosed in Section 5.11 of Parent Disclosure Memorandum, no Parent Entity has any Liability for retiree health or life benefits under any of Parent Benefit Plans, or other plan or arrangement, and there are no restrictions on the Rights of such Parent Entity to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder, except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any Parent Benefit Plan, or other plan or arrangement, and no circumstance exists which could give rise to such Taxes.

(h) No Parent Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Parent Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on Parent Financial Statements to the extent required by and in accordance with GAAP.
(i) Each Parent Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans or is not required to comply therewith due to its grandfathered status under Section 409A of the Code.
(j) All individuals who render services to any Parent Entity and who are authorized to participate in a Parent Benefit Plan pursuant to the terms of such Parent Benefit Plan are in fact eligible to and authorized to participate in such Parent Benefit Plan.
(k) Neither any Parent Entity nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)), or any employee pension benefit plan within the meaning of ERISA Section 3(2) that is subject to Section 412 of the Code or Section 302 of ERISA, or a multiple employer plan within the meaning of Section 413(c) of the Code or ERISA Sections 4063, 4064 or 4066.
5.12   Legal Proceedings.
As of the date of this Agreement, there is no material Litigation instituted or pending, or, to the Knowledge of Parent, threatened against any Parent Entity, or any director, officer, employee, or agent of any Parent Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of a Parent Entity or Employee Benefit Plan of any Parent Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any Parent Entity.
5.13   Reports.
Since January 1, 2013, each Parent Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 5.13, Parent Entities may have made immaterial late filings.
5.14   Approvals.
No Parent Entity or, to Parent’s Knowledge, any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any regulatory approvals from any Governmental Authority required for the consummation of the transactions contemplated by this Agreement. As of the date of this Agreement, Parent knows of no facts or circumstances that are reasonably likely to cause any regulatory approvals from any Governmental Authority required for the consummation of the transactions contemplated by this Agreement not to be obtained on a timely basis.
5.15   Takeover Laws and Provisions.
Parent has taken all necessary action, if any, to render inapplicable to this Agreement, the Merger and the other transactions contemplated in this Agreement the provisions of any potentially applicable Takeover

Provisions applicable with respect to Parent. No “fair price” Law or Parent Certificate of Incorporation or similar Parent Bylaws provision is applicable to this Agreement and the transactions contemplated hereby.
5.16   Brokers and Finders.
Except for Parent Financial Advisor, neither Parent nor its Subsidiaries, has employed any broker, finder, or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees or finder’s fees in connection with this Agreement or the transactions contemplated hereby.
5.17   Available Consideration.
Parent has available to it, and as of the Effective Time will have available to it, sufficient shares of authorized and unissued Parent Common Stock and all funds necessary for the issuance and payment of the Merger Consideration and to satisfy its payment obligations under this Agreement.
5.18   Parent Information.
(a) None of the information supplied or to be supplied by any Parent Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Parent with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Parent Entity or any Affiliate thereof for inclusion in any Proxy Statement/Prospectus to be mailed to PLMT shareholders in connection with PLMT’s Shareholders’ Meeting, and any other documents to be filed by any Parent Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of PLMT be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of PLMT’s Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for PLMT’s Shareholders’ Meeting.
(b) All documents that any Parent Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.
5.19   No Additional Representations.
(a) Except for the representations and warranties made by Parent in this Article 5, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent in this Article 5, neither Parent nor any other Person makes or has made any representation or warranty to PLMT or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
(b) Notwithstanding anything contained in this Agreement to the contrary, Parent acknowledges and agrees that neither PLMT nor any other Person has made or is making any representations or warranties relating to PLMT whatsoever, express or implied, beyond those expressly given by PLMT in Article 4 hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding PLMT furnished or made available to Parent or any of its Representatives. Without limiting the generality of the foregoing, Parent acknowledges that, except for the representations and warranties made by PLMT in Article 4, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or any of its Representatives.
Article 6
CONDUCT OF BUSINESS PENDING CONSUMMATION
6.1   Affirmative Covenants.
(a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Parent shall have been obtained (which Consent shall not be unreasonably withheld, delayed or conditioned), and except as otherwise contemplated herein, PLMT shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its Rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, (iv) use commercially reasonable efforts to provide all information reasonably requested by Parent related to loans or other transactions made by PLMT with a value equal to or exceeding $1,000,000, and (v) take no action which would (A) adversely affect the timing or ability of either Party to obtain any regulatory consents required for the transactions contemplated hereby, or (B) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.
(b) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of PLMT shall have been obtained (which Consent shall not be unreasonably withheld, delayed or conditioned), and except as otherwise contemplated herein, Parent shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course consistent with past practice (provided, however, that the foregoing shall not prevent Parent from negotiating or consummating other business combination transactions with other institutions, as long as (x) Parent and/or Parent Banksub, as applicable, is the acquiror or survivor in any such transaction, and (y) any such business combination transaction will not adversely affect the likelihood or timing of Parent and Parent Banksub receiving all required regulatory approvals for the Merger and the Bank Merger or of the satisfaction of any other conditions to the Closing), (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, and (iv) take no action which would (A) adversely affect the timing or ability of either Party to obtain any regulatory consents required for the transactions contemplated hereby, or (B) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.
(c) PLMT and Parent each shall, and shall cause each of its Subsidiaries to, cooperate with the other Party and provide all necessary corporate approvals, and cooperate in seeking all approvals of any business combinations of PLMT and its Subsidiaries requested by Parent, provided, the effective time of such business combinations is on or after the Effective Time of the Merger.
(d) Parent and PLMT shall cooperate and use their commercially reasonable efforts to deliver Parent’s and PLMT’s Tax counsel and Tax advisors a certificate containing representations reasonably requested by such counsel and/or advisors in connection with the rendering of the Tax opinions to be issued by such counsel and/or advisors with respect to the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code as required under Section 8.2(e) and Section 8.3(f) and in connection with the filing of the Parent’s Registration Statement. Parent’s and PLMT’s Tax counsel and Tax advisors shall be entitled to rely upon such representations in rendering any such opinions.
6.2   Negative Covenants of PLMT.
From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Parent shall have been obtained (which Consent shall not be unreasonably withheld, delayed or conditioned), and except as otherwise contemplated herein, PLMT covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a) amend the articles of incorporation, bylaws, or other governing instruments of any PLMT Entity;
(b) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of any PLMT Entity consistent with past practices (which exception shall include borrowings from correspondent banks under existing lines of credit outstanding as of date of Agreement and for PLMT Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from a Federal Reserve Bank or a Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities), or grant any Lien on any material Asset of any PLMT Entity (other than in connection with public deposits, repurchase agreements, bankers’ acceptances, “treasury tax and loan” accounts established in the ordinary course of the Bank’s business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in PLMT Disclosure Memorandum);
(c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans, including outstanding stock option and restricted stock grants), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any PLMT Entity, or declare or pay any dividend or make any other distribution in respect of PLMT’s capital stock, other than (1) a quarterly cash dividend of no more than $0.08 per share of PLMT Common Stock consistent with past practice (and provided, for the avoidance of doubt, that Parent will not select a dividend record date that is inconsistent with past practice that has the effect of excluding former holders of PLMT Common Stock that receive Stock Consideration from receiving such dividend) and (2) dividends from wholly owned PLMT Subsidiaries to PLMT;
(d) issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of PLMT Common Stock, any other capital stock of any PLMT Entity, or any Right, except pursuant to the exercise of PLMT Options outstanding as of the date of the Agreement; provided, however, PLMT may in its reasonable discretion, if PLMT determines that as a matter of safety and soundness of PLMT or the Bank it is necessary and appropriate to do so, engage in any of the activities listed in this section without the Consent of Parent provided there is a proportionate adjustment to the Per Share Purchase Price;
(e) adjust, split, combine, or reclassify any capital stock of any PLMT Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of PLMT Common Stock or issue any PLMT Restricted Stock or PLMT options, or sell, lease, mortgage, or otherwise dispose of  (i) any shares of capital stock of any PLMT Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration, except pursuant to the exercise of PLMT Options outstanding on the date of this Agreement; provided, however, PLMT may in its reasonable discretion, if PLMT determines that as a matter of safety and soundness of PLMT or the Bank it is necessary and appropriate to do so, engage in any of the activities listed in this section without the Consent of Parent provided there is a proportionate adjustment to the Per Share Purchase Price;
(f) except in the ordinary course of business consistent with past practice, purchase any securities or make any material investment (whether by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets) in any Person other than a wholly owned PLMT Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;
(g) except as contemplated by this Agreement or as may be required by existing PLMT Benefit Plan: (i) grant any bonus or increase in compensation or benefits to the employees, officers or directors of any PLMT Entity (except (x) increases in compensation or benefits in accordance with past practice for employees that are not directors or named executive officers in the PLMT 2015 proxy statement, or (y) as disclosed on Section 6.2(g) of PLMT Disclosure Memorandum), (ii) commit or agree to pay any severance or termination pay (other than severance or termination pay in the ordinary course of business consistent with past practice, which is one week of severance per year worked, not to exceed 26 weeks), or any stay or other bonus to any PLMT director, officer or employee, (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of any PLMT Entity, (iv) change any fees or other compensation or other benefits to directors of any PLMT Entity, or (v) waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any Rights or restricted stock, or reprice Rights granted under PLMT stock plans or authorize cash payments in exchange for any Rights; or (vi) increase, accelerate or vest or commit or agree to increase, accelerate or vest any amounts, benefits or rights payable by any PLMT Entity; provided, however, that PLMT may (x) continue to make annual merit salary increases in the ordinary course of business consistent with past practices, and (y) pay all earned bonuses and incentive compensation in the ordinary course of business consistent with past practices;
(h) enter into or amend any employment Contract between any PLMT Entity and any Person (unless such amendment is required by Law) that PLMT Entity does not have the right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time, except in the case of amendments to comply with Section 409A of the Internal Revenue Code;
(i) adopt any new employee benefit plan of any PLMT Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans or PLMT Benefit Plans of any PLMT Entity other than any such change that is required by Law or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by Law or the terms of such plans or consistent with past practice;
(j) make any change in any Tax or accounting methods or systems of internal accounting controls over financial reporting, except as may be appropriate and necessary to conform to changes in Tax Laws, SEC or regulatory accounting requirements, or GAAP;
(k) prepare or file any Tax Return inconsistent with past practice or, on any Tax Return, take any position, make any election, or adopt any method inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods; make or change any express or deemed election related to Taxes; change an annual accounting period; adopt or change any method of accounting (except to conform with the “Tangible Property Regulations” pursuant to Rev. Proc. 2014-16, §§1.162-3, 1.162-4, 1.263(a)-1, 1.263(a)-2, and 1.263(a)-3 of the Income Tax Regulations and §§1.162-3T, 1.162-4T, 1.263(a)-1T, 1.263(a)-2T, and 1.263(a)-3T of the temporary regulations), file an amended Tax Return; surrender any right to claim a refund of Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax proceedings relating to any PLMT Entity;
(l) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any PLMT Entity for material money damages or restrictions upon the operations of any PLMT Entity;
(m) except in the ordinary course of business consistent with past practice, enter into, modify, amend, or terminate any material Contract;
(n) except in the ordinary course of business consistent with past practice, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;
(o) except in conformity with existing policies and practices, waive, release, compromise, or assign any material rights or claims, or make any adverse changes in the mix, rates, terms, or maturities of PLMT’s deposits and other Liabilities;
(p) except for loans or extensions of credit consistent with existing policies and practices, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of PLMT or the Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;
(q) restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;
(r) make any capital expenditures in excess of  $100,000 other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary Taxes;

(s) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office unless otherwise requested by Parent;
(t) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 not being satisfied or in a violation of any provision of this Agreement;
(u) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by SEC, GAAP or regulatory guidelines;
(v) knowingly take, or fail to take, any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(w) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2; or
(x) take any action that is intended to, would or would be reasonably likely to result in any of the conditions set forth in Article 8 not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby, except, in every case, as may be required by applicable Law.
6.3   Negative Covenants of Parent.
During the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, do any of the following, without the prior written Consent of PLMT (which Consent shall not be unreasonably withheld, delayed or conditioned):
(a) amend its articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries in a manner that changes any material term or provision of the Parent Common Stock or that otherwise would materially and adversely affect the economic benefits of the Merger to the holders of PLMT Common Stock or would materially impede Parent’s ability to consummate the transactions contemplated by this Agreement;
(b) knowingly take, or fail to take, any action, which action or failure to act prevents or impedes, or could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(c) (i) adjust, split, combine or reclassify any capital stock or other equity interest, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or other equity interest or make, declare or pay any dividend or distribution (except for (A) dividends paid in the ordinary course of business by any direct or indirect wholly owned Parent Subsidiary to Parent or any other direct or indirect wholly owned Parent Subsidiary, (B) a quarterly cash dividend on Parent Common Stock at a rate no greater than $0.08 per share of Parent Common Stock consistent with past practice, (C) dividends in respect of the outstanding trust preferred securities of Parent as of the date hereof or make any other distribution on any shares of its capital stock or other equity interest), or (iii) sell, lease, transfer, mortgage, encumber or otherwise dispose of any capital stock in any material Parent Subsidiary;
(d) take any action that is intended to, would or would be reasonably likely to result in any of the conditions set forth in Article 8 not being satisfied or prevent or materially delay the consummation of the transactions contemplated hereby, except, in every case, as may be required by applicable Law; or
(e) agree to or make any commitment to, take, or adopt any resolutions of the board of directors of Parent in support of, any of the actions prohibited by this Section 6.3.
6.4   Control of the Other Party’s Business.
Prior to the Effective Time, nothing contained in this Agreement (including, without limitation, Sections 6.1, 6.2 or 6.3) shall give Parent directly or indirectly, the right to control or direct the operations of PLMT, and nothing contained in this Agreement shall give PLMT, directly or indirectly, the right to control or direct the operations of Parent. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over it and its Subsidiaries’ respective operations.
6.5   Adverse Changes in Condition.
Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a PLMT Material Adverse Effect or a Parent Material Adverse Effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its reasonable efforts to prevent or promptly to remedy the same.
6.6   Reports.
Each of Parent and its Subsidiaries and PLMT and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall make available to the other Party copies of all such reports promptly after the same are filed. PLMT and its Subsidiaries shall also make available to Parent monthly financial statements and quarterly call reports. The financial statements of Parent and PLMT, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports of Parent and PLMT filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.
Article 7
ADDITIONAL AGREEMENTS
7.1   Shareholder Approvals.
(a) In accordance with and subject to applicable Law and its articles of incorporation and bylaws, PLMT will submit this Agreement to its shareholders for approval and will take all action necessary to call, give notice of, convene, and hold PLMT’s Shareholders’ Meeting as promptly as practicable for the purpose of considering and voting on approval of this Agreement.
(b) Neither PLMT’s board of directors nor any committee thereof shall, except as permitted by this Agreement: (x) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the PLMT Recommendation or (y) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (each, an “Adverse Recommendation Change”); provided that, notwithstanding the foregoing, prior to the Requisite PLMT Shareholder Approval, PLMT’s board of directors may make an Adverse Recommendation Change (A) if a material development or material change in circumstance occurs or arises after the date of this Agreement (such material development or change in circumstances being referred to as an “Intervening Event”) and PLMT’s board of directors determines in good faith, after consultation with PLMT’s outside counsel, that in light of such Intervening Event an Adverse Recommendation Change is required in order for PLMT’s board of directors to comply with its fiduciary obligations to PLMT’s shareholders under applicable Law, or (B) if:
i) PLMT’s board of directors determines in good faith, after consultation with PLMT’s financial advisor and outside counsel, that it has received an Acquisition Proposal (that did not result from a knowing and material breach of Section 7.3) that is a Superior Proposal;

ii) PLMT’s board of directors determines in good faith, after consultation with PLMT’s outside counsel, that a failure to accept such Superior Proposal would result in PLMT’s board of directors breaching its fiduciary duties to PLMT or its shareholders under applicable Law;
iii) PLMT’s board of directors provides written notice (a “Notice of Recommendation Change”) to Parent of its receipt of the Superior Proposal and its intent to announce an Adverse Recommendation Change on the third business day following delivery of such notice, which notice shall specify the material terms and conditions of the Superior Proposal (it being understood that any amendment to any material term of such Superior Proposal shall require a new Notice of Recommendation Change);
iv) after providing such Notice of Recommendation Change, PLMT shall negotiate in good faith with Parent (if requested by Parent) and provide Parent reasonable opportunity during the subsequent three business day period to make such adjustments in the terms and conditions of this Agreement as would enable PLMT’s board of directors to proceed without an Adverse Recommendation Change (provided, however, that Parent shall not be required to propose any such adjustments); and
v) PLMT’s board of directors, following such three business day period, again determines in good faith, after consultation with PLMT Financial Advisor and outside counsel, that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would violate their fiduciary duties to PLMT and its shareholders under applicable Law.
7.2   Registration of Parent Common Stock.
(a) As promptly as reasonably practicable (and in any event, within fifty days) following the date hereof, Parent shall prepare and file with the SEC a Registration Statement on Form S-4 with respect to the issuance of Parent Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the “Registration Statement”). The Registration Statement shall contain proxy materials relating to the matters to be submitted to PLMT’s shareholders at PLMT’s Shareholders’ Meeting. Such proxy materials shall also constitute the prospectus relating to the shares of Parent Common Stock to be issued in the Merger (such proxy statement-prospectus, and any amendments or supplements thereto, the “Proxy Statement/Prospectus”). PLMT will furnish to Parent the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with Parent on the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. Parent shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Parent and PLMT will use their reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the PLMT shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent will advise PLMT, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Parent or PLMT, or any of their respective affiliates, officers or directors, should be discovered by Parent or PLMT which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and, to the extent required by Law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by Parent with the SEC and disseminated by the Parties to their respective shareholders.
(b) Parent shall also take any action required to be taken under any applicable state Securities Laws in connection with the Merger and each of Parent and PLMT shall furnish all information concerning it and the holders of PLMT Common Stock as may be reasonably requested in connection with any such action.
(c) Prior to the Effective Time, Parent shall take such action as shall be necessary to permit the additional shares of Parent Common Stock to be issued by Parent in exchange for the shares of PLMT Common Stock to be traded on the primary exchange on which Parent Common Stock is listed.

7.3   Other Offers, etc.
(a) From the date of this Agreement through the first to occur of the Effective Time or termination of this Agreement, PLMT shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly (i) solicit or initiate, or knowingly encourage, induce or facilitate, the making, submission, or announcement of any proposal that constitutes an Acquisition Proposal, or (ii) participate in any discussions (except to notify a third-party of the existence of restrictions provided in this Section 7.3) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (iii) enter into any agreement (including any agreement in principle, letter of intent or understanding, merger agreement, stock purchase agreement, asset purchase agreement, or share exchange agreement, but excluding a confidentiality agreement of the type described below) relating to any Acquisition Transaction, or (iv) propose or agree to do any of the foregoing; provided, however, that prior to the Requisite PLMT Shareholder Approval, this Section 7.3 shall not prohibit a PLMT Entity from furnishing nonpublic information regarding any PLMT Entity to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide, unsolicited written Acquisition Proposal submitted by such Person or Group if: (A) the Acquisition Proposal did not result from a breach of this Section 7.3 by any PLMT Entity or Representative or Affiliate thereof  (other than any breach that is unintentional or immaterial), (B) PLMT’s board of directors shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, (C) PLMT’s board of directors concludes in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law to PLMT and its shareholders, (D) (1) PLMT gives Parent prompt (but in no event alter than twenty-four (24) hours) notice (which notice may be oral, and, if oral, shall be subsequently confirmed in writing) (x) of PLMT’s receipt of any Acquisition Proposal (which notice shall include the identity of such Person or Group) and (y) of PLMT’s furnishing nonpublic information to, or entering into discussions or negotiations with, such Person or Group, and (2) PLMT receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to PLMT than the confidentiality terms of the mutual non-disclosure agreement entered into by the Bank and Parent dated as of February 9, 2015, and (E) contemporaneously with or promptly after furnishing any such nonpublic information to such Person or Group, PLMT furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by PLMT to Parent). In addition to the foregoing, PLMT shall keep Parent reasonably informed on a prompt basis of the status and material terms of any such Acquisition Proposal, including any material amendments or proposed amendments as to price and other material terms thereof.
(b) In addition to the obligations of PLMT set forth in this Section 7.3, as promptly as reasonably practicable, after any of the directors of PLMT become aware thereof, PLMT shall advise Parent of any request received by PLMT for nonpublic information which PLMT believes is related to a potential Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. PLMT shall keep Parent informed promptly of material amendments or modifications to any such request or Acquisition Proposal.
(c) PLMT shall, and shall cause its Subsidiaries, directors, officers, employees, and Representatives to immediately cease any and all existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal (other than to advise them of the existence of this Agreement) and will use and cause to be used all commercially reasonable best efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.
(d) Nothing contained in this Agreement shall prevent a Party or its board of directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or with its fiduciary duties under applicable Law.
7.4   Consents of Regulatory Authorities.
The Parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other

Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.
7.5   Agreement as to Efforts to Consummate.
Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; provided, that nothing herein shall preclude either Party from exercising its Rights under this Agreement.
7.6   Investigation and Confidentiality.
(a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests; provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party.
(b) Each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.
(c) PLMT shall use its commercially reasonable efforts to exercise, and shall not waive any of, its Rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to PLMT to preserve the confidentiality of the information relating to PLMT Entities provided to such Persons and their Affiliates and Representatives.
(d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a PLMT Material Adverse Effect or a Parent Material Adverse Effect, as applicable.
7.7   Press Releases.
Prior to the Effective Time, PLMT and Parent shall consult with each other and agree as to the form and substance of any press release, communication with shareholders of PLMT or shareholders of Parent, or other public disclosure materially related to this Agreement, or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

7.8   Employee Benefits and Contracts.
(a) All persons who are employees of PLMT Entities immediately prior to the Effective Time and whose employment is not specifically terminated, if any, at or prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time or the time of the Bank Merger, as applicable, become employees of Parent or Parent Banksub, as applicable. Parent and Parent Banksub shall honor all PLMT employment and change of control agreements existing as of the date of this Agreement that have been disclosed to Parent. All of the other Continuing Employees shall be employed at will, and no contractual right with respect to employment shall inure to such employees because of this Agreement, except as otherwise contemplated by this Agreement.
(b) As of the Effective Time, each Continuing Employee shall be eligible to participate in Parent’s 401(k) and other retirement plans with full credit for prior service with PLMT for purposes of eligibility and vesting (but not benefit accruals).
(c) Except as provided in the last sentence of this Section 7.8(e), as of the Effective Time, Parent shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on substantially the same basis as it provides such coverage to similarly-situated Parent employees except that any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents if they did not apply under a similar PLMT plan at the Effective Time of the Merger. In addition, if any such transition occurs during a plan year, Parent shall use commercially reasonable efforts to cause any such successor Parent Employee Benefit Plan providing health coverage to give credit towards satisfaction of any annual deductible limitation and out-of-pocket maximum applied under such successor plan for any deductible, co-payment and other cost-sharing amounts previously paid by a Continuing Employee respecting his or her participation in the corresponding PLMT Benefit Plan during that plan year prior to the transition effective date. Notwithstanding the foregoing, and in lieu of same, Parent may continue PLMT’s health and other employee welfare benefit plans for each Continuing Employee as in effect immediately prior to the Effective Time.
(d) With respect to employee benefit plans of Parent and its Subsidiaries not addressed in Sections (c) or (d) above, Parent and its Subsidiaries shall Parent shall make such plans available to each Continuing Employee on substantially the same basis as it provides such coverage to similarly-situated Parent employees and shall take into account for purposes of eligibility and vesting (but not benefit accrual) (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plan), the service of such employees with PLMT and its Subsidiaries as if such service were with Parent and its Subsidiaries. Continuing Employees will retain credit for unused sick leave and vacation pay for unused vacation days for the current year only without carryover of vacation days for prior years, which has been accrued as of the Effective Time. For purposes of determining the accrual of Continuing Employees to sick leave and vacation pay following the Effective Time, the service of such employees with PLMT shall be treated as if such service were with Parent and its Subsidiaries.
(e) Continuing Employees, and any employees of PLMT or its Subsidiaries who are (i) terminated involuntarily other than for cause at the Effective Time, or who do not have employment or change of control or agreements that include severance payments or severance agreements as of the date of their termination and who are terminated involuntarily other than for cause within one year after the Effective Time, and (ii) who sign and deliver a termination and release agreement in a customary and reasonable form that is reasonably acceptable to Parent, shall be entitled to severance pay equal to two (2) weeks of severance pay (at the greater of their rate of base pay in effect at the time of termination and their base pay rate in effect at the Effective Time) for each full year of continuous service with PLMT Entities or Parent Entities, subject to a minimum of eight (8) weeks and a maximum of fifty-two (52) weeks of pay; provided that employees with fifteen (15) years of tenure will receive fifty-two (52) weeks of severance pay; and provided further that and any such terminated employees shall be entitled to continuation coverage as required by COBRA and Parent or Parent Banksub shall reimburse for COBRA coverage for four months for employees with less than fifteen (15) years of tenure and six months for employees with fifteen (15) or more years of tenure (service with PLMT or its Subsidiaries prior to the Effective Time will be treated as service to Parent or Parent Banksub for purposes of determining any severance due under this 7.8(e)). Nothing in this Section 7.8(e) shall be deemed to limit or modify the at-will employment policy of PLMT or Parent or their respective Subsidiaries.

(f) No officer, employee, or other Person (other than the corporate Parties to this Agreement) shall be deemed a third-party or other beneficiary of this Section 7.8, and no such Person shall have any right or other entitlement to enforce any provision of this Agreement or seek any remedy in connection with this Agreement, except as set forth in Section 7.10.
7.9   Section 16 Matters.
Prior to the Effective Time, PLMT and Parent shall take all such steps as may be required to cause any dispositions of PLMT Common Stock (including derivative securities with respect to PLMT Common Stock) or acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PLMT to be exempt under Rule 16b-3 promulgated under the Exchange Act. PLMT agrees to promptly furnish Parent with all requisite information necessary for Parent to take the actions contemplated by this Section 7.9.
7.10   Indemnification.
(a) For a period of six years after the Effective Time (or, in the case of Claims that have not been resolved prior to the sixth anniversary of the Effective Time, until such Claims are finally resolved), Parent shall indemnify, defend, and hold harmless the present and former directors and executive officers of PLMT Entities (each, an “Indemnified Party”) against all Liabilities arising out of, resulting from or related to any claim, action, suit, proceeding, investigation or other legal proceeding, whether civil, criminal, administrative or investigative or investigation (each, a “Claim”), in which a PLMT Indemnified Party is, or is threatened to be made, a party or witness arising out of the fact that such Person is or was a director or officer of PLMT (or, at PLMT’s request, as a director, officer, manager or trustee of, or in a similar capacity with, another PLMT Entity or PLMT Employee Benefit Plan, prior to the Effective Time) if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the fullest extent permitted by applicable Law. Parent shall promptly pay reasonable expenses (including reasonable attorneys’ fees) in advance of the final disposition of any such Claim to each Indemnified Party to the fullest extent permitted by applicable Law upon receipt of an undertaking to repay such advance payments if he or she shall be adjudicated to be not entitled to indemnification under this Section 7.10(a). Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law (including any Law promulgated, interpreted or enforced by any Regulatory Authority).
(b) Prior to the Effective Time, Parent shall purchase, or shall direct PLMT to purchase, an extended reporting period endorsement under PLMT Entities’ existing directors’ and officers’ liability insurance coverage (“PLMT D&O Policy”) for acts or omissions occurring prior to the Effective Time by such directors and officers currently covered by PLMT Entities’ D&O Policy which shall maintain such PLMT D&O Policy in effect for a period of six (6) years after the Effective Time; provided that Parent shall not be obligated to make aggregate annual premium payments for such six (6)-year period in respect of such policy which exceed 300% of the annual premium payments on PLMT’s current policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. The directors and officers of PLMT Entities shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement.
(c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.10, upon learning of any such Liability, damages, or Litigation, shall promptly notify Parent thereof in writing (provided that a failure to timely provide such notice shall not relieve the Parent of any indemnification obligation unless, and to the extent that, the Parent is materially prejudiced by such failure). In the event of any such Litigation (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties and there are substantive issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Parent shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for any Indemnified Party in any jurisdiction; (ii) each Indemnified Party will cooperate in good faith in the defense of any such Litigation; (iii) Parent shall not be liable for any settlement effected without its prior written Consent (which shall not be unreasonably withheld or delayed) and (iv) without the prior written Consent of the Indemnified Party (which shall not be unreasonably withheld or delayed) Parent shall not agree to any settlement which does not provide for a complete and irrevocable release of the Indemnified Party.
(d) Parent covenants and agrees that neither it, nor any successors or assigns, shall consolidate with or merge into any other Person where Parent or any such successor or assign shall not be the continuing or surviving Person of such consolidation or merger or transfer all or substantially all of its assets to any Person, unless, in each case, proper provision shall have been made to ensure that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.10.
(e) The provisions of this Section 7.10 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives.
7.11   Retention Plan and Conversion Bonus Plan.
(a) PLMT may implement a retention plan (the “Retention Plan”) for the benefit of those non-director employees of PLMT and its Subsidiaries (i) with respect to non-executive officers, as determined by the chief executive officer of PLMT or (ii) with respect to non-director executive officers, as determined by the Compensation Committee of the board of directors of PLMT (which may consider the proposals of the chief executive officer of PLMT in making such determinations), and in each case as agreed to by Parent (which agreement will not be unreasonably withheld or delayed), which Retention Plan shall involve aggregate benefits to such non-director employees of up to $250,000 (or such greater amount as Parent and PLMT may agree), which shall be payable to such employees of PLMT Entities that remain employees until the Closing Date.
(b) To facilitate the successful integration of PLMT into Parent and the conversion of the systems of PLMT to Parent, Parent shall establish a stay bonus/conversion bonus pool in the aggregate amount up to $250,000 (or such greater amount as Parent shall determine) to be allocated and paid to non-director employees of PLMT who continue in the employ of Parent at the expiration of ninety (90) days after the Effective Time. The specific amount to be allocated and paid to each such non-director employee who continues in the employ of Parent shall be determined by Parent prior to the Effective time, after consultation with the chief executive officer of PLMT.
Article 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
8.1   Conditions to Obligations of Each Party.
The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:
(a) Shareholder Approval. The Requisite PLMT Shareholder Approval shall have been obtained.
(b) Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. “Requisite Regulatory Approvals” means the approval of the Merger by the FDIC, the Federal Reserve, the Georgia Department of Banking and Finance and the South Carolina Board of Financial Institutions.

(c) Registration Statement. The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement.
(d) Legal Proceedings. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and prohibits the consummation of the Merger.
8.2   Conditions to Obligations of Parent.
The obligations of Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to Section 10.6(a):
(a) Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of PLMT set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties that refer to the date of this Agreement or other specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of PLMT set forth in this Agreement, except as a result of changes or events expressly permitted or contemplated herein and except for inaccuracies that, individually and in the aggregate, have not had, and are not reasonably likely to have, a PLMT Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
(b) Performance of Agreements and Covenants. The agreements and covenants of PLMT to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.
(c) Officers’ Certificate. PLMT shall have delivered to Parent (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to PLMT and in Sections 8.2(a), 8.2(b) and 8.2(f), have been satisfied.
(d) Secretary’s Certificate. PLMT shall have delivered a certificate of the secretary of PLMT, dated as of the Closing Date, certifying as to (i) the incumbency of officers of PLMT executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of PLMT as in effect from the date of this Agreement until the Closing Date, along with a certificate (dated not more than twenty days prior to the Closing Date) of the Secretary of State of the State of South Carolina as to the good standing of PLMT; (iii) a copy of the bylaws of PLMT as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions of PLMT’s board of directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve Bank (dated not more than twenty days prior to the Closing Date) certifying that PLMT is a registered bank holding company, (vi) a copy of the articles of incorporation of Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the bylaws of Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the South Carolina Board of Financial Institutions (dated not more than twenty days prior to the Closing Date) as to the good standing of Bank, and (ix) a certificate of the Federal Deposit Insurance Corporation (dated not more than twenty days prior to the Closing Date) certifying that Bank is an insured depository institution.
(e) Tax Opinion. Parent shall have received the opinion of Parent’s legal counsel, dated as of the Closing, in form and substance customary in transactions of the type contemplated hereby, substantially to the effect that on the basis of the facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Parent and PLMT will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of fact and Law as the opinion giver considers appropriate, representations contained in certificates of officers of Parent, PLMT, and others.

(f) No Material Adverse Effect. There shall not have occurred any PLMT Material Adverse Effect from December 31, 2014, to the Effective Time.
8.3   Conditions to Obligations of PLMT.
The obligations of PLMT to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PLMT pursuant to Section 10.6(b):
(a) Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties that refer to the date of this Agreement or other specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Parent set forth in this Agreement, except as a result of changes or events expressly permitted or contemplated herein and except for inaccuracies that, individually and in the aggregate, have not had, and are not reasonably likely to have, a Parent Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
(b) Performance of Agreements and Covenants. The agreements and covenants of Parent to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.
(c) Officers’ Certificate. Parent shall have delivered to PLMT a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Parent and in Sections 8.3(a), 8.3(b), and 8.3(g) have been satisfied.
(d) Secretary’s Certificate. Parent shall have delivered a certificate of the secretary of Parent, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Parent executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of Parent as in effect from the date of this Agreement until the Closing Date, along with a certificate (dated not more than twenty days prior to the Closing Date) of the Secretary of State of the State of Georgia as to the good standing of Parent; (iii) a copy of the bylaws of Parent as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions of Parent’s board of directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve Bank (dated not more than twenty days prior to the Closing Date) certifying that Parent is a registered bank holding company, (vi) a copy of the articles of incorporation of Parent Banksub as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the bylaws of Parent Banksub as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the Georgia Department of Banking and Finance (dated not more than twenty days prior to the Closing Date) as to the good standing of Parent Banksub, and (ix) certificate of the Federal Deposit Insurance Corporation (dated not more than twenty days prior to the Closing Date) certifying that is an insured depository institution.
(e) Payment of Merger Consideration. Parent shall pay the Merger Consideration as provided by this Agreement.
(f) Tax Opinion. PLMT shall have received the opinion of PLMT’s legal counsel, dated as of the Closing, in form and substance customary in transactions of the type contemplated hereby, substantially to the effect that on the basis of the facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Parent and PLMT will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of fact and Law as the opinion giver considers appropriate, representations contained in certificates of officers of Parent, PLMT, and others.

(g) No Material Adverse Effect. There shall not have occurred any Parent Material Adverse Effect from the December 31, 2014, to the Effective Time.
Article 9
TERMINATION
9.1   Termination.
Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of PLMT, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:
(a) By mutual written agreement of Parent and PLMT; or
(b) By either Party (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.2(a) or (b), or 8.3(a) or (b), as applicable; or
(c) By either Party in the event (i) any Requisite Regulatory Approvals shall have been denied by final, non-appealable action of such authority, (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, or (iii) the Requisite PLMT Shareholder Approval is not obtained at PLMT’s Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon; or
(d) By either Party in the event that the Merger shall not have been consummated by December 31, 2015 (the “End Date”), or, if all of the conditions of Article 8 other than Section 8.1(b) shall have been satisfied, or are capable of being satisfied, by such date, February 29, 2016 (the “Extended End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the End Date or Extended End Date, as applicable; or
(e) By Parent (provided, that Parent is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that (i) upon the effectiveness of the Registration Statement, the PLMT board of directors shall not have recommended approval of this Agreement to its shareholders; or (ii) at any time prior to receipt of the Requisite PLMT Shareholder Approval, the PLMT board of directors shall have made an Adverse Recommendation Change; or
(f) By PLMT, prior to the Requisite PLMT Shareholder Approval (and provided that PLMT has complied in all material respects with Section 7.1 and Section 7.3), in order to enter into a Superior Proposal.
(g) (X) By PLMT, at any time during the four business day period following the Determination Date, if both of the following conditions are satisfied:
(i) the Average Parent Stock Price shall be less than $15.72; and
(ii) (1) the quotient of the Average Parent Stock Price divided by the Starting Price (such quotient being the “Parent Ratio”), shall be less than 85% of  (2) the quotient of the Average Index Price divided by the Index Price on the Starting Date (which quotient shall be the “Index Ratio”).
Example 1: if Parent Ratio = 0.80 and the Index Ratio = 0.90, then 85% of the Index Ratio would be 0.85 x 0.90, or 76.5%. Condition (g)(i) would be satisfied, but condition (g)(ii) would not be satisfied.
Example 2: if Parent Ratio = 0.70 and the Index Ratio = 0.84, then 85% of the Index Ratio would be 0.85 x 0.84, or 71.4%. Both conditions (g)(i) and (g)(ii) would be satisfied.

provided, however, that if PLMT refuses to consummate the Merger pursuant to this Section 9.1(g)(X), it shall give prompt written notice thereof to Parent (and provided that such PLMT notice of election to terminate may be withdrawn at any time within the aforementioned four business day period). During the five-day period commencing with its receipt of such notice, Parent shall have the option to increase the consideration to be received by the holders of PLMT Common Stock hereunder, by either:
(A) increasing the Exchange Ratio (calculated to the nearest one one-thousandth); or
(B) provided that it does not and will not prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, paying, as part of the Merger Consideration, to each recipient of Stock Consideration a cash payment (in addition to, and not in lieu of, issuing shares of Parent Common Stock to them) (the “Additional Cash Payment Per Share”);
so that the value of the Per Share Purchase Price (calculated based on the Average Parent Stock Price and including any Additional Cash Payment Per Share) to be received by each recipient of Stock Consideration equals the lesser of:
(x) the product of the Starting Price, 0.85 and the Exchange Ratio (as in effect immediately prior to any increase in the Exchange Ratio pursuant to this Section 9.1(g)( X)); and
(y) an amount equal to (1) the product of the Index Ratio, 0.85, the Exchange Ratio (as in effect immediately prior to any increase in the Exchange Ratio pursuant to this Section 9.1(g)(X)), and the Average Parent Stock Price, divided by (2) the Parent Ratio.
If Parent so elects within such five-day period, it shall give prompt written notice to PLMT of such election and the revised Exchange Ratio or the Additional Cash Payment Per Share, as applicable, whereupon no termination shall have occurred pursuant to this Section 9.01(g) and this Agreement shall remain in effect in accordance with its terms, provided that any references in this Agreement to the “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as increased pursuant to this section, if applicable, and any references in this Agreement to the Stock Consideration shall thereafter include the Additional Cash Payment Per Share as set forth in this section, if applicable.
(Y) For purposes of Section 9.1(g), the following terms shall have the meanings indicated:
“Average Parent Stock Price” shall mean the average of the closing sale prices of Parent Common Stock as reported on the Nasdaq Global Select Market during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Determination Date; provided, however, that in the event Parent Common Stock does not trade on any one or more of the trading days during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Determination Date, any such date shall be disregarded in computing the average closing sales price and the average shall be based upon the closing sales prices and number of days on which Parent Common Stock actually traded during the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Determination Date.
“Average Index Price” shall mean the average of the daily current market price of the Index for the 20 consecutive full trading days ending at the closing of trading on the trading day immediately prior to the Determination Date.
“Determination Date” shall mean the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date of the receipt of the Requisite PLMT Shareholder Approval.
“Index” shall mean the NASDAQ BANK Index.
“Index Price” on a given date shall mean the current market price of the Index for that day.
“Starting Date” shall mean April 21, 2015
“Starting Price” shall mean $18.49 per share.

(Z) If Parent declares or effects a stock dividend, reclassification, recapitalization, split up, combination, exchange of shares, similar transaction between the date of this Agreement and the Determination Date, the prices for Parent Common Stock shall be appropriately adjusted for the purposes of applying this Section 9.1(g).
9.2   Effect of Termination.
In the event of the termination and abandonment of this Agreement by either Parent or PLMT pursuant to Section 9.1, this Agreement shall have no further effect, except that (i) the provisions of Sections 7.6(b) (Confidentiality), 9.2 (Effect of Termination), 9.3 (Termination Fee), and Article 10 (Miscellaneous) shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any willful and material breach by that Party of this Agreement.
9.3   Termination Fee.
(a) If PLMT terminates this Agreement pursuant to Section 9.1(f) of this Agreement, then PLMT shall pay to Parent the sum of  $7.5 million (the “Termination Fee”) by wire transfer of immediately available funds within five (5) business days of such termination.
(b) If  (i) after the date of this Agreement, an Acquisition Proposal with respect to PLMT shall have been communicated to or otherwise made known to the shareholders or board of directors of PLMT, or any Person shall have publicly announced an intention to make an Acquisition Proposal with respect to the PLMT, and such Acquisition Proposal shall not have been withdrawn, (ii) Parent terminates this Agreement pursuant to Section 9.1(e) of this Agreement, or either Party terminates this Agreement pursuant to Section 9.1(c)(ii) of this Agreement, and (iii) within 12 months of such termination an Acquisition Transaction is consummated, then PLMT shall pay to Parent the Termination Fee by wire transfer of immediately available funds within five (5) business days of the consummation of such Acquisition Transaction.
(c) The Parties acknowledge that the agreements contained in this Article 9 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if PLMT fails to pay promptly any fee payable by it pursuant to this Section 9.3, then PLMT shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with collecting such Termination Fee, together with interest on the amount of the fee at the prime annual rate of interest (as published in The Wall Street Journal) plus 2% as the same is in effect from time to time from the date such payment was due under this Agreement until the date of payment.
9.4   Non-Survival of Representations and Covenants.
Except for Article 3 (Manner of Converting Shares), Sections 7.8, 7.9 (Employee Benefits and Contracts), 7.10 (Indemnification), 7.11 (Retention Plan and Conversion Bonuses) and 7.12 (Surviving Corporation Board), this Article 9 (Termination) and Article 10 (Miscellaneous), the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.
Article 10
MISCELLANEOUS
10.1   Definitions.
(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:
“Acquisition Proposal” means any proposal (whether communicated to PLMT or publicly announced to PLMT’s shareholders) by any Person (other than Parent or any of its Affiliates) for an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from PLMT by any Person or Group (other than Parent or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of PLMT, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than Parent or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of PLMT, or any merger, consolidation, business combination or similar transaction involving PLMT pursuant to which the shareholders of PLMT immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 25% or more of the consolidated Assets of PLMT and its Subsidiaries, taken as a whole; or (iii) any liquidation or dissolution of PLMT.
“ Additional Cash Payment Per Share ” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.
“Agreement” shall have the meaning as set forth in the introduction of the Agreement.
“Aggregate Cash Limit” shall have the meaning as set forth in Section 3.2(d) of the Agreement.
“Aggregate Stock Limit” shall have the meaning as set forth in Section 3.2(d) of the Agreement.
“Allowance” shall have the meaning as set forth in Section 4.9(a) of the Agreement.
“Articles of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.
“Assets” of a Person means all of the assets, properties, businesses and Rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.
“Average Index Price” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“ Average Parent Stock Price” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Bank” shall have the meaning as set forth in Section 1.4.
“Bank Merger” shall have the meaning as set forth in Section 1.4 of the Agreement.
“BHCA” shall have the meaning as set forth in Section 4.1 of the Agreement.
“Cash Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.
“Cash Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.
“Cash Election Number” shall have the meaning as set forth in Section 3.2(b) of the Agreement.
“Cash Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.
“CERCLA” shall have the meaning as set forth under the definition of  “Environmental Laws” in this Section 10.1(a) of the Agreement.
“Certificates” shall have the meaning as set forth in Section 3.1(b) of the Agreement.
“Change in Control Benefit” shall have the meaning set forth in Section 4.15(k) of the Agreement.
“ Claim ” shall have the meaning set forth in Section 7.10(a) of the Agreement.
“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” means the date on which the Closing occurs.
“Code” shall have the meaning as set forth in the Recitals of the Agreement.
“ Compensation Committee ” means the compensation committee of the PLMT board of directors pursuant to PLMT’s article of incorporation, bylaws, and any other applicable organizational documents.
“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.
“Contract” means any written agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party that is binding on any Person or its capital stock, Assets or business.
“Converted Options” shall have the meaning as set forth in Section 3.5(a) of the Agreement.
“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.
“Determination Date” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Disqualified Person” shall have the meaning as set forth in Section 4.15(f) of the Agreement.
“DOL” shall have the meaning as set forth in Section 4.15(b) of the Agreement.
“Election Deadline” shall have the meaning as set forth in Section 3.2(c) of the Agreement.
“Election Form” shall have the meaning as set forth in Section 3.2(a) of the Agreement.
“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.
“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.
“End Date” shall have the meaning as set forth in Section 9.1(d) of the Agreement.
“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency or state or local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (vi) of this subparagraph; (viii) any amendments to the statutes, laws or ordinances listed in parts (i) - (vi) of this subparagraph, regardless of whether in existence on the date hereof, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (vii) of this subparagraph; and (x) any other Law, statute, ordinance, amendment, rule, regulation, guideline, directive, Order or the like in effect now or in the future relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business, whether or not incorporated, which together with a PLMT Entity would be treated as a single employer under Code Section 414(b), (c), (m), or (o).
“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.
“Exchange Act Documents” means all forms, proxy statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.
“Exchange Agent” shall have the meaning as set forth in Section 3.2(a) of the Agreement.
“Exchange Ratio” shall have the meaning as set forth in Section 3.1(a) of the Agreement.
“Exhibits” means the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.
“Extended End Date” shall have the meaning as set forth in Section 9.1(d) of the Agreement.
“Extinguished Shares” shall have the meaning as set forth in Section 3.1(d) of the Agreement.
“FDIC” shall mean the Federal Deposit Insurance Corporation.
“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond and Federal Reserve Bank of Atlanta, as applicable.
“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.
“Governmental Authority” shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.
“Gross-up Payment” shall have the meaning set forth in Section 4.15(k) of the Agreement.
“Group” shall have the meaning as set forth in Section 7.3(a) of the Agreement.
“Hazardous Material” shall mean any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.
“Indemnified Party” shall have the meaning as set forth in Section 7.12(a) of the Agreement.
“Index” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Index Price” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Index Ratio” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Individually Identifiable Personal Information” or “IIPI” shall have the meaning as set forth in Section 4.17(a) of the Agreement.
“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.
“IRS” shall have the meaning as set forth in Section 4.15(b) of the Agreement.
“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry of the records and employees of such Person by the chairman, president, chief financial officer or chief credit officer, or any senior or executive vice president of such Person without any further investigation.
“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or Order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.
“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including reasonable attorneys fees, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.
“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.
“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.
“Loan Documentation” means all loan files and all documents included in PLMT’s or any of its Subsidiaries’ (as applicable, or, Parent’s or any of its Subsidiaries’, as applicable) file or imaging system with respect to a loan, including loan applications, notes, security agreements, deeds of trust, collectors notes, appraisals, credit reports, disclosures, titles to collateral, verifications (including employment verification, deposit verification, etc.), mortgages, loan agreements (including building and loan agreements), guarantees, pledge agreements, financing statements, intercreditor agreements, participation agreements, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.
“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.
“Merger” shall have the meaning as set forth in the Recitals of the Agreement.
“Merger Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.
“Mixed Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.
“Mixed Election” shall have the meaning as set forth in Section 3.2 (b) of the Agreement.
“Non-Director Continuing Employee” shall have the meaning as set forth in Section 7.13 of the Agreement.
“Non Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.
“Non Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.
“Off Balance Sheet Arrangements” shall have the meaning as set forth in Section 4.6 of the Agreement.
“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.
“Parent” shall have the meaning as set forth in the introduction of the Agreement.
“Parent Banksub” shall have the meaning as set forth in Section 1.4 of the Agreement.
“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.
“Parent Disclosure Memorandum” means the written information entitled “Parent Disclosure Memorandum” delivered with this Agreement to PLMT and attached hereto.
“Parent Entities” means, collectively, Parent and all Parent Subsidiaries.
“Parent Exchange Act Reports” shall have the meaning as set forth in Section 5.3(a) of the Agreement.
“Parent Financial Advisor” means Morgan Stanley & Co. LLC.
“Parent Financial Statements” means (i) the consolidated balance sheets of Parent for the two fiscal years ended December 31, 2014 and 2013, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the three fiscal years ended December 31, 2014, 2013, and 2012 as filed by Parent in Exchange Act Documents, and (ii) the consolidated balance sheets of Parent (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to periods ended subsequent to December 31, 2014.
“Parent Leased Real Property” shall have the meaning as set forth in Section 5.9(f) of the Agreement.
“Parent Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of Parent and its Subsidiaries, taken as a whole, or (ii) the ability of Parent to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “Parent Material Adverse Effect” shall not be deemed to include the effects of  (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in SEC, GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Parent (or any of its Subsidiaries) taken with the prior written Consent of PLMT in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent the Parent is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of compliance with this Agreement on the operating performance of Parent. “Parent Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the Parent Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect).
“Parent Ratio” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Parent Realty” shall have the meaning as set forth in Section 5.9(e) of the Agreement.
“Parent Subsidiaries” means the Subsidiaries of Parent, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Parent in the future and held as a Subsidiary by Parent at the Effective Time.
“Party” means PLMT or Parent, and “Parties” means both of such Persons.
“Party in Interest” shall have the meaning as set forth in Section 4.15(f) of the Agreement.
“Permit” means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, the absence of which or a Default under would constitute a Parent or PLMT Material Adverse Effect, as the case may be.
“Per Share Purchase Price” shall have the meaning as set forth in Section 3.1(a) of the Agreement.
“Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.
“Plan of Bank Merger” shall have the meaning as set forth in Section 1.4 of the Agreement.
“PLMT” shall have the meaning as set forth in the introduction of the Agreement.
“PLMT Benefit Plan(s)” shall have the meaning as set forth in Section 4.15(a) of the Agreement.
“PLMT Common Stock” means the no par value common stock of PLMT.
“PLMT Contracts” shall have the meaning as set forth in Section 4.16(a) of the Agreement.
“PLMT D&O Policy” shall have the meaning as set forth in Section 7.12(b) of the Agreement.
“PLMT Disclosure Memorandum” means the written information entitled “Palmetto Bancshares, Inc. Disclosure Memorandum” delivered with this Agreement to Parent and attached hereto.
“PLMT Entities” means, collectively, PLMT and all PLMT Subsidiaries.
“PLMT ERISA Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“PLMT Exchange Act Reports” shall have the meaning as set forth in Section 4.5(a) of the Agreement.
“PLMT Financial Advisor” means Sandler O’Neill + Partners, L.P.
“PLMT Financial Statements” means (i) the consolidated balance sheets of PLMT for each of the two fiscal years ended December 31, 2014 and 2013, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2014, 2013, and 2012 as filed by PLMT in Exchange Act Documents, and (ii) the consolidated balance sheets of PLMT (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to periods ended subsequent to December 31, 2014.
“PLMT Leased Real Property” shall have the meaning as set forth in Section 4.10(f) of the Agreement.
“PLMT Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of PLMT and its Subsidiaries, taken as a whole, or (ii) the ability of PLMT to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “PLMT Material Adverse Effect” shall not be deemed to include the effects of  (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in SEC, GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of PLMT (or any of its Subsidiaries) taken with the prior written Consent of Parent in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent the PLMT is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of compliance with this Agreement on the operating performance of PLMT. “PLMT Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the PLMT Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a PLMT Material Adverse Effect).
“PLMT Options” shall have the meaning as set forth in Section 3.5(a) of the Agreement.
“PLMT Pension Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement.
“PLMT Realty” shall have the meaning as set forth in Section 4.10(e) of the Agreement.
“PLMT Restricted Stock” shall have the meaning as set forth in Section 3.5(b) of the Agreement.
“PLMT Recommendation” shall have the meaning as set forth in the Recitals of the Agreement.
“PLMT’s Shareholders’ Meeting” means the meeting of PLMT’s shareholders to be held pursuant to Section 7.1(a), including any adjournment or adjournments thereof.
“PLMT Subsidiaries” means the Subsidiaries of PLMT.
“Prohibited Transaction” shall have the meaning as set forth in Section 4.15(f) of the Agreement.
“Proxy Statement/Prospectus” shall have the meaning as set forth in Section 7.2(a) of the Agreement.

“RCRA” shall have the meaning as set forth under the definition of  “Environmental Laws” in this Section 10.1(a) of the Agreement.
“Registration Statement” shall have the meaning as set forth in Section 7.2(a) of the Agreement.
“Regulatory Authorities” means, collectively, the SEC, the Nasdaq Stock Market, the NASD, the South Carolina Board of Financial Institutions, the FDIC, the Department of Justice, the Federal Reserve, and the Georgia Department of Banking and Finance and all other federal, state, county, local, other Governmental Authorities, and self-regulatory authorities having jurisdiction over a Party or its Subsidiaries.
“Reportable Event” shall have the meaning as set forth in Section 4.15(h) of the Agreement.
“Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.
“Requisite PLMT Shareholder Approval” shall have the meaning as set forth in Section 4.2(a) of the Agreement.
“Requisite Regulatory Approvals” shall have the meaning as set forth in Section 8.1(c).
“Retention Plan” shall have the meaning as set forth in Section 7.13 of the Agreement.
“Retention Plan Amount” shall have the meaning as set forth in Section 7.13 of the Agreement.
“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.
“SCBCA” shall have the meaning as set forth in Section 1.1 of this Agreement.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Regulatory Authority promulgated thereunder.
“South Carolina Business Corporation Act” shall have the meaning as set forth in Section 4.2 of the Agreement.
“Starting Date” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Starting Price” shall have the meaning as set forth in Section 9.1(g) of the Agreement.
“Stock Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.
“Stock Election” shall have the meaning as set forth in Section 3.2(b) of the Agreement.
“Stock Election Number” shall have the meaning as set forth in Section 3.2(b) of the Agreement.
“Stock Election Shares” shall have the meaning as set forth in Section 3.2(b) of the Agreement.
“Subsequent Determination” shall have the meaning as set forth in Section 7.1(b) of the Agreement.
“Subsidiaries” means all those corporations, banks, associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.
“Superior Proposal” means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, PLMT Entities and (ii) with respect to which the board of directors of PLMT (A) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person or Group making the Acquisition Proposal, and (B) determines in its good faith judgment (based on, among other things, the advice of the PLMT Financial Advisor or such other advisor as PLMT may use) to be more favorable to PLMT’s shareholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the board of directors of PLMT, after obtaining the advice of the PLMT Financial Advisor or such other advisor as PLMT may use, the Person or Group making such Acquisition Proposal is reasonably able to finance the transaction and close it timely, and any proposed changes to this Agreement that may be proposed by Parent in response to such Acquisition Proposal).
“Surviving Corporation” means Parent as the surviving corporation resulting from the Merger.
“Takeover Laws” shall have the meaning as set forth in Section 4.23 of the Agreement.
“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges of any kind whatsoever, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.
“Tax Return” means any report, return, information return, or other information supplied or required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries, including any attachment or schedule thereto or amendment thereof.
“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.
“Termination Fee” shall have the meaning as set forth in Section 9.3(a) of the Agreement.
“WARN Act” shall have the meaning as set forth in Section 4.14(c) of the Agreement.
“Weighted Average Consideration Per Share” shall have the meaning as set forth in Section 3.5(a)(i) of the Agreement.
(b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”, and such terms shall not be limited by enumeration or example. The word “or” shall be interpreted to mean “and/or.”
10.2   Expenses.
Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of PLMT, shall be paid at Closing and prior to the Effective Time.

10.3   Brokers and Finders.
In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by PLMT or by Parent, each of PLMT and Parent, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. PLMT has provided a copy of PLMT Financial Advisor’s engagement letter and expected fee for its services as Section 10.3 of PLMT Disclosure Memorandum and shall pay all amounts due thereunder on the Closing Date.
10.4   Entire Agreement.
Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any Rights, remedies, obligations, or liabilities under or by reason of this Agreement (i) other than as provided in Sections 7.9 and 7.12 and (ii) provided that PLMT, on behalf of its shareholders, may pursue damages (including claims for damages based on loss of the economic benefits of the transactions contemplated hereby to PLMT shareholders) in the event of Parent’s breach of this Agreement, and provided that the Rights referenced in this clause (ii) may be exercised only by PLMT (on behalf of its shareholders as their agent) through actions expressly approved by the PLMT board of directors, and no shareholders of PLMT, whether purporting to act in its capacity as a shareholder or purporting to assert any right (derivatively or otherwise) on behalf of PLMT, shall have any right or ability to exercise or cause the exercise of any such right.
10.5   Amendments.
To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of PLMT Common Stock, there shall be made no amendment that reduces or modifies in any respect the consideration to be received by holders of PLMT Common Stock.
10.6   Waivers.
(a) Prior to or at the Effective Time, Parent, acting through its chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PLMT, to waive or extend the time for the compliance or fulfillment by PLMT of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.
(b) Prior to or at the Effective Time, PLMT, acting through its chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent, to waive or extend the time for the compliance or fulfillment by Parent of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PLMT under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PLMT.
(c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.
10.7   Assignment.
Except as expressly contemplated hereby, neither this Agreement nor any of the Rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law, including by merger or consolidation, or otherwise) without the prior written Consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
10.8   Notices.
All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, properly addressed electronic mail delivery (with confirmation of delivery receipt), by registered or certified mail (postage pre-paid), or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:
Parent:
United Community Banks, Inc.
125 Highway 515E
Blairsville, Georgia 30512
Facsimile Number: (706) 745-1335
Attention: Jimmy C. Tallent

With copies to:
United Community Banks, Inc.
125 Highway 515E
Blairsville, Georgia 30512
Facsimile Number: (706) 745-1335
Email: brad_miller@ucbi.com
Attention: Bradley J. Miller

Troutman Sanders LLP
600 Peachtree Street, Suite 5200
Atlanta, Georgia 30308
Facsimile Number: (404) 962-6501
Email: james.stevens@troutmansanders.com
Attention: James W. Stevens
PLMT:
Palmetto Bancshares, Inc.
306 East North Street
Greenville, South Carolina 29601
Email: serwin@palmettobank.com
Attention: Samuel L. Erwin

Copy to Counsel:
Nelson Mullins Riley & Scarborough, LLP
104 S. Main St., Suite 900
Greenville, South Carolina 29601
Email: john.jennings@nelsonmullins.com
Attention: John M. Jennings

10.9   Governing Law.
Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Georgia.
10.10   Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
10.11   Captions; Articles and Sections.
The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement. Disclosure of an item in one of the PLMT

Disclosure Memorandum or the Parent Disclosure Memorandum, as applicable, shall be deemed to modify both (i) the representations and warranties contained in the section of this Agreement to which it corresponds in number and (ii) any other representation and warranty of PLMT or Parent, as applicable, in this Agreement to the extent that it is reasonably apparent from a reading of such disclosure item that it would also qualify or apply to such other representation and warranty.
10.12   Interpretations.
Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.
10.13   Enforcement of Agreement.
The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
10.14   Severability.
Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
[signatures appear on next page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
UNITED COMMUNITY BANKS, INC.
(PARENT)
By:
/s/ Jimmy C. Tallent

Jimmy C. Tallent
Chairman and Chief Executive Officer
PALMETTO BANCSHARES, INC.
(PLMT)
By:
/s/ Samuel L. Erwin

Samuel L. Erwin
Chairman and Chief Executive Officer

APPENDIX B

April 21, 2015
Board of Directors
Palmetto Bancshares, Inc.
306 East North Street
Greenville, SC 29601
Ladies and Gentlemen:
Palmetto Bancshares, Inc. (the ‘‘Company’’) and United Community Banks, Inc. (“United Community Banks”) propose to enter into an agreement and plan of merger, dated as of April 22, 2015 (the ‘‘Agreement’’), pursuant to which the Company will merge with and into United Community Banks, with United Community Banks as the surviving entity (the ‘‘Merger’’). Pursuant to the terms of the merger, upon the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding as of the Effective Time, except for certain shares specified in the Agreement, shall be converted into the right to receive, at the election of the holder thereof, either: (i) 0.97 shares of common stock, par value $0.01 per share, of United Community Banks (the “Stock Consideration”), (ii) $19.25 in cash (the “Cash Consideration”) or (iii) a combination of the Cash Consideration and the Stock Consideration, subject to the limitations set forth in the Agreement which provide generally that shareholder elections may be adjusted as necessary to result in an overall ratio of 30% of Company Common Stock being converted into the right to receive Cash Consideration and 70% of Company Common Stock being converted into the right to receive Stock Consideration. The Cash Consideration, the Stock Consideration and any cash in lieu of fractional shares paid pursuant to the Agreement are referred to herein as the “Merger Consideration.” The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Company Common Stock.
Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of the Company that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of United Community Banks that we deemed relevant; (iv) certain internal financial projections for the Company for the years ending December 31, 2015 through December 31, 2019, as provided by senior management of the Company; (v) publicly available analyst earnings estimates for United Community Banks for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term earnings per share growth rate for the years thereafter as discussed with senior management of United Community Banks; (vi) the pro forma financial impact of the Merger on United Community Banks based on certain assumptions relating to estimated transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were provided by United Community Banks; (vii) a comparison of certain financial and other information for the Company and United Community Banks, including stock trading information for the Company, with similar publicly available information for certain other publicly traded commercial banks; (viii) the financial terms of certain other recent merger and acquisition transactions in the banking sector; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of the Company the business, financial condition, results of operations and prospects of the Company and held similar discussions with the senior management of United Community Banks regarding the business, financial condition, results of operations and prospects of United Community Banks.
In performing our review, we have relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and United Community Banks or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter. We have further relied on the assurances of the respective managements of the Company and United Community Banks that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company or United Community Banks or any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of the Company, United Community Banks or the combined entity after the Merger and we have not reviewed any individual credit files relating to the Company or United Community Banks. We have assumed, with your consent, that the respective allowances for loan losses for both the Company and United Community Banks are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Sandler O’Neill used internal financial projections for the Company as provided by the senior management of the Company and publicly available analyst earnings estimates for United Community Banks for the years ending December 31, 2015 and December 31, 2016, and an estimated long-term earnings per share growth rate for the years thereafter as discussed with senior management of United Community Banks. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were provided by United Community Banks. With respect to those projections and estimates, the respective managements of the Company and United Community Banks confirmed to us that those respective projections and estimates reflected the best currently available projections and estimates of those respective managements of the future financial performance of the Company and United Community Banks, respectively, and we assumed that such performance would be achieved. We express no opinion as to such estimates or the assumptions on which they are based. We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of the Company and United Community Banks since the date of the most recent financial data made available to us. We have also assumed in all respects material to our analysis that the Company and United Community Banks would remain as going concerns for all periods relevant to our analyses. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.
We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants required to be performed by such party under the agreements and that the conditions precedent in such agreements are not waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no material delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, United Community Banks or the Merger, (iii) the Merger will be consummated without the Company’s rights under Section 9.1(g)(X) of the Agreement having been triggered, or if such rights have been triggered, United Community Banks shall have exercised the option referred to in Section 9.1(g)(X) of the Agreement and (iv) the Merger and any related transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements.
Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading values of the Company Common Stock after the date of this opinion or what the value of United Community Banks’ common stock will be once it is actually received by the holders of the Company Common Stock.
We have acted as the Company’s financial advisor in connection with the Merger and a significant portion of our fees are contingent upon the closing of the Merger. We also will receive a fee from the Company as a result of our rendering this opinion. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to the Company and United Community Banks and their affiliates. We may also actively trade the equity and debt securities of the Company or its affiliates for our own account and for the accounts of our customers. In the past, we have provided certain investment banking services to United Community Banks and have received customary investment banking fees for such services.
This letter is directed to the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to be paid to holders of the Company Common Stock and does not address the underlying business decision of the Company to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. This opinion shall not be reproduced without Sandler O’Neill’s prior written consent, provided however Sandler O’Neill will provide its consent for the opinion to be included in required regulatory filings (including the proxy statement to be sent to shareholders of the Company) to be completed in connection with the Merger. This Opinion has been approved by Sandler O’Neill’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by the Company’s officers, directors, or employees, or any class of such persons, relative to the compensation to be received in the Merger by any other shareholders of the Company.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.
Very truly yours,

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
United’s Articles of Incorporation, as amended, provide that no director of United shall be personally liable to United or its shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the Georgia Business Corporation Code.
United’s Bylaws require it to indemnify its directors, officers, employees, and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney’s fees, resulting from various types of legal actions or proceedings instituted by third parties if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct specified therein.
In addition, United’s Bylaws require it to indemnify its directors, officers, employees, and agents for expenses actually and reasonably incurred in connection with legal actions or proceedings instituted by or in the right of United to procure a judgment in its favor, if the actions of the director, officer, employee, or agent being indemnified meet the standards of conduct set forth therein. However, United will not indemnify a director, officer, employee, or agent for such expenses if such person is adjudged liable to United, unless so ordered by the court in which the legal action or proceeding is brought.
A determination concerning whether or not the applicable standard of conduct has been met by a director, officer, employee, or agent seeking indemnification must be made by (1) a disinterested majority of the Board of Directors, (2) United’s legal counsel, if a quorum of disinterested directors is not obtainable or if the disinterested directors so order, or (3) an affirmative vote of a majority of shares held by the shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him or her.
As provided under Georgia law, the liability of a director may not be eliminated or limited (1) for any appropriation, in violation of his duties, of any business opportunity of United, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful corporate distributions, or (4) for any transaction from which the director received an improper benefit.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to United’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, United has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
United’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.
Item 21.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of April 22, 2015 by and between United and Palmetto (attached as Appendix A to the document that is a part of this Registration Statement).
3.1	Restated Articles of Incorporation of United Community Banks, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to United Community Banks, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the Securities and Exchange Commission on August 9, 2011).
3.2	Amended and Restated Bylaws of United Community Banks, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to United Community Banks, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the Securities and Exchange Commission on May 4, 2011).

Exhibit No.	Exhibit
4.1	See Exhibits 3.1 and 3.2 for provisions of the Restated Articles of Incorporation of United Community Banks, Inc., as amended, and Amended and Restated Bylaws of United Community Banks, Inc., which define the rights of security holders.
5.1	Opinion and Consent of Troutman Sanders LLP.
8.1	Opinion and Consent of Troutman Sanders LLP as to the federal income tax consequences of the merger to United and Palmetto.
8.2	Opinion and Consent of Nelson Mullins Riley & Scarborough, L.L.P. as to the federal income tax consequences of the merger to United and Palmetto.
10.1	United Community Banks, Inc.’s Profit Sharing Plan, amended and restated as of January 1, 2001 (incorporated herein by reference to Exhibit 4.3 to United Community Banks, Inc.’s Registration Statement on Form S-8, File No. 333-86876, filed with the SEC on April 24, 2002).
10.2	Amendment No. 1 to United Community Banks, Inc.’s Profit Sharing Plan, dated as of March 15, 2002 (incorporated herein by reference to Exhibit 4.4 to United Community Banks, Inc.’s Registration Statement on Form S-8, File No. 333-86876, filed with the SEC on April 24, 2002).
10.3	Split-Dollar Agreement between United Community Banks, Inc. and Jimmy C. Tallent dated June 1, 1994 (incorporated herein by reference to Exhibit 10.11 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 1994, File No. 0-21656).
10.4	United Community Banks, Inc.’s Amended and Restated 2000 Key Employee Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to United Community Banks, Inc.’s Current Report on Form 8-K, File No. 000-21656, filed with the SEC on May 1, 2007).
10.5	Form of Amended and Restated Change of Control Severance Agreement by and between United Community Banks, Inc. and Jimmy C. Tallent, H. Lynn Harton, Rex S. Schuette, and Bill Gilbert (incorporated herein by reference to Exhibit 10.8 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, File No. 000-21656, filed with the SEC on February 27, 2009).
10.6	United Community Banks, Inc.’s Amended and Restated Modified Retirement Plan, effective as of January 1, 2005 (incorporated herein by reference to Exhibit 10.10 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, File No. 000-21656, filed with the SEC on February 27, 2009).
10.7	United Community Banks, Inc.’s Amended and Restated Deferred Compensation Plan, effective as of January 1, 2005 (incorporated herein by reference to Exhibit 10.11 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, File No. 000-21656, filed with the SEC on February 27, 2009).
10.8	United Community Banks, Inc. Amended and Restated Dividend Reinvestment and Share Purchase Plan (incorporated herein by reference to Exhibit 4 to United Community Banks, Inc.’s Registration Statement on Form S-3D, File No. 333-197026, filed with the SEC on June 25, 2014).
10.9	United Community Banks, Inc. Employee Stock Purchase Plan, effective as of December 20, 2005 (incorporated herein by reference to Exhibit 4 to United Community Banks, Inc.’s Registration Statement on Form S-8, File No. 333-130489, filed with the SEC on December 20, 2005).
10.10	United Community Banks, Inc.’s Management Incentive Plan, effective as of January 1, 2007 (incorporated herein by reference to Exhibit 10.5 to United Community Banks, Inc.’s Current Report on Form 8-K, File No. 000-21656, filed with the SEC on May 1, 2007).
10.11	Amendment No. 1 to United Community Banks, Inc.’s Amended and Restated 2000 Key Employee Stock Option Plan dated April 13, 2007 (incorporated herein by reference to Exhibit 10.1 to United Community Banks, Inc.’s Current Report on Form 8-K, File No. 000-21656, filed with the SEC on April 13, 2007).*

Exhibit No.	Exhibit
10.12	Investment Agreement, dated as of March 16, 2011, between United Community Banks, Inc. and Corsair Georgia, L.P. (incorporated herein by reference to Exhibit 10.1 to United Community Banks, Inc.’s Current Report on Form 8-K, File No. 001-35095, filed with the SEC on March 17, 2011).
10.13	Employment Agreement, dated as of September 14, 2012, between United Community Bank and H. Lynn Harton (incorporated herein by reference to Exhibit 10.1 to United Community Banks, Inc.’s Current Report on Form 8-K, File No. 001-35095, filed with the SEC on September 19, 2012).
10.14	Credit Agreement dated as of January 7, 2014, between United Community Banks, Inc. and Synovus Bank. (incorporated herein by reference to Exhibit 10.21 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, File No. 001-35095, filed with the SEC on February 28, 2014).
10.15	Form of Incentive Stock Option Award Agreement (incorporated herein by reference to Exhibit 10.15 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, File No. 001-35095, filed with the SEC on February 27, 2015).
10.16	Form of Nonqualified Stock Option Award Agreement(incorporated herein by reference to Exhibit 10.16 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, File No. 001-35095, filed with the SEC on February 27, 2015).
10.17	Form of Restricted Stock Unit Award Agreement (incorporated herein by reference to Exhibit 10.17 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, File No. 001-35095, filed with the SEC on February 27, 2015).
21	Subsidiaries of United (incorporated herein by reference to Exhibit 21 to United Community Banks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014, File No. 001-35095, filed with the SEC on February 27, 2015).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Porter Keadle Moore, LLC.
23.3	Consent of Elliot Davis Decosimo, LLC.
23.4	Consent of Troutman Sanders LLP (included as part of Exhibit 5).
23.5	Consent of Sandler O’Neill + Partners, L.P.
24.1	Power of Attorney (included on the Signature Page to the Registration Statement).
99.1	Form of Proxy.*
99.2	Form of Election.*

*
To be filed by amendment.

(b)
Financial Statement Schedules: No financial statements schedules are required to be filed as part of this Registration Statement.

(c)
Report, Opinion or Appraisal: The opinion of Sandler O’Neill + Partners, L.P. is included as Appendix B to the materials filed as a part of this Registration Statement.

Item 22.   Undertakings
(a)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, United Community Banks, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blairsville, State of Georgia, on June 15, 2015.
UNITED COMMUNITY BANKS, INC.
By:	/s/ Jimmy C. Tallent
Jimmy C. Tallent Chairman and Chief Executive Officer
POWER OF ATTORNEY AND SIGNATURES
Know all men by these presents, that each person whose signature appears below constitutes and appoints Jimmy C. Tallent and W.C. Nelson, Jr., or either of them, as attorney-in-fact, with each having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2015.
Signature	Title
/s/ Jimmy C. Tallent Jimmy C. Tallent	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Rex S. Schuette Rex S. Schuette	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Alan H. Kumler Alan H. Kumler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ H. Lynn Harton H. Lynn Harton	President, Chief Operating Officer and Director
/s/ W.C. Nelson, Jr. W. C. Nelson, Jr.	Lead Independent Director
/s/ Robert Blalock Robert Blalock	Director
/s/ Clifford V. Brokaw Clifford V. Brokaw	Director
/s/ L. Cathy Cox L. Cathy Cox	Director
/s/ Steven J. Goldstein Steven J. Goldstein	Director
/s/ Thomas A. Richlovsky Thomas A. Richlovsky	Director
/s/ Tim Wallis Tim Wallis	Director

EXHIBIT INDEX
Exhibit No.	Exhibit
5.1	Opinion and Consent of Troutman Sanders LLP.
8.1	Opinion and Consent of Troutman Sanders LLP as to the federal income tax consequences of the merger to United and Palmetto.
8.2	Opinion and Consent of Nelson Mullins Riley & Scarborough, L.L.P. as to the federal income tax consequences of the merger to United and Palmetto.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Porter Keadle Moore, LLC.
23.3	Consent of Elliot Davis Decosimo, LLC.
23.4	Consent of Troutman Sanders LLP (included as part of Exhibit 5).
23.5	Consent of Sandler O’Neill + Partners, L.P.

*
To be filed by amendment.

(b)
Financial Statement Schedules: No financial statements schedules are required to be filed as part of this Registration Statement.

(c)
Report, Opinion or Appraisal: The opinion of Sandler O’Neill + Partners, L.P. is included as Appendix B to the materials filed as a part of this Registration Statement.